AS FILED WITH THE COMMISSION ON JANUARY 31, 1997     FILE NO. 333-18145


                  U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ___________
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

ALTERNATIVE TECHNOLOGY RESOURCES, INC. (FORMERLY KNOWN AS 3NET SYSTEMS, INC.)
                    (Name of small business issuer in its charter)

            DELAWARE                          7371          68-0195770
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)     Classification Code)    Identification No.)

       629 J Street, Sacramento, California 95814; 916-498-3900
             (Address and telephone number of principal executive offices)

              629 J Street, Sacramento, California 95814
               (Address of principal place of business or
                  intended principal place of business)

               W. Robert Keen, Chief Executive Officer
Alternative Technology Resources, Inc. (formerly known as 3Net Systems, Inc.)
                             629 J Street
                     Sacramento, California 95814
                             916-498-3900
     (Name, address and telephone number of agent for service)

                           Copies to:

                       Daniel B. Eng, Esq.
                    Bartel Eng Linn & Schroder
                   300 Capitol Mall, Suite 1100
                   Sacramento, California 95814
                    Telephone:  916-442-0400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [<check-mark>]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


                                                                                        Proposed
        Title of Each                                                                    Maximum
          Class of                                                 Proposed             Aggregate        Amount of
      Securities to be                       Amount to be           Maximum             Offering       Registration
         Registered                           Registered        Offering Price            Price             Fee
Common Stock                                   22,743,706             $0.75{(1)}       $17,057,780    $   5,169.02
Common Stock that may be used to
pay off obligations of the Company                928,500             $0.75{(1)}       $   696,375    $     211.02
Common Stock Underlying Preferred
  Stock, Series D{(2)}                            153,125             $0.75{(1)}       $   114,844    $      34.80
Common Stock Underlying Warrants{ (3)}            516,796                $1.00         $   516,796    $     156.60
Common Stock Underlying Warrants
and Options                                       334,542            $32.38{(4)}       $10,832,490    $   3,282.57
Common Stock                                      225,000            $0.625{(5)}       $   140,625    $      42.61

Total                                          24,901,669                              $29,358,910    $8,896.62{(6)}

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933 based on the average high and low prices as of December 12, 1996.

(2) Represents the number of shares underlying Preferred Stock, Series D, assuming the dividends have been accrued through December 31, 1996.

(3) The number of shares underlying these Warrants is based on 1.85% of the number of shares of Common Stock, or Common Stock derivatives thereof, as of the date of exercise. For purposes of the calculation of the filing fee, the Company has assumed that the date of exercise is December 31, 1996. Further, the Company hereby registers such number of shares of Common Stock into which the warrants may be exercised.

(4) Calculation of the registration statement fee is based on the exercise prices of the outstanding Warrants and Options pursuant to Rule 457. Exercise prices range from $0.01 to $50.00, and the weighted average exercise price is approximately $32.38.

(5) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933 based on the average high and low prices as of January 24, 1997.

(6)   $8,854.01 has already been paid.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     ALTERNATIVE TECHNOLOGY RESOURCES, INC. (FORMERLY KNOWN AS 3NET SYSTEMS,
INC.)
                                   CROSS-REFERENCE SHEET
                          PURSUANT TO ITEM 501 OF REGULATION S-B

           Registration Statement
           ITEM NUMBER AND CAPTION                PROSPECTUS CAPTION

1.  Front of Registration Statement and
    Outside Front Cover Page of Prospectus        Outside Front Cover

2.  Inside Front and Outside Back Cover
    Pages of Prospectus                           Inside Front and Outside
                                                  Back Cover Pages

3.  Summary Information and Risk Factors          Prospectus Summary; Risk
                                                  Factors

4.  Use of Proceeds                               Use of Proceeds

5.  Determination of Offering Price               Market for Stock

6.  Dilution                                      Dilution

7.  Selling Security Holders                      Selling Stockholders

8.  Plan of Distribution                          Plan of Distribution; Selling
                                                  Stockholders

9.  Legal Proceedings                             Legal Proceedings

10.  Directors, Executive Officers,
     Promoters and Control Persons                Management; Principal
                                                  Stockholders

11.  Security Ownership of Certain
     Beneficial Owners and Management             Principal Stockholders

12.  Description of Securities                    Description of Securities

13.  Interest of Named Experts and Counsel        Experts; Legal Matters

14.  Disclosure of Commission Position on
     Indemnification for Securities Act           Market for Stock
     Liabilities

15.  Organization Within Last Five Years          Summary; Business

16.  Description of Business                      Summary; Business

17.  Management's Discussion and Analysis
     or Plan of Operation                         Management's Discussion
                                                  and Analysis

18.  Description of Property                      Business

19.  Certain Relationships and Related            Certain Transactions
     Transactions

20.  Market for Common Equity and Related
     Stockholder Matters                          Summary

21.  Executive Compensation                       Management

22.  Financial Statements                         Financial Statements

23.  Changes in and Disagreements with
     Accountants on Accounting and                Not applicable
     Financial Disclosures

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   Prospectus                                      Subject to Completion
January 31, 1997

 ALTERNATIVE TECHNOLOGY RESOURCES, INC. (FORMERLY KNOWN AS 3NET SYSTEMS, INC.)
                         24,901,669 SHARES OF COMMON STOCK
                              ($0.01 PAR VALUE)

     Of the 24,901,669 shares of common stock, $0.01 par value (the "Common Stock") of Alternative Technology Resources, Inc. (the "Company"), 22,968,706 shares are being offered by certain stockholder (the "Selling Stockholders") and up to 1,004,463 shares are being offered by the Company to holders of the Company's Preferred Stock, Series D and to holders of outstanding warrants and options consisting of (i) 153,125 shares of common stock issuable as of December 31, 1996, upon the conversion of the Company's Preferred Stock, Series D; (ii) 5,000 shares of Common Stock issuable upon the exercise of a warrant having an exercise price of $15.00 per share; (iii) 40,000 shares of Common Stock issuable upon the exercise of a warrant having an exercise price of $0.01 per share; (iv) 132,618 shares of Common Stock issuable upon the exercise of a warrant having an exercise price of $30.00 per share; (v) 132,618 shares of Common Stock issuable upon the exercise of a warrant having an exercise price of $50.00 per share; (vi) 4,306 shares of Common Stock issuable upon the exercise of two warrants having an exercise price of $25.00 per share; (vii) 516,796 shares of Common Stock issuable upon the exercise of a warrant having an exercise price of $1.00 per share; and (viii) 20,000 shares of Common Stock issuable upon the exercise of an option having an exercise price of $2.00 per share. See "Selling Stockholders"; "Use of Proceeds"; "Plan of Distribution"; and "Description of Securities."

     The Company will not receive any proceeds from the sale of shares by the Selling Stockholders, or the shares to be issued upon the conversion of the Preferred Stock, Series D. The Company will, however, receive the exercise price of any of the warrants and options described above upon the exercise of such warrants and options, which proceeds total $11,349,286 in the aggregate, before deducting expenses payable by the Company estimated to be $58,904. However, since approximately 95% of the total shares (and 99.9% of the aggregate proceeds) subject to outstanding warrants and options have an exercise price greater than the fair market value of the Company's Common Stock as of the date of this Prospectus, it is unlikely that such warrants and options will be exercised unless the fair market value of the Company's Common Stock increases above the applicable exercise price. Therefore, the Company does not expect to receive $11,348,886 of proceeds for exercise of these warrants and options since they are "out-of-the-money." The Company's Common Stock quoted on the OTC Bulletin Board under the symbol "ATEK". See "Description of Securities." On January 24, 1997, the average of the high and low price of the Common Stock was $0.625, as reported on the OTC Bulletin Board.

     In addition, the Company is registering up to 928,500 shares of Common Stock which may be issued by the Company in exchange for debt or settlement of existing liabilities. The per share price of such shares will depend on a number of factors, including the fair market value of a share, and will be subject to negotiation. See "Plan of Distribution."

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.  THESE ARE
SPECULATIVE SECURITIES.   SEE  "RISK  FACTORS" COMMENCING ON PAGE 7 FOR CERTAIN
CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



              The date of this Prospectus is February __, 1997.

                               TABLE OF CONTENTS


Prospectus Summary                                     3
The Company                                            5
Risk Factors                                           6
Use of Proceeds                                       10
Dividend Policy                                       11
Plan of Distribution                                  11
Selected Financial Data                               13
Management's  Discussion  and  Analysis
of  Financial Condition and Results of
Operations                                            14
Business                                              22
Management                                            32
Certain Relationships and Related Transactions        37
Selling Stockholders                                  38
Description of Securities                             41
Legal Matters                                         45
Experts                                               45
Index to Financial Statements                        F-1


                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered hereby. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. In addition, the Commission maintains a World Wide Website at http://www.sec.gov. The Website contains reports, proxy statements, information statements, and other information pertaining to issuers that file electronically with the Commission. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

     No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                                  THE COMPANY

     Alternative Technology Resources, Inc. (the "Company") [formerly known as 3Net Systems, Inc.] provides contract computer programming and consulting services to an expanding base and variety of industrial customers. These services include: (i) providing alternative programming resources to domestic customers through the recruitment, training, transportation, and contractual deployment of foreign information technology professionals, drawing prospective contractors primarily from selected areas within the former Soviet Union; (ii) software development and implementation services for customers who desire new applications which are based on personal computer ("PC") network, client-server, and/or Internet technology platforms; and (iii) software and hardware support and maintenance services for customers who license and use the Company's proprietary application system products. These services are provided by virtue of the Company's depth of knowledge and experience in PC networks, client-server technologies, object-oriented technologies, Internet technologies, system integration, laboratory information systems, and application systems development.

     Previously, the Company focused on the design, development, and marketing of integrated computer application systems, with particular emphasis on the automation of medical/clinical/insurance laboratories through its laboratory information system ("LIS") products. These products collect and validate test request and test result data, interface with and respond to requests for information from laboratory instruments, organize data, communicate it to various user departments of a hospital, and provide quality control and assurance functions. During the second half of fiscal 1996, however, the Company began to redirect its strategic focus away from product development/sales of LIS products in order to concentrate its resources on its contract computer programming and consulting services businesses.

     This change in strategy was effected by the Company as a direct result of several critical factors. First, the Company had been largely unsuccessful in selling new customer licenses to its primary products. Second, the markets in which the Company sold products offered the Company little opportunity for significant growth in sales and market share. Third, in fiscal 1996, the Company recognized that contract programming and consulting services offered the greatest potential for profitability and improved shareholder value. By focusing its operations on providing contract programming and consulting services, the Company has begun to generate new revenues and has reduced expenses, thus reducing its operating losses. Although the Company is still experiencing a negative cash flow, these actions substantially reduced the Company's level of cash consumption in fiscal 1996 as compared to fiscal 1995.

        The Company's current operating growth strategy includes the expansion of its marketing efforts of contract computer programming and consulting services through strategic alliances and the development of new customers with the expenditure of a minimum of resources. During fiscal 1996, the Company reduced its staff by 50% and lowered operating expenses by 64% when compared to fiscal 1995; however, such cost-saving moves will not be sufficient to allow the Company to timely meet all of its obligations while attempting to grow revenues to a level necessary to generate cash from operations. Therefore, the Company is pursuing additional funds through private equity financings or additional debt financings. Although there can be no assurance that additional financing can be obtained, or, that if obtained, such financing will be sufficient to prevent the Company from having to further materially reduce its level of operations or be forced to seek protection under federal bankruptcy laws, management of the Company believes that sufficient financing will be available until operations can be funded through contract programming and consulting services. Ultimately, the Company will need to achieve a profitable level of operations to fund growth and to meet its obligations when they become due. See "Risk Factors -- Need for Additional Capital".

     On December 2, 1996, the Company effected a one-for-ten consolidation of the Company's outstanding Common Stock, par value $0.01 per share. Reference to shares throughout this Prospectus gives effect to the one-for-ten share consolidation. In addition, effective on December 2, 1996, the Company changed its name from 3Net Systems, Inc., to Alternative Technology Resources, Inc.

                                 RISK FACTORS

     The shares of Common Stock offered by this Prospectus are speculative in nature and involve a high degree of risk. Prospective investors should carefully consider the following factors, among several others, before purchasing the shares of Common Stock offered hereby: (i) since its inception, the Company has suffered substantial losses; (ii) the Company will need additional capital in the short-term to achieve its business objectives; (iii) the Company has been involved in substantial litigation during the past three years; (iv) there exists only a limited operating history with respect to the Company's contract programming and consulting services on which to predict the likely future operating results of the Company; (v) the Company currently is dependent on a limited number of placement contracts providing for temporary professional staffing services; and (vi) a single shareholder beneficially owns approximately 79.20% of the total voting power of the Company's capital stock. For a fuller discussion of these and other considerations relevant to an investment in the Common Stock, see "Risk Factors."

                              SUMMARY FINANCIAL DATA

     The unaudited summary financial data presented below should be read in conjunction with the more detailed financial statements of the Company and notes thereto along with the section entitled "Management's Discussion and Analysis Of Financial Conditions And Results Of Operations."

                                   Three Months Ended        Years Ended
                                       SEPTEMBER 30            JUNE 30
                                 1996           1995       1996       1995
STATEMENT OF OPERATIONS DATA:

 Revenues                    $454,663       $369,178   $1,781,226  $2,328,166
 Loss from operations        (165,401)      (602,400)  (1,695,096) (7,309,020)
 Net loss                    (207,970)      (634,577)  (1,847,812) (7,525,367)
 Net loss per share{1}         ($0.01)        $(0.25)      $(0.12)     $(3.04)
 Shares used in per share
 calculations{1}           25,218,887      2,686,726   16,124,056    2,519,875


(1) The net loss per share and shares used in the per share calculations have been adjusted to reflect the Company's one-for-ten consolidation of Common Stock effective on December 2, 1996.

                                                        AT SEPTEMBER 30, 1996
BALANCE SHEET DATA:

  Working capital deficit........................................$(3,573,251)
  Total assets.......................................................334,968
  Long-term debt...........................................................0
  Stockholders' deficit...................................   $(3,493,033)

                                  THE COMPANY

      Alternative Technology Resources, Inc. (the "Company") [formerly known as 3Net Systems, Inc.] provides contract computer programming and consulting services to an expanding base and variety of industrial customers. These services include: (i) providing alternative programming resources to domestic customers through the recruitment, training, transportation, and contractual deployment of foreign information technology professionals, drawing prospective contractors primarily from selected areas within the former Soviet Union; (ii) software development and implementation services for customers who desire new applications which are based on personal computer ("PC") network, client-server, and/or Internet technology platforms; and (iii) software and hardware support and maintenance services for customers who license and use the Company's proprietary application system products. These services are provided by virtue of the Company's depth of knowledge and experience in PC networks, client-server technologies, object-oriented technologies, Internet technologies, system integration, laboratory information systems, and application systems development.

      Previously, the Company focused on the design, development, and marketing of integrated computer application systems, with particular emphasis on the automation of medical/clinical/insurance laboratories through its LIS products. These products collect and validate test request and test result data, interface with and respond to requests for information from laboratory instruments, organize data, communicate it to various user departments of a hospital, and provide quality control and assurance functions. During the second half of fiscal 1996, however, the Company began to redirect its strategic focus away from product development/sales in order to concentrate its resources on its contract computer programming and consulting services businesses.

      This change in strategy was effected by the Company as a direct result of several critical factors. First, the Company had been largely unsuccessful in selling new customer licenses to its primary products. Second, the markets in which the Company sold products offered the Company little opportunity for significant growth in sales and market share. Third, in fiscal 1996, the Company recognized that contract programming and consulting services offered the greatest potential for profitability and improved shareholder value. By focusing its operations on providing contract programming and consulting services, the Company has begun to generate new revenues and has reduced expenses, thus reducing its operating losses. Although the Company is still experiencing a negative cash flow, these actions substantially reduced the Company's level of cash consumption in fiscal 1996 as compared to fiscal 1995.

      The Company has incurred operating losses since inception which have resulted in an accumulated deficit of $33,207,699 as of June 30, 1996. In addition, at June 30, 1996, the Company had a working capital deficit of $3,406,254 and a stockholders' deficit of $3,255,515. At September 30, 1996, the Company had an accumulated deficit of $33,415,669, a net working capital deficit of $3,573,251, and a stockholders' deficit of $3,493,033. In fiscal 1993 and fiscal 1994, the Company experienced delays in completion of its products which resulted in an inability to timely install ordered systems and an inability to close new orders. In fiscal 1995, the Company succeeded in receiving acceptance of its products by some of its customers; however, sales momentum had been lost because of the extended delays. During fiscal 1995, the Company wrote off software development costs and purchased software costs because the cost reduction strategies employed by the Company included reduction of sales and marketing staff and related activities. In fiscal 1996, the Company wrote off the remaining net book value of purchased software. In fiscal 1996, the closing of new orders continued to be impacted by this lack of momentum and by the Company's financial status. In order to reduce its losses, the Company no longer markets its medical software and related products and has taken steps to decrease expenses and generate revenues by providing contract programming and consulting services and by acting as an intermediary in providing such services.

      The Company's current operating growth strategy includes the expansion of its marketing efforts through strategic alliances and the development of new customers with the expenditure of a minimum of resources. During fiscal 1996, the Company reduced its staff by 50% and lowered operating expenses by 64% when compared to fiscal 1995; however, such cost-saving moves will not be sufficient to allow the Company to timely meet all of its obligations while attempting to grow revenues to a level necessary to generate cash from operations. Therefore, the Company is pursuing additional funds through private equity financings or additional debt financings. Although there can be no assurances that additional financing can be obtained, or, that if obtained, such financing will be sufficient to prevent the Company from having to further materially reduce its level of operations or seek protection under federal bankruptcy laws, management of the Company believes that sufficient financing will be available until operations can be funded through contract programming and consulting services. Ultimately, the Company will need to achieve a profitable level of operations to fund growth and to meet its obligations when they become due. See "Risk Factors -- Need for Additional Capital."

      Alternative Technology Resources, Inc. was incorporated in California in August 1989 as 3Net Systems, Inc. It effected a reincorporation in Delaware on April 9, 1992, through a merger with a wholly owned Delaware subsidiary. The Company's principal executive offices are located at 629 J Street, Sacramento, California 95814, and its telephone number is (916) 498-3900.

                                 RISK FACTORS

      In addition to the other information presented in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby. The shares of Common Stock offered under this Prospectus are speculative in nature and involve a high degree of risk. Prospective investors should carefully consider the following factors, among others, before purchasing the shares of Common Stock offered hereby.

LACK OF PROFITABILITY AND HISTORY OF SIGNIFICANT LOSSES

      The Company has experienced losses since its inception. Net loss for fiscal 1995 was $7,525,367; net loss for fiscal 1996 was $1,847,8121; and net loss for the first quarter of fiscal 1997 was $207,970. As a result of the Company's recurring losses from operations and its working capital deficit, the report of the independent auditors of the Company for fiscal 1996 and 1995 indicates there is substantial doubt about the Company's ability to continue as a going concern.

NEED FOR ADDITIONAL CAPITAL

      Since its inception, the Company has used a combination of equity and debt financing and internal cash flow to fund research and development, support operations, obtain capital equipment, and finance inventory and accounts receivable. The Company expects to continue to be a net user of cash for operations in the near future. In fiscal 1996 the Company used an average of approximately $53,000 per month of cash for operating activities, as compared with an average of approximately $337,000 per month of cash for operating and investing activities in fiscal 1995. In the first quarter of fiscal 1997 the Company used an average of approximately $52,000 per month of cash for operating activities, as compared with an average of approximately $22,000 per month in the first quarter of fiscal 1996. The Company believes that it will continue to be a net user of cash for operations during fiscal 1997 as a direct result of attempting to grow its contract computer programming and consulting services. During fiscal 1996 and the first 2 quarters of fiscal 1997, the Company has received short-term financing in the form of notes payable of approximately $1.2 million from two stockholders, James W. Cameron, Jr. ("Cameron") and Max Negri ("Negri"), to fund its operations. The Company must obtain additional funds during fiscal 1997 in order to meet its obligations while attempting to grow revenues to a level necessary to generate cash from operations. Although the Company has not entered into any written agreement with Cameron or Negri, management believes, based on discussions with these two individuals, that these two stockholders will continue to finance the Company's operations during fiscal 1997. In December 1996, Cameron and Negri extended the maturity date on notes payable totaling approximately $1.2 million from December 31, 1996, to the earlier of December 31, 1997, or such time as the Company obtains equity financing. In addition, the Company has a $1,000,000 line of credit with Bank of America, NT&SA (the "Bank") (see "Risk Factors -- Security Interest in the Company's Assets; Default on Revolving Line of Credit") which has matured but was verbally extended by the Bank until such time as Cameron can conclude negotiations with the Bank to become the borrower under the line of credit. Cameron is a guarantor of this $1,000,000 line of credit and is currently negotiating with the Bank to assume the debt. When Cameron becomes the named borrower under the line of credit, the Company will enter into a note payable to Cameron for the $1,000,000. Terms of that note are expected to provide for the same monthly interest payments as with the Bank and have a maturity date of the earlier of December 31, 1997, or such time as the Company obtains equity financing. See "Certain Relationships and Related Transactions -- Financing Arrangements." Management believes that Cameron and Negri will continue to fund operations and extend the maturity dates of the various notes payable until such time as the Company can repay the notes. However, there can be no assurance that events may arise which may affect these stockholders' ability to finance the Company or that the Company may experience significant and unanticipated cash flow problems which may cause these two stockholders to reconsider their investment. Further, if the Company experiences significant cash flow problems, the Company may be required to reduce the level of its operating activities or be forced into seeking protection under federal bankruptcy laws.

      In addition, the Company is contractually obligated to register 23,778,169 shares of Common Stock held by Selling Stockholders which may have an adverse effect on the ability of the Company to raise additional financing. The Company sold the Common Stock to the Selling Stockholders in connection with raising capital. As an inducement to investors to purchase the Common Stock, the Company contractually obligated itself to register the shares of Common Stock held by the Selling Stockholders in this registration statement.

INVOLVEMENT IN SUBSTANTIAL LITIGATION

      The Company has been involved in several significant litigation matters in each of the past three years, and several entities have threatened litigation against the Company. No assurances can be given that the Company will not be found liable in one or more of these pending litigation matters, or that additional legal proceedings will not be initiated against the Company. In addition, involvement in litigation will require the Company to spend time and pay expenses to defend itself, which will have an adverse effect on the Company's financial operations. See "Business" and "Legal Proceedings."

LIMITED OPERATING HISTORY OF CONTRACT PROGRAMMING SERVICE AND INEXPERIENCE

      The Company initiated its contract computer programming and consulting service in May 1995, and the Company made such service the principal focus of its business operations beginning in August 1996. Therefore, the Company has only a limited operating history in connection with its contract programming service upon which prospective investors may predict the Company's likely future performance. Future operating results will depend upon many factors, including fluctuations in the economy, the degree and nature of competition, demand for the Company's services, and the Company's ability to recruit and place temporary professionals, to expand into new markets, and to maintain margins in the face of pricing pressures.

      In addition, the management of the Company has limited experience in operating a contract placement and consulting service.

CUSTOMER CONCENTRATION

      The Company currently has placement contracts with only three companies for providing alternative programming resources. For the fiscal year ended June 30, 1996, these companies accounted for $638,733 (36%) of total revenues, and for the quarter ended September 30, 1996, they accounted for $312,348 (69%) of total revenues. No assurance can be given that the Company will be able to contract with additional companies for the provision of temporary staffing services, or that the companies with whom the Company already has contracts will renew their contracts at the end of their terms.

   CONCENTRATION OF STOCK OWNERSHIP

      Mr. James W. Cameron, Jr. currently owns or controls 20,055,961 shares of Common Stock and holds approximately 78.50% of the total voting power of the Company's capital stock. Because of his ownership interest in the Company, Mr. Cameron will have a substantial influence over the policies of the Company. In addition, Mr. Cameron has registered 19,363,935 shares of his Common Stock as a Selling Shareholder and may sell all, some, or none of such shares. Such action may adversely affect the market price of the Company's Common Stock. Mr. Cameron, however, has indicated that he has no present intention to sell all of his shares of Common Stock. In the event that Mr. Cameron sells all or a large portion of his shares of Common Stock, this may have a negative effect on the market price of the Company's Common Stock.

      The present directors, executive officers, and stockholders owning more than 5% of the outstanding Common Stock and their respective affiliates beneficially own approximately 91.0% of the outstanding Common Stock of the Company. As a result of their ownership, the directors, executive officers, and more than 5% stockholders and their respective affiliates collectively have substantial control of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal Stockholders" and "Description of Securities."

LIABILITIES FOR CLIENT AND EMPLOYEE ACTIONS

      Temporary service providers are in the business of placing their employees in the work place of other businesses. Representatives of the Company cannot monitor or control the work environment at distant customer locations on a day-to-day basis. Therefore, there is a potential risk relating to possible claims by the Company's contract employees that they have been discriminated against and/or harassed by the customer's employees, or that the Company's contract employees have discriminated against or harassed the customer's employees. The Company has non-discrimination and unlawful harassment policies and guidelines in place to reduce its exposure to these risks, and Company representatives regularly communicate with its contract employees and with the customer supervisor of the employees to evaluate the quality of the work environment. However, a failure to follow these policies and guidelines may result in negative publicity and the payment by the Company of monetary damages or fines. Although as of the date of this filing, the Company has not experienced any such claims, there can be no assurance that the Company will not experience such problems in the future.

      The Company is also exposed to liability with respect to actions taken by its employees while on assignment, such as damages caused by employee errors, misuse of client proprietary information, or theft of client property. To reduce such exposures, the Company requires all employees to sign an agreement containing confidentiality and non-disclosure clauses and maintains insurance policies covering general liability with a $2,000,000 limit and workers' compensation coverage with a $1,000,000 limit. See "Business -- Insurance." Due to the nature of the Company's assignments, access to client information systems and confidential information, and the potential liability with respect thereto, there can be no assurance that insurance coverage will continue to be available or that it will be adequate to cover any such liability.

PRODUCT LIABILITY

      The Company does not currently have product errors and omissions insurance. A defect in the design or configuration of the Company's products or in the failure of a system to perform the use which the Company specifies for systems currently at customer locations may subject the Company to claims of liability. Although as of the date of this filing, the Company has not experienced any such claims, there can be no assurance that claims will not arise in the future.

RELIANCE ON KEY PERSONNEL

      The Company is highly dependent on its management. The Company believes that its continued success will depend to a significant extent upon the efforts and abilities of its President, George Van Derven. The loss of the services of Mr. Van Derven could have a material adverse effect upon the Company.

   INCREASES IN UNEMPLOYMENT TAXES AND WORKERS' COMPENSATION RATES

      The Company is required to pay unemployment tax and workers' compensation benefits for its temporary employees. Unemployment taxes and workers compensation rates could increase, resulting in increased operating costs for the Company.

HIGHLY COMPETITIVE MARKET

      The temporary services industry is highly competitive with limited barriers to entry. The Company competes in national, regional, and local markets with full service agencies and with specialized temporary services agencies. Several competitors of the Company are substantially larger, have greater marketing and financial resources than the Company, and expend considerably larger sums of capital than does the Company. The Company expects that the level of competition will remain high in the future. See "Business -- Competition."

FLUCTUATIONS  IN  THE  GENERAL ECONOMY AFFECT  DEMAND  FOR  TEMPORARY  STAFFING
SERVICES

      Demand for temporary staffing services is significantly affected by the general level of economic activity. When economic activity increases, temporary employees are often added before full-time employees are hired. Similarly, as economic activity slows, many companies reduce their usage of temporary employees before undertaking layoffs of full-time employees. Further, in an economic downturn, the Company may face pricing pressure from its customers and increased competition from other staffing companies which could have a material adverse effect on the Company's business.

STOCK PRICE VOLATILITY

      The Company's Common Stock is quoted and traded on the OTC Bulletin Board. The market price of the Common Stock in the past has fluctuated substantially. In the future, the market price of the Common Stock could fluctuate substantially due to a variety of factors, including quarterly operating results of the Company or other companies in the same or similar industry, changes in general conditions in the economy, the financial markets, or the staffing services industry, or other events or developments affecting the Company or its competitors. These broad market and industry fluctuations may adversely affect the trading price of the Company's Common Stock, regardless of the Company's operating performance. Moreover, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors.

DEPENDENCE ON PROGRAMMERS FROM THE FORMER SOVIET UNION

      The Company plans to recruit substantially all of its temporary computer programming professionals from countries within the borders of the former
Soviet  Union.   Political  instability  in  these  regions  could  affect  the
Company's ability to recruit additional professionals or to retain the professionals already in the United States on work visas.

   WORK VISA LAWS AND REGULATIONS

      The Company's computer programming professionals are admitted into the United States on work visas. The laws and regulations relating to work visas specify a maximum number of professionals that may be admitted into the United States in any one year. An increase in the number of foreign professionals seeking admission into the United States on work visas, or changes in the laws and regulations of the United States relating to work visas, could adversely affect the Company's ability to recruit and to facilitate the immigration of additional professionals or to retain the professionals already in the United States on work visas.

SECURITY INTEREST IN THE COMPANY'S ASSETS; DEFAULT ON REVOLVING LINE OF CREDIT

      Bank of America, NT&SA, holds a security interest in substantially all assets of the Company, including the Company's accounts receivable. In February 1994, the Company entered into a revolving line of credit with the

Bank in the amount of $2,000,000 with a maturity date of August 1, 1994. Since July 1994, the maturity date of the line of credit has been extended several times, and in March 1995 the Bank agreed to extend the maturity date of the line of credit, but reduced the line of credit to $1,000,000. After several extensions, the maturity date of the line of credit was verbally extended by the Bank from January 1, 1997, until such time as Cameron can conclude negotiations with the Bank to become the named borrower under the line of credit. See "Risk Factors -- Need For Additional Capital." The line of credit is fully utilized at $1,000,000. The Company's obligations under the line of credit have been guaranteed by James W. Cameron, Jr. (the "Continuing Guaranty") (see "Certain Relationships and Related Transactions -- Financing Arrangements"); and the line of credit is secured by substantially all assets of the Company. Interest under the line of credit is payable monthly at a rate of 1% in excess of the Bank's Reference Rate. Among other covenants, the line of credit prohibits the Company from incurring additional debt (other than that to the Bank) without the Bank's written consent. The Company is in technical default under the terms of the line of credit because of additional borrowing from two stockholders, Cameron and Negri (see "Risk Factors -- Need for Additional Capital"), borrowing of approximately $15,000 to purchase automobiles and financing approximately $19,000 related to royalty payments due St. Agnes Hospital. There can be no assurance that the Bank will conclude negotiations making Cameron the borrower under the line of credit. In the event negotiations are not satisfactorily concluded between Cameron and the Bank, the Bank may enforce its security interest in the Company's assets or seek payment from the guarantor.

   NECESSITY TO MAINTAIN CURRENT PROSPECTUS

      The share of Common Stock offered by the Company and Selling Stockholders have been registered with the Commission. The Company will be required, from time to time, to file post-effective amendments to its registration statement in order to maintain a current prospectus covering the issuance of such shares upon the exercise of the warrants or the offer by the Selling Stockholders. The Company has undertaken to make such filings and use its best efforts to cause such post-effective amendments to become effective. If for any reason a required post-effective amendment is not filed, does not become effective, or is not maintained, Warrant and option holders will be prevented from receiving registered shares and the Selling Stockholders may be prevented from offering their shares.

   PENNY STOCK REGULATION

      The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Because of the current trading price of the Company's Common Stock, the Common Stock will be subject to penny stock regulation rules.

                                  USE OF PROCEEDS

      If the Warrants and Options to purchase shares of Common Stock are exercised, the Company would receive $11,349,286 before deducting expenses of approximately $58,861 related to this Offering. As of January 24, 1997, the average high and low price of a share of Common Stock was $0.625 (giving effect for the one-for-ten consolidation of shares). Approximately 95% of the total shares (and 99.9% of the aggregate proceeds) related to outstanding warrants and options have an exercise price greater than the fair market value of the Company's Common Stock on the date of this Prospectus, and such warrants and options are unlikely to be exercised unless the fair market value of the Company's Common Stock increases above the applicable exercise price. Therefore, the Company does not expect to receive $11,348,886 of proceeds for exercise of these warrants and options since they are "out-of-the-money." Any funds received by the Company will be used to retire outstanding indebtedness and for working capital.

      The Company will not receive any proceeds from the sale of shares by the Selling Shareholders, or the shares to be issued upon the conversion of the Preferred Stock, Series D.

                                  DIVIDEND POLICY

      The Company has not declared or paid any cash dividends since its inception. The Company currently intends to retain future earnings, if any, for use in the operation and expansion of the business. The Company does not intend to pay any cash dividends in the foreseeable future.


                             PLAN OF DISTRIBUTION

      The Company intends to offer up to 1,004,463 shares of Common Stock to holders of outstanding warrants and options, and holders of Preferred Stock, Series D.

      In addition, the Company is registering 928,500 shares of Common Stock which may be issued by the Company from time to time to satisfy liabilities accrued in its financial statements which total approximately $700,000. The price per share and the number of shares the Company actually issues, if any, will depend upon the Company's ability to negotiate satisfactory settlement agreements with its creditors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PRICE RANGE OF COMMON STOCK

      The Company Common Stock is traded on the OTC Bulletin Board under the symbol "ATEK". Effective December 2, 1996, the Company changed its name from 3Net Systems, Inc., to Alternative Technology Resources, Inc. Prior to December 2, 1996, the Company's Common Stock was traded under the symbol "TNET." The Company's shares were de-listed by NASDAQ on August 16, 1995, due to the Company's failure to maintain a closing inside bid price of its Common Stock at or above $1.00 per share. The Company's shares have continued to trade on the OTC Bulletin Board since August 16, 1995. The loss of listing on the NASDAQ SmallCap Market has resulted in transactions in the Common Stock becoming subject to the "penny stock" disclosure requirements of Rule 15g-9 under the Exchange Act and reduced liquidity in the trading market for the Common Stock.

      Set forth below are the high ask and low bids for the Common Stock of the Company for the past two fiscal years and the first quarter of fiscal 1997. The prices have been adjusted to give effect to a one-for-ten share consolidation effective on December 2, 1996. The quotations are derived either from the IDD Information Services, Tradeline Database or the National

Association of Securities Dealers, Inc. and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions in the Common Stock. There is no public market for the Company's Preferred Stock.

                PERIOD                                 HIGH            LOW

Quarter ending September 30, 1994                     $22.50         $10.30
Quarter ending December 31, 1994                      $15.60         $ 6.30
Quarter ended March 31, 1995                          $15.60         $ 6.30
Quarter ended June 30, 1995                           $ 9.10         $ 3.80
Quarter ended September 30, 1995                      $ 6.30         $ 1.30
Quarter ended December 31, 1995                       $ 1.90         $ 0.50
Quarter ended March 31, 1996                          $ 1.30         $ 0.30
Quarter ended June 30, 1996                           $ 2.80         $ 0.50
Quarter ended September 30, 1996                      $ 2.50         $ 1.10

      The Company had approximately 181 Common Stockholders of record and 3 Preferred Stockholders of record as of December 31, 1996. The last reported sales price for the Company's Common Stock was $0.625 on January 24, 1997.

                                SELECTED FINANCIAL DATA

      The selected statement of operations data presented below for the years ended June 30, 1996 and 1995, are derived from and should be read in conjunction with the more detailed financial statements of the Company and the notes thereto, which have been audited by Ernst & Young LLP, independent auditors, whose report is included elsewhere in this Prospectus, which includes an explanatory paragraph which indicates there is substantial doubt about the Company's ability to continue as a going concern due to recurring operating losses and a working capital deficit. The selected statement of operations data for the three months ended September 30, 1996 and 1995, and the balance sheet data as of September 30, 1996, are derived from the unaudited financial statements of the Company. In the opinion of the Company, such unaudited financial statements include all necessary adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of results for such periods. The selected financial data presented below should also be read along with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" which follows this section.

                                             Three Months Ended September 30             Years Ended June 30
                                                 1996                 1995                 1996                1995

STATEMENT OF OPERATIONS DATA:
Contract programming revenue                  $ 360,929            $ 245,653           $1,280,303             $176,443
Total revenues                                  454,663              369,178            1,781,226            2,328,166
Cost of Contract programming                    344,724              151,962              978,395              119,047
revenue
Total costs and expenses                        620,064              971,578            3,476,322            9,637,186
Loss from operations                          (165,401)            (602,400)          (1,695,096)          (7,309,020)
Other income (expense), net                    (42,569)             (32,177)            (152,716)            (216,347)
Net loss                                      (207,970)            (634,577)          (1,847,812)          (7,525,367)
Preferred stock dividends                      (30,625)             (30,625)            (122,500)            (122,500)
Net loss applicable to common                 (238,595)            (665,202)          (1,970,312)          (7,647,867)
stockholders
Net loss per share{(1)}                         $(0.01)              $(0.25)              $(0.12)              $(3.04)
Shares used in per share                     25,218,887            2,686,726           16,124,056            2,519,875
calculations{(1)}

(1) The net loss per share and shares used in the per share calculations have been adjusted to reflect the Company's one-for-ten consolidation of Common Stock effective as of December 2, 1996.


                                            AT SEPTEMBER 30, 1996

BALANCE SHEET DATA:

  Working capital deficit                        $(3,573,251)
  Total assets                                       334,968
  Long-term debt                                           0
  Stockholders' deficit                           (3,493,033)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATION

     The following discussion and analysis should be read in connection with the Company's Financial Statements and the notes thereto and other financial information included elsewhere in the Prospectus.

OVERVIEW

     Alternative Technology Resources, Inc. (formerly known as 3Net Systems, Inc.) provides contract computer programming and consulting services and acts as an intermediary in providing such services. During fiscal years 1995 and 1996, the Company developed and implemented a program whereby the Company recruits qualified personnel primarily from the former Soviet Union, obtains necessary visas, and places them for assignment in the United States. The Company has chosen to emphasize this program because of the significant growth dynamics of the high technology temporary placement industry and to de-emphasize the laboratory software and service business upon which it was originally founded in 1989.

     The Company was founded in 1989 to focus on the design, development, and sale of integrated computer network systems primarily for use by hospitals, commercial and insurance laboratories and physician clinics. The Company effected a public Common Stock offering in August 1992. Fiscal 1993 and fiscal 1994 operating results were adversely affected by significant delays by the Company in finishing development and implementation of its LIS systems. The delays resulted in significant losses and severe liquidity problems. Cost cutting required by the negative cash flow resulted in additional software development and implementation delays. As a result, the Company recognized no material revenue in fiscal 1993 or fiscal 1994 and significant losses in both of those years. The Company received acceptance of LIS at one customer site in fiscal 1995; but the Company had lost sales momentum due to the earlier delays and now no longer devotes any dedicated resources to the marketing or selling of this product. The Company successfully installed four of its automatic timekeeping ("TimeNet") systems in fiscal 1995; however, the Company's continuing lack of financial strength negatively affected the Company's ability to close new TimeNet business in fiscal 1995 and fiscal 1996. In January 1996, the Company decided to no longer devote any dedicated resources to the marketing or selling of TimeNet. The Company has also suspended further development of the product and is no longer providing service support on TimeNet systems that have been sold. During fiscal 1996, the Company wrote off TimeNet purchased software with a net book value of $45,000.

     The Company's inability to close new business in fiscal 1995 and fiscal 1996 and the resulting lack of revenues caused the Company to recognize significant losses in fiscal 1995 and fiscal 1996. In order to reduce its losses, the Company has taken steps to reduce expenses and generate revenues by focusing its operations on providing contract programming and consulting services, and acting as an intermediary in providing such services. These actions have substantially reduced the Company's level of cash consumption in fiscal 1996 as compared to fiscal 1995. However, the Company did not generate sufficient cash flow in fiscal 1996 to support its operations.

THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO SEPTEMBER 30, 1995

REVENUES

     Revenues increased $85,485 or 23.2% in the quarter ended September 30, 1996, as compared to the quarter ended September 30, 1995. The higher level of revenue in the first quarter of fiscal 1997 compared to fiscal 1996 was due to management's decision that the Company's long-term prospects were best served by concentrating existing resources on providing contract computer programming and consulting services in the high technology temporary placement industry. The following is an analysis of the Company's revenues by category:

     CONTRACT PROGRAMMING REVENUE. Contract programming revenue (sales of custom programming and software development services, and acting as an intermediary in providing such services) for the quarter ended September 30,

1996, increased $115,276 or 46.9% over the same period of the previous year. A $176,100 increase resulted from agreements to provide additional contract programming personnel to two customers. This increase was primarily offset by a decrease in providing contract system enhancements programming for an existing LIS customer.

     SERVICE REVENUE. Service revenue (sales of annually renewable maintenance contracts for software support and hardware services) decreased $15,700 or 14.3% in the quarter ended September 30, 1996, compared to the comparable quarter in fiscal 1996. This decrease resulted primarily from several service customers replacing their Cortex LIS systems with systems of competitors during fiscal 1996 causing a general decline in service revenues. The Company expects service revenue to decrease over time as more Cortex LIS customers choose to move to systems of competitors since the company is not enhancing this system. Also, the Company is no longer providing service to TimeNet customers.

     SYSTEM SALES. No product sales were recorded in the first quarter of fiscal 1997 and none are expected to be recorded during fiscal 1997 since the Company no longer devotes any dedicated resources to marketing or selling its LIS or TimeNet products. System sales revenues recorded in the first quarter of fiscal 1996 were primarily enhancements to existing systems at customer sites.

COST OF REVENUES

     CONTRACT PROGRAMMING REVENUE. The gross margin on contract programming revenue was 4.5% for the quarter ended September 30, 1996, compared to 38.1% in the same quarter of fiscal 1996. This decrease is due to generating lower revenues providing contract system enhancements for an existing LIS customer and due to start-up costs related to recruitment and placement of 9 programmers from the former Soviet Union at two U.S. sites. In addition, in fiscal 1997, technical staff whose costs were assigned to research & development in fiscal 1996 are now assigned to contract programming revenue and customer service revenue.

     SERVICE REVENUE. The gross margin on service revenue was 32.7% for the three months ended September 30, 1996, compared to 56.7% for the same period in fiscal 1996. The lower margin in fiscal 1997 resulted primarily from an increase in the number of employees assigned to customer services. In fiscal 1997, technical staff whose costs were assigned to research & development in fiscal 1996 are now assigned to contract programming revenue and customer service revenue.

     SYSTEM SALES. There were no system sales costs in the first quarter of fiscal 1997 and none are expected during the fiscal year 1997. System sales gross margin was negative during fiscal 1996 primarily due to the write down of the remaining net book value of purchased TimeNet system software.

EXPENSES

     RESEARCH AND DEVELOPMENT EXPENSES. There were no research and development ("R&D") expenses during the quarter ended September 30, 1996, and none are expected during the fiscal year 1997. In fiscal 1997, technical staff whose costs were assigned to R & D in fiscal 1996 are now assigned to contract programming revenue and customer service.

     MARKETING AND SELLING EXPENSES. There were no marketing and selling expenditures during the quarter ended September 30, 1996, and none are expected during the fiscal year 1997. The fiscal 1996 expenses are related to five sales/marketing employees who were terminated during the second quarter of fiscal 1996.

     GENERAL AND ADMINISTRATIVE EXPENSES ("G&A"). G&A expenses decreased $93,745 or 30.6% for the quarter ended September 30, 1996, compared to the same quarter of fiscal 1996. This decrease is due primarily to a reduction of approximately $52,000 in legal costs and $35,000 in personnel costs.

     SETTLEMENT  EXPENSE.   There  were  no  settlement  expenses  in the first
quarter of fiscal 1997. Expenses in fiscal 1996 were primarily settlement of a suit by a former employee.

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109. As of June 30, 1996, the Company had a net operating loss carryforward for federal and state income tax purposes of approximately $23 million and $11 million, respectively. The federal net operating loss carryforward expires in the years 2005 through 2011 and the state net operating loss carryforward expires in 1997 through 2001. In connection with the Company's initial public offering, a change of ownership (as defined in Section 382 of the Internal Revenue Code of 1986, as amended), occurred. As a result, the Company's net operating loss carryforwards generated through August 10, 1992, are subject to an annual limitation of approximately $300,000.

     In August and September 1993, a controlling interest of the Company's stock was purchased, resulting in a second annual limitation of approximately $398,000 on the Company's ability to utilize net operating loss carryforwards generated between August 11, 1992, and September 13, 1993. The Company expects that the aforementioned annual limitations will result in approximately $3.6 million of net operating loss carryovers which may not be utilized prior to the expiration of the carryover period.

NET LOSS

     Net loss decreased $426,607 or 67.2% for the quarter ended September 30, 1996, compared to the same quarter in fiscal 1996. Although the Company expects losses to continue, the Company expects these losses could be significantly below prior year levels due to cost and expense reductions and potential contract programming revenue increases.

NET LOSS PER SHARE

     The Company's net loss per share has been computed by dividing net loss after deducting Preferred Stock dividends ($30,625 in each of the first quarters of fiscal 1997 and 1996) by the weighted average number of shares of Common Stock outstanding during the quarters presented, including Common Stock to be issued.

YEAR ENDED JUNE 30, 1996 COMPARED TO JUNE 30, 1995

REVENUES

     Revenues decreased $546,940 or 23.5% in fiscal 1996 as compared to fiscal 1995. The lower level of revenue in fiscal 1996 was due in part to management's decision that the Company's long-term prospects were best served by concentrating existing resources on providing contract computer programming and consulting services in the high technology temporary placement industry. The following is an analysis of the Company's revenues by category:

     CONTRACT PROGRAMMING REVENUE. Contract programming revenue increased $1,103,860 or 625.62% in fiscal 1996 from fiscal 1995. This increase is due in part to the growth in the number of contract programmers placed at customer sites in fiscal 1996 compared to fiscal 1995 and to the length of time contract programmers were at customer sites during each of the fiscal years. At June 30, 1996, there were 25 programmers at 6 sites compared to 3 programmers who were at 3 sites for slightly over 1 month during fiscal 1995. The remaining increase is due to quadrupling the amount of custom programming and development services performed for an existing LIS customer in fiscal 1996 compared to fiscal 1995. The Company is focusing its efforts on expanding contract programming revenues in fiscal 1997.

     SERVICE REVENUE. Service revenue (sales of annually renewable maintenance contracts for software support and hardware services and the sale of non-contract programming and software development services) decreased $685,949 or 59.9% in fiscal 1996 from fiscal 1995. This decrease was primarily the result of non-recurring revenue related to the fiscal 1995 interim working agreement with Cameron & Associates, Inc. for system integration and detailed design activities in connection with the development of health care information systems in Russia. Under this agreement, the Company recognized approximately $380,000 in fiscal 1995. Additionally, the Company recognized approximately

$226,000 of revenue in fiscal 1995 for system enhancements for a current LIS customer. Such revenues were not received in fiscal 1996 because of the discontinuation of the Russian project and because additional system enhancement work for the LIS customer was not performed in fiscal 1996, but contract programming was performed for this customer in fiscal 1996. The Company believes that service revenues will decline further in fiscal 1997.

     SYSTEM SALES. System sales (sales of information systems including hardware, software, installation and training) accounted for 2.4% of total revenue for fiscal 1996 as compared with 43.3% for the previous fiscal year. System sales in fiscal 1996 decreased $964,851, or 95.8%, from system sales in fiscal 1995 due to recognition of the sale of four TimeNet systems and the sale of an additional LIS license to an existing customer in fiscal 1995. No such sales were made in fiscal 1996. The Company has discontinued marketing its TimeNet and RUMS products and its LIS systems and does not expect to derive revenues from these products in fiscal 1997.

COST OF REVENUES

     CONTRACT PROGRAMMING REVENUE. Gross margins on contract programming revenues were $301,908 or 23.6% in fiscal 1996 compared to $57,396 or 32.5% in fiscal 1995. This increase in total margin dollars is due to the significant increase in custom programming and development services performed for an existing LIS customer in fiscal 1996 compared to fiscal 1995. The decrease in margin percentage in fiscal 1996 is due to a greater use in fiscal 1996 of higher paid, more technical employees compared to the employees performing the work in fiscal 1995.

     SERVICE REVENUE. Gross margins on service revenue were 27.1% for fiscal 1996 versus 31.8% for fiscal 1995. The decreased margin on service revenue in fiscal 1996 is due primarily to incurring fixed salary costs during a period of lower revenues.

     SYSTEM SALES. Gross margins on system sales were negative ($72,447) for fiscal 1996 and ($2,103,657) for fiscal 1995. System sales gross margins were negative for fiscal year 1996 due to the write down of the remaining net book value of purchased system software and the write down of hardware inventory, while system sales were insignificant. In fiscal 1995, the Company wrote off software development costs and purchased software costs totaling approximately $2,070,000 because the cost reduction strategies employed by the Company included reduction of sales and marketing staff and related activities.

EXPENSES

     RESEARCH AND DEVELOPMENT. Research and development ("R&D") expenses decreased $1,360,439 or 67.4% in fiscal 1996 as compared to fiscal 1995. As a percentage of revenue, R&D expenses were 36.9% in fiscal 1996 as compared with 86.7% in fiscal 1995. These decreases are primarily due to reductions in the Company's system development staff related to LIS systems and due to using a larger percentage of the remaining technical staff to generate contract and service revenues.

     MARKETING.   Marketing  expenses  decreased $660,066 or 77.3% compared  to fiscal 1995. This decrease resulted primarily from reductions in the Company's sales and marketing staff and related marketing activities.

     GENERAL  AND  ADMINISTRATIVE ("G&A").  G&A expenses  were  $1,119,787  for fiscal 1996 as compared with $2,622,455 for fiscal 1995, a decrease of $1,502,668, or 57.3%. G&A expenses in fiscal 1995 included a charge of $345,000 related to the valuation of warrants to purchase common stock to be issued in connection with the strategic alliance entered into with EDS. Due to a reduction of personnel and moving to a less expensive facility, the Company reduced G&A personnel and facility costs by approximately $312,000 in fiscal
1996. The Company also incurred approximately $552,000 less in legal, accounting and filing fees in fiscal 1996 compared to fiscal 1995.

     SETTLEMENT EXPENSES. Expenses incurred to settle various claims and disputes amounted to $78,125 for fiscal 1996 versus $133,287 for fiscal 1995. During fiscal 1996, the Company recorded $78,125 of expense for settlement of a lawsuit by a former employee which alleged sexual harassment and wrongful termination. During fiscal 1995, the Company recorded approximately $96,000 of expense for settlement of a customer dispute and approximately $200,000 of expense for settlement of a dispute with a distributor offset by the reversal of a reserve in the amount of approximately $170,000 covering these disputes.

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109. As of June 30, 1996, the Company had a net operating loss carryforward for federal and state income tax purposes of approximately $23 million and $11 million, respectively. The federal net operating loss carryforward expires in the years 2005 through 2011 and the state net operating loss carryforward expires in 1997 through 2001. In connection with the Company's initial public offering, a change of ownership (as defined in Section 382 of the Internal Revenue Code of 1986, as amended), occurred. As a result, the Company's net operating loss carryforwards generated through August 10, 1992 are subject to an annual limitation of approximately $300,000.

     In August and September 1993, a controlling interest of the Company's stock was purchased, resulting in a second annual limitation of approximately $398,000 on the Company's ability to utilize net operating loss carryforwards generated between August 11, 1992, and September 13, 1993. The Company expects that the aforementioned annual limitations will result in approximately $3.6 million of net operating loss carryovers which may not be utilized prior to the expiration of the carryover period.

NET LOSS

     Net loss decreased to $1,847,812 for fiscal 1996 from $7,525,367 for fiscal 1995.

NET LOSS PER SHARE

     The Company's net loss per share has been computed by dividing net loss after deducting Preferred Stock dividends ($122,500 in each of the fiscal years 1996 and 1995) by the weighted average number of shares of Common Stock outstanding during the periods presented, after giving effect to the Company's one-for-ten consolidation of Common Stock approved by the stockholders on November 21, 1996, and effective December 2, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has used a combination of equity and debt financing and internal cash flow to fund research and development, support operations, obtain capital equipment, and finance inventory and accounts receivable. The Company expects to continue to be a net user of cash for operations in the near future. In fiscal 1996 the Company used an average of approximately $53,000 per month of cash for operating activities, as compared with an average of approximately $337,000 per month of cash for operating and investing activities in fiscal 1995. In the first quarter of fiscal 1997 the Company used an average of approximately $52,000 per month of cash for operating activities, as compared with an average of approximately $22,000 per month in the first quarter of fiscal 1996. The Company expects that the average rate at which cash is used during fiscal 1997 will decrease as a direct result of the change in its emphasis to providing contract computer programming and consulting services.

     The Company encountered serious financial difficulties in fiscal 1993 and incurred significant losses in fiscal years 1993 through 1996. As a result, beginning in July 1993 and extending through February 1995, the Company entered into a series of agreements with one or more groups of investors including James W. Cameron, Jr. During that period, Mr. Cameron and those investors invested a total of approximately $9,640,000 in the Company's Common Stock, Preferred Stock and Warrants, and Mr. Cameron has guaranteed bank loans totaling $1,000,000 as of the date of this Prospectus. Mr. Cameron currently owns or controls 20,055,961 shares of Common Stock and holds approximately 78.50% of the total voting power of the Company's capital stock.

     In February 1994, the Company entered into a revolving line of credit with the Bank in the amount of $2,000,000 with a maturity date of August 1, 1994. Since July 1994, the maturity date of the line of credit has been extended several times, and in March 1995 the Bank agreed to extend the maturity date of the line of credit but reduced the line of credit to $1,000,000. After several extensions, the maturity date of the line of credit was verbally extended by the Bank from January 1, 1997, until such time as Cameron can conclude negotiations with the Bank to become the borrower under the line of credit. See "Risk Factors -- Need For Additional Capital." The line of credit is fully utilized at $1,000,000. The Company's obligations under the line of credit have been guaranteed by James W. Cameron, Jr. (the "Continuing Guaranty") (see Certain Relationships and Related Transactions -- Financing Arrangements"); and the line of credit is secured by substantially all assets of the Company. Interest under the line of credit is payable monthly at a rate of 1% in excess of the Bank's Reference Rate. Among other covenants, the line of credit prohibits the Company from incurring additional debt (other than that to the
Bank) without the Bank's written consent. However, the Company is in technical default under the terms of the line of credit because of additional borrowing from two stockholders, Cameron and Negri (see "Risk Factors -- Need for Additional Capital"), borrowing of approximately $15,000 to purchase automobiles and financing of approximately $19,000 related to royalty payments due St. Agnes Hospital. There can be no assurance that the Bank will conclude negotiations making Cameron the borrower under the line of credit. In the event negotiations are not satisfactorily concluded between Cameron and the Bank, the Bank may enforce its security interest in the Company's assets or seek payment from the guarantor. See "Risk Factors -- Security Interest in the Company's Assets; Default on Revolving Line of Credit."

     As consideration for the execution of the Continuing Guaranty, the Company entered into a Reimbursement Agreement with Mr. Cameron pursuant to which a designee of Mr. Cameron received a warrant to purchase 10,000 shares of the Company's Common Stock at an exercise price of $15.00 per share. Additionally, pursuant to the Reimbursement Agreement, in the event that Mr. Cameron is required to repay the Bank any moneys under the Continuing Guaranty, the Company is required to repay Mr. Cameron the amount of each payment by either
i) paying an equal cash amount or ii) issuing to Mr. Cameron a non-convertible note (the "Straight Note") in the principal amount of such payment by Mr. Cameron, bearing interest at an interest rate equal to the interest rate of the line of credit on the date of such payment and subject to adjustment when and to the extent that the interest rate prevailing under the line of credit may change. Furthermore, under the terms of the Reimbursement Agreement, upon written demand by Mr. Cameron, the Straight Note will be replaced by a convertible note (the "Convertible Note") in a principal amount equal to the Straight Note and bearing interest at the same rate. The conversion ratio of the Convertible Note is equal to the Applicable Percentage, as defined in the Reimbursement Agreement, multiplied by the average trading price of the Company's Common Stock over the period of ten trading days ending on the trading day next preceding the date of issuance of such Convertible Note. As a result of the maturity date of the line of credit being extended by the Bank each six months since signing of the Reimbursement Agreement, the Applicable Percentage is 20% and cannot be reduced below this percentage by terms of the agreement.

     In January and February 1994, the Company received $720,000 from Mr. Cameron and signed a note payable to him. The note payable, including unpaid interest, was converted into Series E Preferred Stock in connection with the Series E equity financing in November 1994, described below. In June 1994, the Company sold 204,167 shares of Series D Preferred Stock for approximately $1,225,000 to certain investors, including James W. Cameron, Jr.

     From September through November 1994, and prior to the consummation of the Series E equity financing, the Company received $1,450,000 in advances from Mr. Cameron which were subsequently converted into Series E Preferred Stock in November 1994, described below.

     In November 1994, the Company received $301,250 in a private sale of a combination of Common Stock and warrants to purchase Common Stock. This transaction consisted of the purchase of 33,500 shares of the Company's Common Stock at $7.50 per share and the purchase of 5,000 units at $10.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $15.00 per share.

     Also in 1994, the Company entered into a series of agreements for the purchase of Series E Convertible Preferred Stock with two existing stockholders. The transaction included a debt to equity conversion of
$2,232,856 and an additional aggregate cash investment of $1,215,004 in exchange for the issuance of 287,322 shares of Series E Preferred Stock.

     In February 1995, the Company received commitments from several investors, including a foundation controlled by James W. Cameron, Jr., to invest $1,475,000 in a private sale of 147,500 units at $10.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $15.00 per share or $7.50 per share below the last trading price on the date of the notice of exercise, whichever is lower. The Company received $1,475,000 prior to June 30, 1995, and issued 147,500 shares pursuant to these agreements.

     On December 1, 1995, the holders of all the outstanding shares of the Company's Series E Preferred Stock tendered those shares for conversion into 22,335,933 shares of the Company's Common Stock pursuant to the terms of the Series E Preferred Stock Purchase Agreement.

     In fiscal 1996, the Company again suffered significant losses from operations. As of June 30, 1996, the Company had a net working capital deficit of $3,406,254 and an accumulated deficit of $33,207,699. The Company was unable to generate adequate cash flow from operations to meet its cash flow requirements and, as a result, the Company met its cash flow requirements primarily through short term financing from two stockholders. During fiscal 1995, the Company met its cash flow requirements primarily through the sale of equity securities and debt financing. During fiscal 1996, the Company generated approximately $646,000 from financing activities, generated approximately $5,000 on investing activities and consumed approximately $638,000 on operating activities. During fiscal 1995, the Company generated approximately $3.7 million from financing activities, consumed approximately $15,000 on investing activities and consumed approximately $4.0 million on operating activities.

     The report of the independent auditors on the Company's June 30, 1996, financial statements includes an explanatory paragraph indicating there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the uncertainties related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern. Based on the recent steps the Company has taken to reduce its expenses and refocus its operations, the Company believes that it has developed a viable plan to address the Company's ability to continue as a going concern and that this plan will enable the Company to continue as a going concern through the end of fiscal year 1997. However, considering, among other things, the Company's historical operating losses, its lack of experience in the contract computer programming industry, and anticipated negative cash flow from operations, there can be no assurance that this plan will be successfully implemented. The Company does not expect to generate sufficient cash flow from operations to sustain its operations during fiscal 1997; therefore, the Company contemplates needing to raise additional financing during fiscal 1997.

     Historically, the Company has relied upon cash infusions from two if its major stockholders, Cameron and Negri, to fund its operations. Although the Company has not entered into any written agreement with Cameron or Negri, management believes, based on discussions with these individuals, that these two stockholders will continue to finance the Company's operations during fiscal 1997. In December 1996, Cameron and Negri extended the maturity date on notes payable totaling approximately $1.2 million from December 31, 1996, to the earlier of December 31, 1997, or such time as the Company obtains equity financing. In addition, the maturity date of the $1,000,000 line of credit with Bank of America (see "Risk Factors -- Security Interest in the Company's Assets; Default on Revolving Line of Credit") was verbally extended by the bank until such time as Cameron can conclude negotiations with the Bank to become the borrower under the line of credit. When Cameron becomes the borrower under the line of credit, the Company will enter into a note payable to Cameron for the $1,000,000. Terms of that note are expected to provide for the same monthly interest payments as with the Bank and have a maturity date of the earlier of December 31, 1997, or such time as the Company obtains equity financing. See "Certain Relationships and Related Transactions -- Financing Arrangements." In addition, based on discussions with Cameron and Negri, management believes that these two stockholders will continue to fund operations and extend the maturity dates of the various notes payable until such time as the Company can repay the notes. However, there can be no assurance that events may arise which may affect these stockholders' ability to finance the Company or that the Company may experience significant and unanticipated cash flow problems which may cause these two stockholders to reconsider their investment. Further, if the Company experiences significant cash flow problems, the Company may be required to reduce the level of its operating activities or be forced into seeking protection under federal bankruptcy laws.

     In the first quarter of fiscal 1997, Cameron and Negri advanced $173,000 to the Company to fund its operations. In the second quarter of fiscal 1997, these two stockholders advanced another $293,900 to the Company to fund its operations. The Company executed unsecured notes payables for these amounts that include, among other requirements, an interest rate of 10.25% per annum and a maturity date extended to December 31, 1997.

     The Company is registering 928,500 shares of Common Stock which may be issued by the Company from time to time to satisfy liabilities accrued in its financial statements which total approximately $700,000. The price per share and the number of shares the Company actually issues, if any, will depend upon the Company's ability to negotiate satisfactory settlement agreements with its creditors. See "Plan of Distribution." No assurance can be given that any creditor will accept shares of Common Stock in exchange for the settlement of liabilities.

   COMMITMENTS

     In December 1996, the Company had $1,205,652 in notes payable to stockholders outstanding with a maturity date of December 31, 1996. See "Risk Factors -- Need for Additional Capital." In addition, the $1,000,000 line of credit with Bank of America was to mature on January 1, 1997. See "Risk Factors -- Security Interest in the Company's Assets; Default on Revolving Line of Credit." In December 1996, Cameron and Negri extended the maturity date on notes payable totaling approximately $1.2 million from December 31, 1996, to the earlier of December 31, 1997, or such time as the Company obtains equity financing. In addition, the maturity date of the $1,000,000 line of credit with Bank of America was verbally extended by the bank until such time as Cameron can conclude negotiations with the Bank to become the borrower under the line of credit. When Cameron becomes the borrower under the line of credit, the Company will enter into a note payable to Cameron for the $1,000,000. Terms of that note are expected to provide for the same monthly interest payments as with the Bank and have a maturity date of the earlier of December 31, 1997, or such time as the Company obtains equity financing. See "Certain Relationships and Related Transactions -- Financing Arrangements."

EQUITY FOR DEBT AGREEMENTS

     In June 1995, the Company negotiated an equity for debt swap agreement with Pillsbury Madison & Sutro whereby they agreed to accept a warrant to purchase, at $1.00 per share, the number of shares of the Company's Common Stock equal to 1.85% of the number of issued and outstanding shares of Common Stock, plus the number of shares of Common Stock issuable pursuant to outstanding  options,  warrants,  conversion  provisions  and other  rights  to purchase Common Stock, at the time of exercise, as full payment of approximately $522,000 in outstanding legal fees for services provided to the Company.

EFFECTS OF INFLATION

     Management does not expect inflation to have a material effect on the Company's operating expenses.

NEW FINANCIAL ACCOUNTING PRONOUNCEMENTS

     The requirements of the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," issued in March 1995 ("FAS 121") and the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," issued in October 1995 ("FAS 123"), are effective for financial statements for years that begin after December 15, 1995. Although the Company has not performed a detailed analysis of the impact of FAS 121 on the Company's financial statements, the Company does not believe that the adoption of FAS 121 will have a material effect on the Company's financial statements.

     FAS 123 encourages, but does not require, companies to recognize compensation expense based on fair value for grants of stock, stock options, and other equity instruments granted to employees. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. The Company currently does not intend to adopt the fair value accounting prescribed by FAS 123 and will be subject only to the disclosure requirements prescribed by FAS 123.

                                     BUSINESS

OVERVIEW

     Alternative Technology Resources, Inc. (the "Company") [formerly known as 3Net Systems, Inc.] provides contract computer programming and consulting services to an expanding base and variety of industrial customers. These services include: (i) providing alternative programming resources to domestic customers through the recruitment, training, transportation, and contractual deployment of foreign information technology professionals, drawing prospective contractors primarily from selected areas within the former Soviet Union; (ii) software development and implementation services for customers who desire new applications which are based on personal computer ("PC") network, client-server, and/or Internet technology platforms; and (iii) software and hardware support and maintenance services for customers who license and use the Company's proprietary application system products. These services are provided by virtue of the Company's network of international business contacts and its depth of knowledge and experience in PC networks, client-server technologies, object-oriented technologies, Internet technologies, system integration, laboratory information systems, application systems development, and business development.

     Previously, the Company had focused on the design, development, and marketing of integrated computer application systems, with particular emphasis on the automation of medical/clinical/insurance laboratories through its laboratory information system products ("Cortex LIS" and "PrismCare LIS", or "FAILSAFE LIS"). These products collect and validate test request and test result data, interface with and respond to requests for information from laboratory instruments, organize data and communicate it to various user departments of a hospital, and provide quality control and assurance functions. The Cortex LIS includes clinical, microbiology, and laboratory communications applications designed for small/medium-sized customer installations, and is licensed by a substantial majority of the Company's current laboratory information system customers. By comparison, the PrismCare LIS includes clinical, microbiology, and laboratory communications applications designed for medium/large-sized customer installations. As discussed below, due to the continuing losses attributed to the development and sale of medical software, the Company has decided that it will no longer devote any dedicated resources to the marketing or selling of these products.

     In fiscal 1995 and early fiscal 1996, a significant portion of the Company's resources were also devoted to its automated timekeeping ("TimeNet") and universal resource scheduler ("RUMS") products. TimeNet automates the time and attendance record-keeping functions typically maintained either manually or by a card-punch clock system. The Company sold and installed four TimeNet Systems to hospitals during 1994-96; additionally, two systems had already been installed in hospitals when the marketing rights to TimeNet were acquired by the Company. RUMS is an objected-oriented system that simulates highly complex, real-time resource scheduling circumstances, such as scheduling all facets of patient care at a hospital. In December 1993, the Company purchased an exclusive license to the proprietary software development methodology and for the use and resale, into the health care market, of RUMS, from TransMillenial Resources Corporation in exchange for 100,000 shares of Common Stock. Further, in February 1995, the Company entered into an agreement to purchase rights to use and resell, into any market, the proprietary software acquired in fiscal 1994 for the health care market. Since its acquisition of said rights to RUMS, the Company has marketed RUMS through its strategic alliances and business partnerships. However, the Company has sold no customer licenses to RUMS to date.

     During the second half of fiscal 1996, the Company began to redirect its strategic focus away from product development/sales in order to concentrate its resources on its contract services businesses. This change in strategy was effected by the Company as a direct result of several critical factors.

     First, the Company had been largely unsuccessful in selling new customer licenses to its primary products, PrismCare LIS and TimeNet. Concerning PrismCare LIS, this lack of new sales resulted from the significant delay experienced by the Company in completing the development and implementation of the system at the initial customer site. This delay resulted in significant losses and severe liquidity problems. Cost cutting required by negative cash flows resulted in further delays in software development and implementation. When PrismCare LIS was finally implemented at its first customer site in fiscal 1995, its overall marketability was limited by its commercial insurance laboratory design. Therefore, significant additional time and investment would be required to bring the product up to competitive clinical laboratory market standards. Concerning TimeNet, the lack of new sales was related to a dramatic increase in the number of competitive offerings in the time and attendance system market, TimeNet's lack of a graphical user interface, and customer reluctance to contract with the Company based upon its financial condition.

     Second, the markets in which the Company sold products offered the Company little opportunity for significant growth in sales and market share. The domestic laboratory information system market had become highly saturated so that the majority of system sales opportunities were to replace customers' old existing systems. This proved to be difficult considering the long-standing loyalty and investments of these customers with their existing laboratory system vendors. The negative cash flow associated with the lack of new sales and the significant remaining investment required to bring PrismCare LIS and TimeNet up to competitive market standards combined to bring about the suspension of all existing product sales efforts in the Company by the end of fiscal 1996.

     Third, in fiscal 1996, the Company recognized that contract programming and consulting services offered the greatest potential for profitability and improved shareholder value. Although the Company had earlier ceased its product development efforts in Cortex LIS and PrismCare LIS, twelve customers continued to renew their system license and/or hardware/software maintenance support agreements each year. The total number of such customer license/maintenance contracts has slowly decreased during the past two years.

     More  importantly  for  the  future,  however, the Company  has  begun  to determine the market potential for its alternative programming resources business since its inception in fiscal 1995. Based upon its experience in the market and critical industry forecasts, the Company believes that this line of business is the best vehicle for financial recovery and the development of a viable ongoing enterprise for the future. By focusing its operations on providing contract programming and consulting services, the Company has begun to generate new revenues and has reduced expenses, thus reducing its operating losses. These actions substantially reduced the Company's level of cash consumption in fiscal 1996 as compared to fiscal 1995. However, the Company did not generate sufficient cash flow in fiscal 1996 to support its operations.

     The Company has incurred operating losses since inception which have resulted in an accumulated deficit of $33,207,699 at June 30, 1996. In addition, at June 30, 1996 the Company had a working capital deficit of $3,406,254 and a stockholders' deficit of $3,255,515. In fiscal 1993 and fiscal 1994, the Company experienced delays in completion of its products which resulted in an inability to timely install ordered systems and an inability to close new orders. In fiscal 1995, the Company succeeded in receiving acceptance of its products by some of its customers; however, sales momentum had been lost because of the extended delays. During fiscal 1995, the Company wrote off software development costs and purchased software costs because the cost reduction strategies employed by the Company included reduction of sales and marketing staff and related activities. In fiscal 1996, the closing of new orders continued to be impacted by this lack of momentum and by the Company's financial status. In order to reduce its losses, the Company no longer marketed its medical software and related products, but has taken steps to decrease expenses and generate revenues by providing contract programming and consulting services and by acting as an intermediary in providing such services.

     The Company's operating growth strategy includes the expansion of its marketing efforts through strategic alliances and the development of new customers with the expenditure of a minimum of resources. During fiscal 1996, the Company reduced its staff by 50 percent and lowered operating expenses by 64%; however, such cost-saving moves will not be sufficient to allow the Company to timely meet all of its obligations while attempting to grow revenues to a level necessary to generate cash from operations; therefore, the Company is pursuing additional funds through private equity financings or additional debt financings. Although there can be no assurances that additional financing can be obtained or that if obtained, such financing will be sufficient to prevent the Company from having further to reduce materially its level of operations or be forced to seek protection under federal bankruptcy laws, management of the Company believes that sufficient financing will be available until operations can be funded through contract programming and consulting services. Ultimately, the Company will need to achieve a profitable level of operations to fund growth and to meet its obligations when they become due. See "Risk Factors -- Need for Additional Capital."

SERVICES

ALTERNATIVE PROGRAMMING RESOURCE SERVICES

     According to STAFFING INDUSTRY REPORT, a staffing services industry publication, the information technology temporary staffing sector of the industry is one of the fastest growing sectors of the temporary staffing industry and was estimated to have 1995 revenues of approximately $9 billion, which represents a 25% increase per year for the past two years.

     The prodigious growth rate of the information technology staffing services sector is being driven by several important corporate strategic trends. Corporate restructuring, downsizing, government regulations, rapid advances in technology, and the desire by many companies to shift employee costs from a fixed to a variable expense basis, have resulted in the use of a wide range of staffing alternatives by businesses. Over the last decade, the increased use of technology has led to a dramatic rise in demand for technical project support, software development, and other computer-related services. Corporations have outsourced many of these departments and/or have utilized the employees of staffing firms in an attempt to meet the increased demand for computer-skilled personnel.

     Since fiscal 1995, the Company has developed a growing niche business within the information technology sector by providing alternative programming resources (APR) to domestic customers. The Company achieves this by recruiting, training, importing, and contractually deploying foreign information technology professionals from the former Soviet Union (FSU) for direct assignment to customer programming projects. The mechanism by which such prospective foreign contractors are identified and prepared for assignment to U.S. company projects is the Company's cooperative business relationship with a technology firm based in the FSU. The Company has a working relationship with PRIZE-ITM, LTD. ("PRIZE"), a Latvian company which specializes in information technology recruiting, training and software development. The principals of PRIZE are generally former senior executives and managers of the Research Division of the Riga Institute for Civil Aviation Automation and Controls, Riga, Latvia. In the former Soviet Union, the Riga Institute provided information technology education and software development services to the Ministry of Civil Aviation (AEROFLOT). The original nucleus of PRIZE employees came from the Riga Institute after the major functions supporting AEROFLOT were discontinued. The Company pays a monthly fee to PRIZE for the services they perform in recruiting and training personnel for U.S. assignments. The process works as follows:

   <circle>   The   Company   identifies   information   technology   personnel
           requirements with its U.S. customers, and provides PRIZE with a technical job profile which describes the specific applications software, computer hardware, operating systems and years experience required to qualify for the specific U.S. customer-identified position. PRIZE has developed three methods for identification and selection of appropriate candidates. First, PRIZE has developed a data base of resumes of individuals from Riga and other parts of the former Soviet Union who have technical and language proficiency skills necessary to work in the United States, and who have indicated a desire to work overseas. This data base is interrogated with the specific job criteria, and any personnel matches are further interviewed to ascertain if the individual is technically qualified for the specific job and has a desire to participate in the Company's U.S. placement program. The second method is to advertise in local newspapers for information technology professionals with specific technical skills and work experience. These advertisements are placed with a specific U.S. customer in mind that has identified a need within its organization which cannot be filled through its normal domestic U.S. personnel selection channels. Third, PRIZE has recruiting representatives in other cities in the former Soviet Union who participate in job fairs, and who recruit potential candidates through educational institutions or technical companies in their local area.

   <circle>  PRIZE  provides  several types of training depending upon the U.S.
           based customer needs and the needs of the people who are being recruited to fill positions at the customer site. Computer based or classroom training is provided in subjects such as specific programming languages, specific computer operating systems, and business subjects for which computer automation support is provided by the customer to its users. Additional training is provided in English, and U.S. business and personal lifestyles. Not all candidates recruited by PRIZE are trained in technical subjects if they have the requisite skills based on their previous work experience. Depending on the U.S. customer, some specific training may be provided by the customer once the contractors are at the customer's site. This training is usually more detailed education regarding the customer's business, applications software, and technical environment.

   <circle> The typical contract relationship  with  foreign contractors starts with a representation agreement which allows the Company to represent the candidate for a fixed period of time in the U.S. information technology market. Further this contract authorizes the Company to process an H1-B work visa with the U.S. Immigration Service when an appropriate job has been found for the candidate. This contract also identifies specific training required to be performed by the candidate prior to reporting to the U.S. customer's work site. After the H1-B visa is approved, the Company and the candidate sign a three year contract which supports the employment requirements of the H1-B visa, and identifies all the services to be performed by the Company and the contractor. All employment and compensation terms are between the Company as employer, and the contractor as an employee of the Company.

   <circle>  The  Company places its foreign workers with  companies  who  have specific technical needs which are not being filled with domestic workers. Usually these jobs are in technical areas of legacy system maintenance where older technologies are still being used, and where there is a defined shortage of qualified manpower in this country. The Company places its candidates as contract services employees directly with customer companies, and also has strategic business relationships with other contract services companies who have job openings with their customers which they cannot fill from the available U.S. personnel resource pool.

   <circle>  The  Company  provides  all  visa  application  support, including application fees, and also provides international and domestic transportation to the customer's work-site. When necessary, the Company also provides housing and other support services, e.g. utilities and telephone, until the contractor is capable of establishing credit in order to provide these services for himself.

     The Company's first target of opportunity for the contractual placement of these FSU computer specialists in U.S.-based computing assignments is in the legacy system support and maintenance. A "legacy system" is defined as a business application system developed ten or more years ago in an older computer language (such as COBOL, PL/1, or Assembler Language) that continues to operate on a mainframe or mid-frame hardware platform. The cost of maintenance for such systems has steadily risen over the years. Even more problematic for the U.S. companies operating legacy systems today is the ever-decreasing domestic labor pool of programmers who are technically qualified and who desire to perform software maintenance tasks.

     The increasing disparity between the amount of legacy system maintenance demand and the supply of qualified, motivated programmers to perform it is further escalated by the Year 2000 conversion issue. Also known as the
"millennium bug," this problem arises from the widespread use of only two digits to represent the year in computer programs performing date computations and decision-making functions. Unless these programs are modified, many will fail due to their inability to interpret properly these date fields (e.g., such programs may interpret "00" as the year "1900" rather than as "2000"). The Gartner Group, an information technology market research firm, has estimated that it will cost the public and private sectors between $300 and $600 billion worldwide to perform the necessary Year 2000 conversions. The cost to the U.S. federal government alone is estimated to be over $30 billion.

     With the further expansion of its APR business and associated contacts throughout the FSU, the Company believes it can offer American businesses a viable legacy system maintenance staffing alternative. Contractual engagements are arranged either directly by the Company with individual customers or through the sales and marketing efforts of third-party business partners. When the Company receives orders for such foreign contractors from the customer, it arranges for their work visas, their transportation to the U.S., and their housing and local transportation needs in the customer's city/state of business. While working under customer contracts, the foreign contractors generate revenues at market rates for their time, from which the Company pays them a basic salary that includes cash and payments-in-kind for basic necessities (i.e., housing, utilities, transportation, etc.) according to the prevailing wage determined by the local state government.

     The  Company  currently  has  30 foreign contractors actively employed  in
U.S.-based  contracts  at  six  different   customer   business   locations  in
California, Minnesota, Georgia, and New Hampshire.

     The Company has recently entered into a joint marketing agreement with Technical Directions, Inc. ("TDI"). TDI is a professional contract services company, and under the five year joint marketing agreement, TDI will market the Company's personnel resources. The Company will be the preferred provider of foreign workers to TDI. The joint marketing agreement is in its initial stages and no assurances can be given that TDI will be successful in placing the Company's personnel resources or that the Company will find qualified technical personnel to fulfill the needs of TDI's clients.

SOFTWARE/HARDWARE MAINTENANCE SUPPORT SERVICES

     The Company provides software and hardware maintenance support services to customers who have licensed one or more of its proprietary system products on the basis of annually renewable contracts. Products for which maintenance support service contracts are available include PrismCare LIS. Maintenance support services are no longer provided by the Company to TimeNet customers. These maintenance support services are available to such customers 24 hours per day seven days per week. In addition, overnight delivery of hardware is available when needed.

SOFTWARE DEVELOPMENT AND IMPLEMENTATION SERVICES

     The Company provides software development and implementation services for customers who desire new customized applications which are based on PC network, client-server, and/or Internet technology platforms. These engagements are contracted on an individual customer basis and generate revenues at market rates for required time and materials.

PRODUCTS

TIMENET TIMEKEEPING SYSTEM

     In fiscal 1993, the Company acquired all of the marketing rights to an automated timekeeping system known as "TimeNet", formerly "IntelliTime". This system automates the time and attendance record-keeping functions maintained either manually or by card-punch clock system. Time and attendance information (as well as information regarding the worker's location in the hospital, office, or plant) is taken directly from a magnetically encoded or bar-coded badge. As consideration for the marketing rights to the system, the Company agreed to pay $40,000 and a royalty of 10% of gross software and hardware sales through February 12, 1995 up to a cumulative total of $100,000, with respect to TimeNet. The Company has an additional commitment to pay royalties to St. Agnes Hospital on software sales related to the TimeNet product at 15% of related sales, but in any event not less than $75,000 for a three-year period ending December 22, 1995. The Company has sold and installed four TimeNet systems in hospitals to date; additionally, two systems had already been installed in hospitals when the marketing rights were acquired. However, TimeNet development, sales, and marketing efforts were suspending indefinitely in April 1996, and all existing TimeNet customer maintenance support service contracts terminated.

RESOURCE UTILIZATION MANAGEMENT SYSTEM (RUMS)

     In December 1993, the Company purchased an exclusive license to a proprietary software development methodology and for the use and resale, into the health care market, of a proprietary universal scheduler software package ("Resource Utilization Management System" or "RUMS") from TransMillenial Resources Corporation in exchange for 100,000 shares of Common Stock.

     In connection with this agreement, the Company recorded in December 1993 $550,000 in consulting expenses and $1,000,000 as an asset for the purchased software. This agreement also encompassed compensation for past services. In February 1995, the Company entered into an agreement to purchase rights to use and resell, into any market, the proprietary universal scheduling software acquired in fiscal 1994 for the health care market. The agreement required the

Company to issue 10,000 shares of its Common Stock and a warrant to purchase 40,000 shares of its Common Stock at $0.01 per share with a fair market value of $500,000 as consideration for these rights. At September 30, 1995, the Company expensed the remaining asset value of $1,156,522 related to RUMS because the cost reduction strategies employed by the Company included reduction of sales and marketing staff and activities. The Company is not currently directly marketing RUMS. No significant sales of this product have been recorded to date.

ACCELERATOR

     The Company developed a proprietary memory resident data base management software for intercepting and processing file requests from a workstation in a computer data communications network which reduces network traffic and file server activity. Since pre-allocation of memory is not required and memory can be released to the workstation when no longer in use, programs running against data base servers or file managers achieve a reduction in network traffic and provide for high speed network communications. The Accelerator overcomes the deficiencies found in conventional network management devices and methods by eliminating network latency and measurably increasing file access speed by storing files in local memory.

     The Accelerator software is embedded in the Company's PrismCare LIS application software to enhance its run-time performance. During fiscal 1994-1995, the Company submitted a patent application for the Accelerator and began market research efforts to determine whether it could successfully be marketed either as a stand-alone product or as a component of other vendors' product offerings. Accelerator is not being pursued by the Company at this time since, to date, the Accelerator has not been sold, licensed, or installed in any customer sites other than as a component of PrismCare LIS.

PRISMCARE LIS

     PrismCare LIS applications automate the various functions of the laboratory and track the flow of events within the laboratory departments. The Company has previously marketed, and may continue to market, PrismCare LIS as FAILSAFE LIS. PrismCare LIS applications collect and validate data; interface with and respond to requests for information from laboratory instruments; organize data to ease their interpretation and to facilitate presentation; generate reports; provide quality control and assurance functions; and communicate data and results to various other departments of the hospital. Specifically, PrismCare LIS includes the following three applications, each of which can operate independently or as a part of an integrated information system: clinical, microbiology (not yet completed), and communications modules.

     The Company capitalized approximately $2,483,000 in software development costs through June 30, 1992, and began amortizing those costs over five years in fiscal 1993. At June 30, 1995, the Company expensed the remaining asset value of approximately $914,000 because the cost reduction strategies employed by the Company included reduction of sales and marketing staff and related activities.

     In 1994, the Company completed one installation of PrismCare LIS which comprised the clinical and communications applications. The Company has also sold an additional license to the user based on throughput volume, and entered into an agreement with the licensee pursuant to which the Company provided modifications and new features customized to the customer's specifications during fiscal 1995 and fiscal 1996.

CORTEX LIS

     Cortex LIS is also a client-server based system which is written in a combination of programming languages and utilizes Novell NetWare and MS DOS operating systems. It contains clinical, microbiology, and communications software applications which have fewer functions and run on smaller local area networks with less powerful file servers and without the larger storage capacity of PrismCare LIS. Cortex LIS has disk duplexing operation protection features similar to those of PrismCare LIS. Cortex LIS is more suitable and affordable for smaller health care facilities which do not handle the volume of transactions of larger facilities. The Company currently has twelve customers with Cortex LIS installed. The Company has sold no new Cortex LIS system licenses since fiscal 1992 but has continued to provide annually renewable software and hardware maintenance support service contracts to its existing Cortex LIS customer base.

CUSTOMERS

     The Company's present customer base includes those companies to which it is providing services in one of the previously-described three service categories: alternative programming resource services, software development and implementation services, and software/hardware maintenance support services. A small number of customers has made up a relatively large percentage of the Company's total revenues for each of its fiscal years. The Company's principal customers (i.e., accounting for more than 10% of its revenues) in fiscal 1996 were Osborn Laboratories, Inc. and EDS which constituted approximately 41% and 36% of the Company's total revenues, respectively. In fiscal 1995, Osborn Laboratories, Inc., Cameron & Associates, Inc. (owned by affiliates), and Southside Hospital constituted approximately 27%, 17%, and 14% of the Company's total revenues, respectively. In the quarter ended September 30, 1996, EDS, TDI, and Osborn Laboratories, Inc. constituted approximately 53%, 16%, and 11% of the Company's total revenues, respectively. The loss of any significant customer through cancellation may have a material adverse effect on the Company's operating results.

     Revenues from sales to customers located outside the U.S., all of which were sales to Canadian customers, accounted for approximately 5% of total revenues in fiscal 1995. There were no revenues from sales to customers located outside the U.S. in fiscal 1996.

SALES

     During fiscal 1996, in connection with the Company's shift in focus to contract programming and consulting, one product sales staff position and three sales support staff positions were eliminated. The Company's executive officers and certain technical staff members currently participate in selling efforts by directly contacting potential customers. More importantly, the Company relies upon and benefits from the efforts of third-party business partners in the sale and placement of foreign contractors in new customer contracts and the management of such accounts after the sale.

     During fiscal 1995, all of the Company's business came from direct sales made by the Company's sales representatives or by supplementary sales to existing customers.

COMPETITION

ALTERNATIVE PROGRAMMING RESOURCE SERVICES

     The information technology temporary services industry is highly competitive with limited barriers to entry. Within local markets, smaller firms actively compete with the Company for business, and in most of these markets no single company has a dominant share of the market. The Company also competes with larger full-service and specialized competitors in national, regional, and local markets which have significantly greater marketing, financial, and other resources than the Company.

     However, due to the niche definition of its APR market segment and the growing general shortage of legacy system maintenance programmers, the Company does not believe the external competition represents the primary impediment to its placement of FSU programmers in customer contracts. Rather, the Company's APR business is limited primarily by its ability to recruit, train, and present qualified FSU contractor candidates to the customer and to obtain acceptance by potential customers of using foreign contractors. Qualification attributes for placement in U.S. customer contracts include the particular technical skills and experience corresponding to the customer's requirements and sufficient English language skills to communicate effectively in an American business environment.

SOFTWARE DEVELOPMENT AND IMPLEMENTATION SERVICES

     The market for providing such generalized applications software development and implementation services is highly competitive and fragmented along industrial and technical specialty lines. Competitive advantage is earned by developing core competencies in particular industry applications and in specific technology skill areas.

     The Company's industrial/application core competencies are in the areas of laboratory information systems and complex, rules-based applications. Complementing its application expertise is a depth of technical knowledge and experience in PC networks, client-server technologies, object oriented technologies, Internet technologies, and system integration.

SOFTWARE/HARDWARE MAINTENANCE SUPPORT SERVICES

     The Company has a virtually exclusive market offering in this component of its services business because it owns the licensing rights to the Cortex LIS software being maintained and supported. Therefore, customers must renew the Company's software license and maintenance support service agreements each year in order to continue legally to operate the system. Although the Company has experienced a slow erosion of this customer base during the past two years as some former customers have chosen to replace Cortex LIS with new laboratory information systems, a critical mass of customers have continued to renew their license and maintenance support service agreements each year.

     The Company faces competition from a large number of hardware service providers of many different sizes and specialties. However, since most of the remaining Cortex LIS customers desire single vendor support for software and hardware, the Company has also retained the hardware maintenance business of most of these customers.

PROPRIETARY RIGHTS

     All of the Company's software systems have only limited proprietary protection, so it is possible that a competitor may develop systems similar to the Company's based on its independent research and development. The Company also believes that the size and complexity of the software encompassing its applications would make unauthorized use of its systems difficult. Additionally, the Company includes confidentiality provisions and proprietary ownership disclosures in its customer and distributor agreements, and its software includes anti-pirating features to protect further the Company's proprietary rights.

GOVERNMENT REGULATION

     The Company's operations are subject to various federal and state laws. The Company believes that its operations currently comply with such laws, but there can be no assurance that subsequent laws, or subsequent changes in current laws or legal interpretations, will not adversely affect the Company's operations. Certain applicable laws and regulations are described below.

     In connection with its APR program using FSU employees, the Company must comply with the laws and regulations of the United States Immigration and Naturalization Service (the "INS"). The Company has engaged the services of a business immigration lawyer to assist in the filing of all appropriate documents necessary for the Company to invite foreign workers to the United States for contract programming assignments. While the Company and its immigration lawyer are very familiar with the current rules and regulations, there can be no assurance that the immigration laws of the United States will not be changed, resulting in a potentially negative effect on the Company's ability to engage qualified FSU employees.

     The FDA has indicated that it may further regulate health care systems beyond the blood bank area through its regional FDA offices. This may have some effect upon the Company's computer application systems at customer sites. Additionally, the Company is subject to certain laws regulating clinical laboratories under the Clinical Laboratory Improvement Amendments of 1968 (42 C.F.R. Part 405, et al.), which are enforced by the various states' Departments of Health Services. These laws set forth standards which must be complied with by laboratories and include the laboratory systems provided by the Company.

The Company believes that its laboratory systems are currently in compliance with such laws.

RESEARCH AND DEVELOPMENT

     In fiscal 1996, the Company incurred product development costs totaling $657,437, all of which was expensed as research and development costs. In fiscal 1995, the Company incurred product development costs totaling $2,017,876. The Company discontinued research and development during fiscal 1996 and reassigned employees to contract programming or service and support activities.

HUMAN RESOURCES

     At December 31, 1996, the Company had 39 employees, consisting of 2 executive officers, 5 contract programming and service/support personnel, 30 contract programming and service/support personnel in the United States on visa from the former Soviet Union, and 2 administrative persons. There are 9 employees employed at the Company's headquarters in Sacramento, 6 at customer locations in the Sacramento area, 11 at customer locations in Georgia, 6 at customer locations in Minnesota, 5 at customer locations in El Segundo, California, and 2 at customer locations in Portsmouth, New Hampshire. None of the Company's employees is represented by a labor union. Management considers its employee relations to be good.

INSURANCE

     The annual coverage limits for the Company's general premises liability and workers' compensation insurance policies are $2,000,000 for liability insurance policies and $1,000,000 for workers' compensation. Management believes such limits are adequate for the Company's business. However, there can be no assurance that potential claims will not exceed the limits on these policies.

     The Company does not currently have product errors and omissions insurance. A defect in the design or configuration of the company's products or in the failure of a system to perform the use which the Company specifies for the system may subject the Company to claims of liability. Although as of the date of this filing the Company has not experienced any such claims, there can be no assurance that claims will not arise in the future.

FACILITIES

     The Company's headquarters are located in Sacramento, California. The Company occupies approximately 6,200 square feet of office which it leases form James W. Cameron, Jr., a substantial shareholder, with a monthly rent of $5,335. The lease expires in December 1997.

LEGAL PROCEEDINGS AND CONTINGENCIES

     The Company was notified on March 16, 1995, by the staff of the regional office of the Commission that the regional office intended to recommend that the Commission file a civil action against the Company seeking injunctive and other relief. The staff of the regional office indicated that the complaint would allege violations of various disclosure provisions of the Federal securities laws in connection with the Company's registration statement on Form S-18 that had become effective in August 1992.

     The Company and its attorney met with the Commission staff and the Company proposed a settlement of the complaint. On September 30, 1996, the Commission accepted the Company's offer of settlement whereby it has consented, without admitting or denying liability, to a cease and desist order that it will not commit or cause any future violation of certain Federal securities laws.

     In November 1993, a dispute arose between the Company and its Canadian distributor, Centre de Traitement I.T.I. Omnitech Inc. ("Omnitech"), which was settled in April 1994 and resulted in, among other things, a renewal of the

Company's distribution agreement with Omnitech. The Company entered into discussions to renegotiate its contractual relationship with Omnitech. These discussions led to the execution of a letter agreement on January 27, 1995, that modified certain provisions of the April 1994 agreement. In addition, certain minor changes were agreed to in a letter dated March 22, 1995. The Company has continued to discuss certain issues regarding the interpretation of provisions of their agreement. On May 15, 1995, the Company received a letter from Omnitech declaring an event of default based on the Company's alleged failure to deliver a specified number of shares of the Company's Common Stock pursuant to the agreement. Within approximately sixty days, the subject stock certificates issuable to Omnitech were delivered by the transfer agent to Omnitech. On January 5, 1996, Omnitech sent a letter to the Company indicating that Omnitech intended to file a lawsuit against the Company and others, stating a number of claims. Omnitech indicated their belief that the value of these claims exceeds $5.0 million. The Company believes that Omnitech has breached the contract and intends to vigorously defend itself if a lawsuit is filed. The Company has offered to settle the dispute, but the Distributor has not responded to the Company's offer.

     The expense of defending any lawsuit in connection with this agreement will place additional strains on the Company's resources and cash position and the Company may be required to seek protection under federal bankruptcy laws should Omnitech pursue its claims through litigation. Moreover, due to the Company's current and projected cash position, the Company may not be able to satisfy an adverse verdict in this matter that obligates the Company to pay any significant damages to Omnitech. In the event an adverse verdict is the result of this dispute, the Company may be required to seek protection under federal bankruptcy laws.

     The Company was served with a lawsuit filed on September 17, 1993, in Sacramento County Superior Court against it and others by a former employee. The lawsuit alleged sexual harassment and wrongful termination and sought general and special damages of $2.0 million plus undisclosed punitive damages. On May 27, 1995, the Company reached a settlement with the former employee pursuant to which the Company caused its insurer to deliver a cash payment to the former employee. The Company issued 25,000 shares of unregistered common stock to the former employee subsequent to the settlement being approved by the Superior Court in July 1995.

     In July 1994, the Company received a formal request for indemnification from one of the individual defendants as it pertains to the lawsuit filed on September 17, 1993, in Sacramento County Superior Court discussed above. The Company denied that it had any obligation and the matter was submitted for determination by an arbitrator in accordance with certain indemnification agreements between the Company and the individual. The arbitrator determined that the Company had an obligation to pay for the cost of defense of the individual. Based on this ruling, the Company reimbursed the individual approximately $93,000 for expenses he had incurred in defending the action and will pay his continuing defense costs. However, the Company has reserved its right to seek reimbursement of these amounts from the individual under appropriate circumstances. On June 19, 1995, the Company received a demand by the individual seeking reimbursement of fees and settlement costs incurred by the individual and his insurer. On August 18, 1995, the Company formally rejected that demand. The Company does not believe that the outcome of this matter will have a material adverse impact on its financial position or results of operations.

     The Company also received a demand for indemnification of legal expenses for separate counsel from the other individual defendant in the lawsuit filed on September 17, 1993, in Sacramento County Superior Court discussed above. The Company had been providing a defense to this individual through its counsel and disputed that it had an obligation to provide for separate counsel. This matter was resolved by the Company's agreement to provide for separate counsel. The Company has reimbursed the former officer approximately $41,000 for expenses he had incurred in defending the action. In August 1995, the Company received notification from the individual's law firm that the Company was in arrears of approximately $12,000 in its obligation to reimburse the firm for fees and expenses in defending the individual and has arranged for terms under which such amount will be paid. The Company does not believe that the outcome of this matter will have a material adverse impact on its financial position or results of operations.

     In April 1994, the Company entered into a settlement agreement with a former officer and director (the "Former Officer") and a former consultant, officer, and director (the "Former Consultant") in connection with disputes concerning outstanding compensation, expense reimbursement, equity entitlement issues, and ownership of the Company's proprietary software. In November 1994, the Former Officer and Former Consultant asserted that the Company had breached certain of its obligations under the settlement agreement. In February 1995, the Company cured any alleged default under the settlement agreement by fulfilling certain nonmaterial obligations to the Former Officer and Former Consultant. In addition, the Former Consultant asserted claims against the Company and numerous other parties under a variety of legal theories. On February 17, 1995, the Former Consultant demanded payment of $1.9 million in settlement of all outstanding claims. On June 12, 1995, the Former Consultant filed a lawsuit in Sacramento County Superior Court against the Company, its then-current directors, James Cameron, Jr., the Former Consultant's stockbroker and brokerage firm, and one of the Company's large customers. The lawsuit set forth twenty causes of action based on a variety of legal theories and sought in excess of $15.0 million in damages, plus punitive damages. On August 21, 1995, the Superior Court granted petitions to compel arbitration filed by the Company's defendants and Mr. Cameron which petitions were based on the arbitration provision of the April 1994 Settlement Agreement. The Court also granted a similar motion filed by the Former Consultant's stockbroker and brokerage firm. The litigation of the case in Superior Court was stayed pending the outcome of the arbitration of all claims set forth in the action. In February 1996, the Arbitration Panel entered its order dismissing with prejudice all of the claims made against the Company's defendants and Mr. Cameron, and awarded the Company recovery of a portion of its fees and costs. On July 26, 1996, the Superior Court confirmed the Arbitration Panel's order of dismissal and fee award. On September 10, 1996, the Company was notified that the Former Consultant had filed a Notice of Appeal with the 3rd District Appellate Court. The Company does not believe that the outcome of this matter will have a material adverse impact on its financial position or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The names and ages of the Executive Officers and Directors of the Company as of December 31, 1996, and certain information about such persons, are set forth below. The Company's Bylaws provide for a Board of Directors of not less than three nor more than seven members, with the actual number to be set by resolution of the Board. Each of the Company's Directors is elected at the annual meeting of shareholders of the Company and serves until the next annual meeting, until such person's successor is elected and qualified, or until such person's earlier death, resignation, or removal.

     Executive Officers are appointed by, and serve at the discretion of the Board of Directors. The Company has not paid any fees or other remuneration to the Directors for their services as Directors. The Directors who are not an employee of the Company do, however, receive upon their initial election or appointment an automatic grant of a stock Option, subject to a three-year vesting period, to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of the appointment or election under the Company's 1993 Stock Option/Stock Issuance Plan. Furthermore, beginning in the third year as a Director, each Director who is re-elected to the Board of Directors will receive an automatic grant of a stock option to purchase 1,000 shares of Common Stock, at an exercise price equal to the fair market value on the date of re-election. Such subsequent grant of 1,000 shares shall continue each year of re-election until the plan expires in 2003. No family relationship exists between any of the Officers or Directors.

     On September 17, 1996, the Board of Directors granted a non-statutory option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $2.00 per share to Edward L. Lammerding, Chairman of the Board. The option vests over 3 years and expires on September 17, 2001.

     On December 31, 1996, Mr. W. Robert Keen became Chief Executive Officer. In exchange for his services, Mr. Keen received 225,000 shares of Common Stock and will be entitled to receive on a quarterly basis options to purchase 80,000 shares of Common Stock at an exercise price equal to the fair market value as of the date of grant up to an aggregate of 320,000 shares pursuant to one of the Company's stock option plans. The 225,000 shares of Common Stock are subject to forfeiture in the event Mr. Keen voluntarily leaves the Company prior to January 1, 1998, and the quarterly options to purchase in the aggregate of 320,000 shares of Common Stock are subject to shareholder approval of an amendment to the Company's stock option plan allowing for such issuance.

     The following table indicates certain information concerning the Directors and Executive Officers.

NAME                                 Age       Principal Occupation at Present and for Past Five Years
Gerald W. Faust, Ph.D.                53        Director since June 1994; President  of  Faust  Management
                                                Corporation since October 1983; Adjunct Professor  at  the
                                                University of California at Los Angeles Graduate School of
                                                Management.   Dr.  Faust  is  a  member  of  the  Board of
                                                Directors of IMREG.

W. Robert Keen                        54        Director  since  November 1996 and Chief Executive Officer since December 31,  1996;  Owner  of Jonathan Companies, a management and consulting company,  since  1993; President of Occupational-Urgent Care Health Systems, Inc. from 1988 to  1992.  Mr. Keen is a member of the Advisory  Board  of the  U.C.  Davis  Graduate  School  of  Management  and  a
                                                Commissioner   on  the  Sacramento  County  Civil  Service
                                                Commission.

Edward L. Lammerding                  67        Director  since November 1993, Chairman of the Board since
                                                1995; President  of  Sierra  Resources  Corporation  since
                                                1982;  Chairman  of the Board of Digital Power Corporation
                                                since  1989;  member  California  Lottery  Commission  and member  of the Board  of  Trustees,  St.  Mary's  College;
                                                Director  and Secretary of Occupational-Urgent Care Health
                                                Systems, Inc. from September 1983 to February 1992.

Thomas W. O'Neil, Jr.                 67        Director since November 1995; Certified Public Accountant;
                                                Partner, Schultze,  Wallace  and O'Neil, CPA's since April
                                                1991; Retired Partner, KPMG Peat  Marwick,  1955  to 1991;
                                                Director   California   Exposition   and  State  Fair  and
                                                Sacramento Regional Foundation; Chairman,  Regional Credit
                                                Association; Director of Digital Power Corporation.

George Van Derven                     53        President  since  September  1, 1995, and Chief  Executive
                                                Officer  from  September 1, 1995  to  December  31,  1996;
                                                joined the Company  in  October  1993 as Vice President of
                                                Operations; President, Transportation  Automation Services
                                                Division of AMR Information Services from  1989 to October
                                                1993.

James D. Alexander                    42        Vice  President  of  Operations  since 1994; formerly Vice
                                                President of Information Systems for  S&A Restaurant Corp.
                                                in  Dallas,  TX (1989-94); B.S. in Computer  Science  from
                                                Stephen F. Austin  State  University  (1976);  M.B.A. from
                                                Southern Methodist University (1992).

COMMITTEES OF THE BOARD; MEETINGS AND ATTENDANCE

     The Company has a Compensation Committee, Audit Committee and Management Committee. The Company does not have a nominating committee.

     The Compensation Committee consisted of Messrs. Lammerding and O'Neil during the fiscal year ended June 30, 1996. The Compensation Committee held one meeting in fiscal 1996. Its function is to establish compensation for all executive officers of the Company and administer the Company's Special Stock Option Plan, 1993 Stock Option/Stock Issuance Plan and Employee Savings Plan. The Audit Committee consisted of Messrs. Faust and O'Neil in fiscal 1996 and held one meeting during fiscal 1996. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of the Company. It reviews, with the Company's independent accountants, the scope and result of their audit, fees for services and independence in servicing the Company. The Management Committee consisted of Messrs. Faust and Lammerding in fiscal 1996 and held no meetings during fiscal 1996. The Management
Committee may exercise all the authority of the Board of Directors in management of the Company, except for matters expressly reserved by law for action by the Board of Directors.

     During fiscal 1996, the Board of Directors met twelve times. During this period, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.


                              EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and one other executive officer who earned in excess of $100,000. No other person made over $100,000 during the fiscal year 1996.

     Columns regarding "Bonus," "Restricted Stock Awards" and "Long-Term Incentive Plan [LTIP] Payouts" are excluded because no reportable payments were made to such executive officers for the relevant years.

                            SUMMARY COMPENSATION TABLE

                                                               Long-Term Compensation
                        Annual Compensation                    Awards         Payouts

Name and            Fiscal                Other Annual       Options/       All Other
Principal Position   Year   Salary ($)   Compensation ($)    SARs (#)     Compensation

George R. Van        1996    131,667            -             37,500{(3)}       None
Derven, President    1995    130,000          2,580{(2)}        None            None
                     1994     92,667          5,235{(2)}      70,000{(3)}       None

James D. Alexander,  1996    108,000                 -        27,000{(4)}       None
Vice President of    1995    108,000          1,065{(2)}       5,000{(4)}       None
Operations           1994     22,500          2,197{(2)}      20,000{(4)}



   (1) Mr. Van Derven served as Chief Executive Officer from September 1, 1995 to December 31, 1996. Prior to September 1, 1995, he was Chief Operating Officer.
(2) The Company paid expenses related to corporate housing for Messrs. Van Derven and Alexander.
(3) The Company granted to Mr. Van Derven an option to purchase 37,500 shares of Common Stock at $0.78125 per share and adjusted the exercise price of previously issued options to purchase 70,000 shares at $0.78125 in April 1996.
(4) Mr. Alexander received an option to purchase 27,000 shares of Common Stock at $0.78125 per share in April 1996. An option to purchase 5,000 shares at $10.00 per share was granted in October 1994, and in April 1996 the exercise price of this option along with 20,000 other options previously granted was adjusted to $0.78125 per share.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                Percent of total           Exercise Price
                            Options/SARs     options/SARs granted to     ($/SH)      Expiration DATE
          NAME               GRANTED (#)    EMPLOYEES IN FISCAL YEAR
George R. Van Derven           37,500                 22.5%             $0.78125        4/10/2006

James D. Alexander             27,000                 16.2%             $0.78125        4/10/2006

AGGREGATED  OPTION/SAR EXERCISES  IN  LAST  FISCAL  YEAR  AND
FISCAL YEAR-END OPTION/SAR VALUES

No options were exercised in fiscal 1996 by any of the officers named in the Summary Compensation Table. The following table sets forth the value of unexercised options and SARs held by the named executives at fiscal year end:


                                                                        Options/SARs              Value of
                                                                          at Fiscal          Unexercised in-the-
                                                                         Year-End(#)        Money Options/SARs at
                           Shares                                      Exercisable(E)/       Fiscal Year-End (1)
                          Acquired                  Value                Subject to            Exercisable(E)/
          NAME          ON EXERCISE #            REALIZED($)            REPURCHASE(U)            Subject to
                                                                                                REPURCHASE(U)
George R. Van Derven                 0                      $0                  70,000(E)              $43,750(E)
                                                                                37,500(U)              $23,438(U)
James D. Alexander                   0                       0                  25,000(E)              $15,625(E)
                                                                                27,000(U)              $16,875(U)

________________

(1)    Based on the  $1.40  per  share final trading price of the Common
Stock at June 28, 1996, after giving effect to the Company's one-for-ten consolidation of Common Stock approved by the stockholders on November 21, 1996.

SPECIAL STOCK OPTION PLAN

       In June 1993, the Board of Directors adopted the Special Stock Option Plan which authorizes 18,800 shares of Common Stock for the grant of
options.   In  June  1993, the Board  of  Directors  granted  options with
respect to 18,715 shares  of  Common  Stock  to  approximately   43  employees.
Options to purchase 13,801 shares of Common Stock under the Special Stock Option Plan were canceled through April 10, 1996, at which time the remaining 4,913 options were canceled and reissued under the 1993 Stock Option/Stock Issuance Plan. The reissued options have a $0.78125 option price, the closing market price on that day, after giving effect to the Company's one-for-ten consolidation of Common Stock.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

       The 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), pursuant to which key employees (including officers) and consultants of the Company and the non-employee members of the Board of Directors may acquire an equity interest in the Company, was adopted by the Board of Directors and Shareholders during 1993.

       An aggregate of 400,000 shares of Common Stock are reserved for issuance over the ten year term of the 1993 Plan. However, no officer of the Company may be issued more than 200,000 shares of Common Stock under the
1993 Plan.  The 1993  Plan  contains  three  separate  components:    (i)   a
Discretionary Option Grant Program under which key employees and consultants may be granted options to purchase Common Stock; (ii) an Automatic Option Grant Program under which option grants will be made at periodic intervals to non-employee Board members; and (iii) a Stock Issuance Program under which eligible individuals may be issued shares of Common Stock, either through immediate purchase or as a bonus based on performance criteria. The 1993 Plan is administered by the Compensation Committee. The shares issuable under the 1993 Plan will either be shares of the Company's authorized but previously unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased on the open market and held as treasury shares. As of June 30, 1996, approximately 85,711 shares are available under the 1993 Plan for grant.

       During fiscal 1996, the Company granted options to purchase 37,500 and 27,000 shares of Common Stock for Messrs. Van Derven and Alexander, respectively. In addition, during fiscal 1996, Mr. O'Neil received options to acquire 5,000 shares of Common Stock pursuant to the Automatic Option Grant Program of the 1993 Plan. Further, during fiscal 1996, the Compensation Committee agreed to reprice previously granted options to Messrs. Van Derven, Alexander and Faust of 70,000, 20,000, and 5,000 shares, respectively, at $.78125 per share which represented the closing price of the Company's Common Stock as of that date. During the second quarter ending December 31,
1996, Mr. Lammerding received options to acquire 1,000 shares of Common Stock
and Mr. Keen received options to acquire  5,000   shares  of  Common  Stock
pursuant  to  the Automatic Option Grant Program of the 1993 Plan.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

       The Company does not have and has not had any long-term incentive plans.

REPORT  OF  THE  COMPENSATION  COMMITTEE   OF  THE  BOARD  OF
DIRECTORS ON THE REPRICING OF OPTIONS

       The Company currently has the Special Stock Option Plan and the 1993 Stock Option/Stock Issuance Plan which are administered by the Compensation Committee. The purposes of these plans are to (1) align the interest of management, employees, and shareholders to build shareholder value by encouragement of consistent, long-term growth; (2) attract and retain key executive officers essential to the long-term success of the Company; (3) reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company;
(4) provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets; and (5) emphasize regard for performance at the individual and corporate level.

       During fiscal 1995, the Company granted options to purchase 57,890 shares of the Company's Common Stock at exercise prices ranging from $6.25 to $10.00 per share to employees and officers. Due to the poor financial condition of the Company, the price of the Company's Common Stock
substantially  decreased.   As  a  result, many employees  no longer felt
that they had a financial interest in the Company because their options were
"out of the  money"  and  left the Company.   In  an  effort  to  retain
quality employees, the Compensation Committee, on April 10, 1996, repriced options to acquire 115,922 shares of Common Stock to $.78125 per share,
the closing market price that  day.   Of  the  115,922 shares  repriced,
70,000 were attributed to Mr. Van Derven, 25,000 were attributed to Mr. Alexander, and 5,000 were attributed to Dr. Faust.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

       Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation and
Section 7.7 of the Registrant's Bylaws provide for indemnification to the extent and under the circumstances permitted by Section 145 of the Delaware General Corporation Law.

       Article  Sixth   of  the  Registration's  Amended  and Restated
Certificate of Incorporation eliminates the personal liability of its directors to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented. Section 102(b)(7) of the General Corporation Law of Delaware provides for the elimination of personal liability of directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases); or (iv) any transaction from which the director derived an improper personal benefit.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                               SERIES E PREFERRED STOCK

On November 18, 1994, the Company entered into a series of agreements for the purchase of Series E Convertible Preferred Stock with James W. Cameron, Jr. and Dr. Max Negri, two existing stockholders. The transaction included a debt to equity conversion of $2,232,856 and an additional aggregate cash investment of $1,215,004 in exchange for the issuance of 287,322 shares of Series E Preferred Stock.

On December 1, 1995, the holders of all the outstanding shares of the Company's Series E Preferred Stock tendered those shares for conversion into 22,335,933 shares of the Company's Common Stock pursuant to the terms of the Series E Preferred Stock Purchase Agreement.

PRIVATE PLACEMENT UNITS

       In February 1995, the Cameron Foundation, an existing stockholder, purchased 105,000 units at $10.00 per unit, each unit consisting of one share of the Company's Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $15.00 per share or $7.50 below the last trading price on the date of the notice of exercise, whichever is lower.
In March 1995, when the trading price was under $7.50, the Cameron Foundation exercised its warrant for no additional consideration.

FINANCING ARRANGEMENTS

       Mr. Cameron is the guarantor of the Company's line of credit with a bank (the "Continuing Guaranty"). As consideration for the execution of the Continuing Guaranty, the Company entered into a Reimbursement Agreement with Mr. Cameron pursuant to which a designee of Mr. Cameron received a warrant to purchase 10,000 shares of the Company's Common Stock at an exercise price of $15.00 per share. Pursuant to the Reimbursement Agreement, in the event that Mr. Cameron is required to pay the bank any monies under the Continuing Guaranty, the Company is required to repay Mr. Cameron the amount of each payment by either 1) paying an equal cash amount or 2) issuing to Mr. Cameron a non-convertible note (the "Straight Note") in the principal amount of such payment by Mr. Cameron, bearing interest at an interest rate equal to the interest rate of the line of credit on the date of such payment and subject to adjustment when and to the extent that the interest rate prevailing under the line of credit may change.

       Furthermore, under the terms of the Reimbursement Agreement, upon written demand by Mr. Cameron, the Straight Note will be replaced by a convertible note (the "Convertible Note") in a principal amount equal to the Straight Note and bearing interest at the same rate. The conversion ratio of the Convertible Note is equal to the "Applicable Percentage," as defined in the Reimbursement Agreement, multiplied by the average trading price of the Company's Common Stock over the period of ten trading days ending on the trading day next preceding the date of issuance of such Convertible Note. The Applicable Percentage, which was originally 50%, has been reduced to 20% per the terms of the Reimbursement Agreement due to the Bank extending the maturity date of the line of credit. The Applicable Percentage may not be reduced below 20%.

       During fiscal 1996, the Company borrowed $738,752 primarily from the

Cameron Foundation and the Negri Foundation, two existing stockholders, pursuant to three unsecured promissory notes. During the quarter ended September 30, 1996, the Company borrowed $173,000 from the Cameron Foundation and from James W. Cameron, Jr. During the second quarter, the Company borrowed $255,000 from James W. Cameron, Jr. and $38,900 from the Negri
Trust. All of these notes mature on the earlier of December 31, 1997, or such time as the Company obtains equity financing, and bear interest at 10.25%. Beginning in October 1996, the Company is required to make monthly interest payments totaling $12,724 on three of the notes.

OTHER

       In July 1994, the Company entered into an interim working agreement with Cameron & Associates, Inc., which is owned by Mr. Cameron and Dr. Negri, to provide computer systems design, integration and operations in connection with a Cameron & Associates, Inc. contract for provision of health care information systems in Russia. In February 1995, the systems integration and detailed design activities project was discontinued and the entire project was phased out over a period of sixty days. The Company was reimbursed at cost for expenditures incurred under this agreement.

       Beginning in November 1995, the Company leased office space from Mr. Cameron. The current lease is for approximately 6,200 square feet, provides for $5,335 in monthly rent, and expires in December 1997.


                                SELLING STOCKHOLDERS

       The shares of Common Stock offered by the Selling Stockholders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

       Under the Exchange Act, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

       With regard to the shares offered by the Selling Stockholders such shares may be sold on the over-the-counter market or in private transactions at prices to be determined at the time of sale. Such shares may be offered through broker-dealers, acting on the Selling Stockholders' behalf, who may offer the shares at then current market prices. Any sales may be by block trade. The Selling Stockholders and any brokers, dealers or others who participate with the Selling Stockholders in the distribution of such shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or fees received by such persons and any profit on the resale of such shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.
Sales may be made by all Selling Stockholders pursuant to the Registration Statement of which this Prospectus is a part.

       The following table identifies the Selling Stockholders, as of December 31, 1996, after giving effect to the Company's one-for-ten consolidation of Common Stock as approved by the stockholders on that date, and indicates (i) the nature of any material relationship that such Selling Stockholders have had with the Company for the past three years; (ii) the number of shares of Common Stock held by the Selling Stockholders; (iii) the amount to be offered for the Selling Stockholders' account; and (iv) the number of shares and percentage of outstanding shares of Common Stock to be owned by the Selling Stockholders after the sale of the Common Stock offered by the Selling Stockholders pursuant to this Offering. The Selling Stockholders are not obligated to sell their Common Stock offered in this Prospectus and may choose to sell all, part, or none of their shares.


                                       Shares Beneficially                  Shares to           Shares Beneficially Owned
                                       Owned Prior to Offering              be Offered             After Offering{(1)}

NAME OF SELLING STOCKHOLDER          Number               Percent                                 Number           Percent
James W. Cameron, Jr. (2)          20,055,961              78.50%           19,306,810          749,151             2.93%
629 J Street
Sacramento, CA 95814
Max Negri, M.D. (3)                 2,768,653              10.84%            2,639,123          129,530                 *
31244 Palos Verdes Drive
  West, Suite 234
Rancho Palos Verdes, CA
W. Robert Ramsdell (4)                233,342                  *               10,000          223,342                 *
Jeffrey Buckner (5)                   613,500              2.41%              600,000           13,500                 *
Porter Partners, L.P.                  33,500                  *               33,500                0                 0
Glenn Wiggins (6)                      17,999                  *                5,000           12,999                 *
Kent & Catherine                       20,100                  *               20,000              100                 *
  Williams  (7)
Porpoise Investors I, LP               10,000                  *               10,000                0                 0
Robert H. Gurevitch                    20,000                  *               20,000                0                 0
John & Barbara Hawley                  20,000                  *               20,000                0                 0
G. Tyler Runnels (8)                    8,587                  *                5,000            3,587                 *
John Forge (9)                         53,000                  *               10,000           43,000                 *
Osborn Laboratories, Inc.              39,273                  *               39,273                0                 0
Penne Page                             25,000                  *               25,000                0                 0
W. Robert Keen                        230,000                  *              225,000            5,000                 *

   * Less than 1.0%.

    (1) Based on a total of 25,490,056 shares of Common Stock outstanding December 31, 1996.
(2) Includes 57,125 shares issuable upon conversion of 76,167 shares of Preferred Stock, Series D, and 1,500 shares issuable upon exercise of warrants, all of which are currently convertible or exercisable. Also includes 175,000 shares held by Mr. Cameron in an IRA and 213,250 shares held by the Cameron Foundation. Mr. Cameron disclaims beneficial ownership in the shares held by the Cameron Foundation.
(3) Includes 62,250 shares issuable upon conversion of 83,000 shares of Preferred Stock, Series D, currently convertible.
(4) Includes 33,750 shares issuable upon conversion of 45,000 shares of Preferred Stock, Series D, currently convertible, 6,092 shares issuable upon exercise of a warrant which is currently exercisable. Also includes 60,000 shares held by Mr. Ramsdell in an IRA, 40,000 shares held in the Ramsdell Irrevocable Trust, and 500 shares of purchased by Mr. Ramsdell as custodian for a minor.
(5) Includes 10,000 shares issuable upon exercise of a warrant which is currently exercisable.
(6) Includes 5,000 shares issuable upon exercise of a warrant which is currently exercisable.
(7) Includes 10,000 shares held in an employee pension plan, 5,000 shares held by Mr. Williams in an IRA, and 5,000 shares held by Mrs. Williams in an IRA.
(8) Includes 3,587 shares issuable upon exercise of a warrant which is currently exercisable.
(9) Includes 40,000 shares issuable upon exercise of a warrant which is currently exercisable.
   (10) Includes 5,000 shares issuable upon exercise of an options all of which are subject to repurchase.

                               PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock and Preferred Stock, Series D, as of December 31, 1996; (ii) all directors of the Company; (iii) all executive officers of the Company; and (iv) all directors and officers of the Company as a group.

                                         Common Stock

               NAME AND ADDRESS OF
                BENEFICIAL OWNER          Number of Shares        Percent{(1)}
James W. Cameron, Jr.                     20,055,961{(2)}           78.50%
629 J Street
Sacramento, CA  95814

Max Negri, M.D.                            2,768,653{(3)}           10.84%
31244 Palos Verdes Drive West
Suite 234
Rancho Palos Verdes, CA  90274
George R. Van Derven                          98,500{(4)}              *
James D. Alexander                            52,000{(5)}              *
Edward L. Lammerding                          27,620{(6)}              *
Gerald W. Faust, Ph.D.                         5,000{(7)}              *
W. Robert Keen                               230,000{(8)}              *
Thomas W. O'Neil                               6,050{(9)}              *
All directors and executive officers         419,170{(10)}             *
as a group (6 persons)

___________________
*  Less than 1.0%.
    (1) Based on a total of 25,490,056 shares of Common Stock outstanding and to be issued as of December 31, 1996.
(2) Includes 57,125 shares issuable upon conversion of 76,167 shares of Preferred Stock, Series D, and 1,500 shares issuable upon exercise of warrants, all of which are currently convertible or exercisable. Also includes 175,000 shares held by Mr. Cameron in an IRA and 213,250 shares held by the Cameron Foundation. Mr. Cameron disclaims beneficial ownership in the shares held by the Cameron Foundation.
(3) Includes 62,250 shares issuable upon conversion of 83,000 shares of Preferred Stock, Series D, currently convertible.
(4) Includes 87,500 shares issuable upon exercise of options, 50,000 of which are not subject to repurchase.
(5) Includes 52,000 shares issuable upon exercise of options, 25,000 of which are not subject repurchase.
(6) Includes 20,000 shares issuable upon exercise of an option which currently not exercisable, 6,000 shares issuable upon exercise of options of which 5,000 are not subject to repurchase, 1,500 shares issuable upon exercise of warrants held by Sierra Resources Corporation, all of which are currently exercisable, and 120 shares held by Mr. Lammerding in an IRA.
(7) Includes 5,000 shares issuable upon exercise of options of which 3,333 are not subject to repurchase.
(8) Includes 5,000 shares issuable upon exercise of options all of which are subject to repurchase.
(9) Includes 5,000 shares issuable upon exercise of options of which 1,667 are not subject to repurchase.
(10) Includes 180,500 shares issuable upon exercise of options and 1,500 issuable upon exercise of warrants, 86,500 of which are not subject to repurchase.

                                      Preferred Stock, Series D

NAME AND ADDRESS OF
BENEFICIAL OWNER                    Number of Shares           Percent
James W. Cameron, Jr.                      76,167                  37.3
629 J Street
Sacramento, CA  95814
W. Robert Ramsdell                         45,000                  22.0
474 Paseo Miramar
Pacific Palisades, CA  90272
Max Negri, M.D.                            83,000                  40.7
31244 Palos Verdes Drive West
Suite 234
Rancho Palos Verdes, CA  90274
All directors and executive officers        -0-                     -0-
as a group (6 persons)

                             DESCRIPTION OF SECURITIES

     As of December 31, 1996, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share, and 1,200,000 shares of Preferred Stock, par value $6.00 per share. The stockholders approved an amendment to the Company's Certificate of Incorporation to provide for a one-for-ten share consolidation and reduce the number of authorized shares of common stock to 100 million effective December 2, 1996.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Common stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the payment of any preferential dividends declared with respect to any Preferred Stock that from time to time may be outstanding. See "Dividend Policy." The Common Stock has no preemptive or conversion rights or other subscription rights and there are no redemptive or sinking fund provisions application to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and all the shares of Common Stock issued by the Company upon the exercise of outstanding warrants will, when issued, be fully paid and nonassessable.

     As of December 31, 1996, the number of shares of Common Stock Outstanding was 25,490,056.

PREFERRED STOCK

     The Board of Directors is authorized to issue up to 1,200,000 shares of Preferred Stock, without any further vote or action by the stockholders, in one or more series, and to fix the rights, preferences, and privileges and qualifications thereof (including, without limitation, voting rights and the limitation or exclusion thereof). The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock, and may have the effect of delaying, deferring or preventing a change in the control of the Company.

     Of the 1,200,000 authorized shares of the Preferred Stock, 225,000 are designated Series D Preferred Stock of which 204,167 were outstanding as of December 31, 1996.

      Each share of Series D Preferred Stock is convertible, at the option of the holder thereof, at any time into six-tenth shares of Common Stock, subject to certain adjustments. Holders of Series D Preferred Stock are entitled to receive cumulative dividends of $0.60 per year per share which accrue beginning July 1, 1994, and are payable quarterly to the extent permitted by law. Holders of Series D Preferred Stock are entitled to vote together with holders of the Common Stock on an as converted basis (i.e., each share of Preferred Stock represents the voting equivalent of six-tenth shares of Common Stock, subject to certain adjustments), have liquidation preferences and have special voting rights with respect to certain matters.

WARRANTS

     In connection with the private sale of Preferred Stock in March 1992, the Company sold Class A Warrants to purchase 40,000 shares of Common Stock which resulted in net proceeds to the Company of approximately $81,000. In January of 1994, Class A Warrants to purchase 34,400 shares of Common Stock were amended into new warrants (the "Conversion Warrants") exercisable at $15.00 per share (see below). The remaining Class A Warrants are exercisable at $25.00 per share. In the event the Company attains net income after provision for income taxes in excess of $500,000 in a quarterly period (the "Quarterly Goal"), the Company will have 15 days to notify the warrant holders of any intent it may have to redeem all Class A Warrants which are not exercised by the end of a specified period (not less than 30 days from delivery of such notice). The redemption price of the Class A Warrants will be $.20 per share. If the Company fails to deliver such notice within the required 15-day period, it will lose its right to redeem the outstanding Class A Warrants until the next quarter in which the Company reaches the Quarterly Goal.

     In May 1992, the Company issued additional Class A Warrants to purchase 4,000 shares of Common Stock to an individual in consideration for certain financial consulting services. All of these warrants were amended into Conversion Warrants in January of 1994 (see below).

     In June 1992, the Company issued additional Class A Warrants to purchase 6,250 shares of Common Stock to stockholders in exchange for loan guarantees in the aggregate amount of $250,000. All of these warrants were amended into Conversion Warrants in January of 1994 (see below).

     Prior to the Company's offer to amend the Class A Warrants into Conversion Warrants, the Company offered each of the Class A Warrant holders a non-redeemable Class B Warrant to purchase 50% of the number of shares that they were entitled to purchase through the exercise of their Class A Warrants, equal to an aggregate of 25,125 shares of Common Stock, in exchange for the execution and delivery by each Class A Warrant holder of a release of any claims that he or she may have against the Company for the late registration of the Common Stock underlying the Class A Warrants. Holders of 31 Class A Warrants covering 47,840 shares signed releases and 23,925 Class B Warrants were issued. In January of 1994, Class B Warrants to purchase 22,325 shares of Common Stock were amended into Conversion Warrants exercisable at $15.00 per share (see below). The remaining Class B Warrants are exercisable through April 22, 1998, at a price of $28.80 per share. As of June 30, 1996, the Company has not received claims from any of the warrant holders who did not sign releases, nor does the Company believe that the ultimate outcome of this matter will have a material effect on its results of operations or financial position.

     On February 16, 1993, the Company issued an aggregate of five Class C Warrants to purchase an aggregate of 7,500 shares of Common Stock in settlement of a dispute with a group of individuals and an organization who have claimed that they were entitled to receive a finder's fee in connection with the Company's March 1992 private placement. In January of 1994, all of the Class C Warrants were amended into Conversion Warrants exercisable at $15.00 per share (see below).

     In connection with the Company's initial public offering, the Company issued Class D Warrants to purchase 10,000 shares of Common Stock to the underwriter. In January of 1994, all of the Class D Warrants were amended into 8,400 Conversion Warrants exercisable at $15.00 per share (see below).

     In December of 1993, the Company offered the holders of the Class A, B, C and D Warrants the right to have their warrants amended to reduce the exercise price to $15.00, to provide an early termination (call) feature at the Company's option and to change the number of shares subject to warrant. The amended warrants, (the "Conversion Warrants"), were issued in January of 1994.

     The following table summarizes the number of shares subject to outstanding warrants at June 30, 1996:

                                                            Amended Terms-
                              ORIGINAL TERMS             CONVERSION WARRANTS

Class A                           5,600                         85,200
Class B                           1,600                         37,062
Class C                             --                           7,500
Class D                             --                           8,400


     The Conversion Warrants have a $15.00 exercise price and are immediately callable by the Company at its sole discretion; however, in no event may the Conversion Warrants be exercised later than December 31, 1997. During fiscal year 1995, Conversion Warrants to purchase 2,449 shares of common stock were exercised.

     On June 16, 1993, the Company issued two Class E Warrants to purchase an aggregate of 1,455 shares of Common Stock in connection with note payable agreements with an officer and an employee of the Company. The notes payable were repaid by the Company during fiscal 1994. The warrants are immediately exercisable at a price of $13.75 per share through June 15, 1998. During fiscal year 1996, a warrant to purchase 1 share of common stock was exercised.

     On July 7, 1993, the Company issued two warrants to purchase an aggregate of 8,000 shares of Common Stock in connection with note payable agreements with an officer and an employee of the Company. The notes payable were repaid by the Company during fiscal 1994. The warrants are immediately exercisable at a price of $5.00 per share through July 7, 1998. During fiscal year 1996, a warrant to purchase 2 shares of common stock was exercised.

     On February 28, 1994, the Company issued a warrant to purchase an aggregate of 10,000 shares of Common Stock to the designee of James W. Cameron, Jr. in exchange for a line of credit guarantee in the amount of $2,000,000. The warrant is immediately exercisable at a price of $15.00 per share through February 28, 1999.

     On April 6, 1994, the Company issued two warrants to purchase an aggregate of 115,286 shares of Common Stock to a former officer and a former consultant in connection with the settlement of a claim by the former officer and the former consultant. The warrants are exercisable at a price of $15.00 per share and had an estimated fair market value of $645,599 which was charged to operations in fiscal 1994. In addition, the Company issued two warrants to purchase an aggregate of 32,500 shares of Common Stock at an exercise price of $0.01 per share to these individuals in connection with the same settlement agreement. These warrants had an estimated fair market value of $438,750 which was charged to operations in fiscal 1994. All of the warrants are immediately exercisable through April 15, 1999. In August 1995, the former officer exercised one of these warrants for 20,000 shares of Common Stock, and in December 1995 he exercised another warrant for 2 shares of Common Stock.

     In August 1993, the Board of Directors approved the issuance to stockholders of record on September 7, 1993 a Common Stock warrant with an exercise price of $25.00 per share for the same number of shares of Common Stock which each stockholder of record held on September 7, 1993, which totaled 321,308 shares (the "Special Warrants"). The Special Warrants are immediately exercisable and are subject to an early termination (call) feature by the Company. The Special Warrants are callable by the Company if the Market Price of the Company's Common Stock, as defined in the warrant, is $32.50 per share for any ten consecutive trading days. In no event may the Special Warrants be exercised later than December 31, 1997.

     In July 1994, the Company agreed to issue two warrants to a strategic partner each exercisable for 132,618 shares at $30.00 per share and $50.00 per share, respectively. The warrant agreements have not been finalized; however, the Company recorded $345,000 in expense during the first quarter of fiscal 1995 for these warrants.

     In November 1994, the Company issued a warrant to purchase 5,000 shares of Common Stock at an exercise price of $15.00 per share as part of the sale of units sold to an investor in a private placement. The warrant is immediately exercisable through December 31, 1997.

     The Company sold a warrant to purchase 4,200 shares of Common Stock at an exercise price of $25.00 per share in February 1995 to a brokerage firm. The warrant is immediately exercisable through December 31, 1997. The Company received $2,100 and a release of all claims by the brokerage firm.

     The Company sold a warrant to purchase 107 shares of Common Stock at an exercise price of $25.00 per share in June 1995 to a brokerage firm. The warrant is immediately exercisable through December 31, 1997. The Company received $54 and a release of all claims by the brokerage firm.

     In February 1995, the Company issued warrants to purchase 147,500 shares of Common Stock as part of the sale of units sold to several investors in a private placement at the exercise price of $15.00 per share or $7.50 below the last trading price on the date of the notice of exercise, whichever is lower. These warrants have all been exercised, and the Company received no proceeds upon the exercise of these warrants since the trading price at the time of exercise was less than $7.50 per share.

     In June 1995, the Company negotiated an equity for debt swap agreement with a service provider whereby the service provider agreed to accept a warrant to purchase, at $1.00 per share, the number of shares of the Common Stock of the Company equal to 1.85% of the number of issued and outstanding shares of Common Stock plus the number of shares of Common Stock issuable pursuant to outstanding options, warrants, conversion provisions and other rights to purchase Common Stock as of the date of exercise. This warrant expires on December 31, 2004. The amount of debt converted into equity as a result of this transaction was $521,510.

ANTI-TAKEOVER PROVISIONS

     The ability of the Company's Board of Directors to issue the authorized shares of Common Stock to pro-management third parties without obtaining consent of the stockholders may have the effect of discouraging persons from pursuing a non-negotiated takeover of the Company and preventing certain changes in control.

     The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"). In general, Section 203 prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, "business combination" is defined broadly to include mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is any person or entity who, together with affiliates and associates, owns (or within the three immediately preceding years did own) 15% or more of the Company's voting stock. The provisions of Section 203 requiring a super majority vote to approve certain corporate transactions could enable a minority of the Company's stockholders to exercise veto powers over such transactions.

     The Company's Bylaws provide that vacancies on the Board of Directors may only be filled by the vote of a majority of the members of the Board.

     The Company's Bylaws require a vote of the holders of two-thirds or more of the outstanding shares before certain actions may be effected, if two-thirds of the Board of Directors have not previously approved such action.

These actions include:  (i) mergers or consolidations of the Company;
(ii) sales, leases, exchanges, or other dispositions of substantial assets;
(iii) issuances of securities to another corporation in exchange for cash, other stock or securities; or (iv) the dissolution or liquidation of the Company. The Bylaws provide that they may be amended by the affirmative vote of a majority of the members of the Board or by the vote of the holders of two-thirds or more of the outstanding shares.

     The above provisions may have the effect of delaying or making it more difficult for a stockholders or group of stockholders to take corporate actions to gain control of the Company.

                           TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Company's Common Stock is American Securities Transfer & Trust, Inc., located at 1825 Lawrence Street, Suite 444, Denver, Colorado, 80202-1817, telephone number (303) 234-5300.

                                    LEGAL MATTERS

     The validity of the shares of Common Stock offered by the Selling Stockholders and the Company will be passed upon by Bartel Eng Linn & Schroder, Sacramento, California.


                                      EXPERTS

     The financial statements of the Company at June 30, 1996, and for the years ended June 30, 1996 and 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           INDEX TO FINANCIAL STATEMENTS

                   Alternative Technology Resources, Inc.
                   (formerly known as 3Net Systems, Inc.)




                                                                      PAGE
UNAUDITED FINANCIAL STATEMENTS

Condensed Balance Sheet at September 30, 1996
(Unaudited)                                                            F-2
Condensed Statements of Operations for the Three
Months Ended September 30, 1996 and 1995 (Unaudited)                   F-3
Condensed Statements of Cash Flows for the Three
Months Ended September 30, 1996 and 1995 (Unaudited)                   F-4
Notes to Condensed Financial Statements                                F-5


AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors                                        F-8
Balance Sheet at June 30, 1996                                        F-9
Statements of Operations for the Years Ended June
30, 1996 and 1995                                                     F-10
Statements of Stockholders' Deficit for the Years
Ended June 30, 1996 and 1995                                          F-11
Statements of Cash Flows for the Years Ended June
30, 1996 and 1995                                                     F-12
Notes to Financial Statements                                         F-14

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                     (FORMERLY KNOWN AS 3NET SYSTEMS, INC.)
                           CONDENSED BALANCE SHEET
                              SEPTEMBER 30, 1996
                                 (UNAUDITED)

          ASSETS

CURRENT ASSETS:
  Cash                            $        61,904
  Accounts receivable, net                102,132
  Other current assets                     90,714
                                  ---------------
    Total current assets                  254,750

PROPERTY AND EQUIPMENT:
  Equipment                               957,127
  Purchased software                      233,872
  Furniture and fixtures                  148,445
                                  ---------------
                                        1,339,444
  Accumulated depreciation
        and amortization               (1,261,864)
                                  ---------------
   Property and equipment, net             77,580
                                  ===============
 Other assets                               2,638
                                   --------------
                                   $      334,968
                                   ==============

           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Line of credit                    $   1,000,000
  Notes payable to stockholders           911,752
  Accounts payable to stockholder         335,425
  Accounts payable                        653,978
  Accrued payroll and related expenses    133,373
  Deferred revenue                        135,913
  Accrued customer obligations            242,848
  Accrued preferred stock dividends       275,625
  Other current liabilities                75,921
  Other notes payable                      57,654
  Obligations under capital leases          5,512
                                    -------------
     Total current liabilities          3,828,001

Commitments and contingencies

Stockholders' deficit:
  Preferred stock, $6.00 par value
  - 1,200,000 shares authorized,
  204,167 Series D shares issued
  and outstanding; liquidation
  preference value of $1,500,627       1,225,002
  Common stock, $0.01 par value
  - 100,000,000 shares authorized,
  20,000,000 shares issued and
  outstanding                            200,000
  Common stock to be issued              680,240
  Additional paid-in capital          27,817,394
  Accumulated deficit                (33,415,669)
                                    -------------
    Total stockholders' deficit       (3,493,033)
                                    -------------
                                    $    334,968
                                    =============


SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS.

                           ALTERNATIVE TECHNOLOGY RESOURCES, INC.,
                           (FORMERLY KNOWN AS 3NET SYSTEMS, INC.)
                              CONDENSED STATEMENTS OF OPERATIONS
                                         (UNAUDITED)

                                     THREE MONTHS ENDED
                                         SEPTEMBER 30,
                                        1996            1995
REVENUES:
 Contract programming revenue       $   360,929    $  245,653
 Service revenue                         93,734       109,434
 System sales                              -           14,091
                                    -----------    ----------
Total revenues                          454,663       369,178

COSTS AND EXPENSES:
 Costs of revenues:
  Contract programming revenue          344,724       151,962
  Service revenue                        63,087        47,388
 System sales                                -         19,937
 Research and development                    -        274,958
 Marketing and sales                         -         91,210
 General and administrative            212,253        307,998
 Settlement expense                          -         78,125
                                    ----------     -----------
Total costs and expenses               620,064        971,578

Loss from operations                  (165,401)      (602,400)

Other income (expense):
 Interest expense                      (47,232)       (30,462)
 Other, net                              4,663         (1,715)
                                    ----------     -----------
                                       (42,569)       (32,177)
                                    ----------     -----------
Net loss                           $  (207,970)    $ (634,577)
                                   ============    ===========
Preferred stock dividends              (30,625)       (30,625)
                                   ------------   ------------
Net loss applicable to common
stockholders                       $  (238,595)    $ (665,202)
                                   ============     ==========
Net loss per share                      $(0.01)    $    (0.25)
                                   ============     ==========
Shares used in per share
calculations                        25,218,887       2,686,726
                                   ============     ==========

SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS.

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.,
                     (FORMERLY KNOWN AS 3NET SYSTEMS, INC.)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)


                                                  THREE MONTHS ENDED
                                                     SEPTEMBER 30,
                                                 1996          1995

Net cash used in operating activities        $(155,000)   $   (65,762)

Cash flows from investing activities:
 Sale (purchases) of property and equipment      6,165         (3,960)
 (Increase) decrease in other assets               -               -
                                             ---------     -----------
Net cash used in investing activities            6,165         (3,960)

Cash flows from financing activities:
   Proceeds from exercise of warrants            1,077             -
 Proceeds from notes payable to stockholders   173,000         51,000
 Payments on notes payable and capital leases  (15,444)       (12,290)
                                             ----------     ----------
Net cash provided by financing activities      158,633         38,710
                                             ----------     ----------
Net increase  (decrease) in cash                 9,798        (31,012)
Cash at beginning of period                     52,106         38,913
                                             ---------      ----------
Cash at end of period                        $  61,904    $     7,901
                                             =========    ============


SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS.

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                     (FORMERLY KNOWN AS 3NET SYSTEMS, INC.)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                SEPTEMBER 30, 1996

                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included
in the  Company's  annual  report  on Form   10-KSB   for   the  fiscal  year
ended June 30, 1996.

In the opinion of management, the unaudited condensed financial statements contain all adjustments considered necessary to present fairly the Company's financial position at September 30, 1996, results of operations for
the   three  month  periods  ended   September 30, 1996 and 1995 and cash
flows for the three months ended September 30, 1996 and 1995. The results for the period ended September 30, 1996, are not necessarily indicative of the results to be expected for the entire fiscal year ending June 30, 1997.

The financial statements and notes thereto also include the effect of a one-for-ten consolidation of the Company's outstanding Common Stock, par value $0.01 per share, which became effective on December 2, 1996.
In addition, effective on December 2, 1996, the Company changed its name from 3Net Systems, Inc., to Alternative Technology Resources, Inc., and the number of authorized shares of Common Stock was reduced from 200,000,000 to 100,000,000.

NOTE 2 - FINANCING ARRANGEMENTS

   The Company has a $1,000,000 revolving line of credit with a bank due in monthly installments of interest only at the bank's reference rate plus 1.0% (9.25% at September 30, 1996). In June 1996, the maturity date of the line of credit was extended from July 1, 1996, to January 1, 1997. In December 1996, the bank verbally extended the maturity date from January 1, 1997, until such time as James W. Cameron, Jr. can conclude negotiations with the bank to become the named borrower under the line of credit. The Company's obligations under the line of credit are guaranteed by shareholder James W. Cameron, Jr.
The line of credit was fully utilized as of September 30, 1996.   Among other
covenants, the line of credit prohibits the Company from incurring additional debt (other than to the Bank) with the Bank's written consent.
At September 30, 1996, the Company was in technical default under the terms of the line of credit because of additional borrowing from two stockholders, Cameron and Negri, borrowing of approximately $15,000 to purchase automobiles and financing approximately $19,000 related to royalty payments due St. Agnes Hospital.

   Through September 30, 1996, the Company borrowed $911,752 from two shareholders, Cameron and Negri, pursuant to seven unsecured promissory
notes.   All  the  notes  mature on December 31, 1996 and bear interest at
10.25% per  annum.   Beginning  in  October 1996, the Company  is required to
make monthly interest payments totaling $12,724 on three of the notes. In December 1996, Cameron and Negri extended the maturity date on these notes payable from December 31, 1996 to the earlier of December 31, 1997, or such time as the Company obtains equity financing.

NOTE 3 -  EQUITY TRANSACTIONS

On November 18, 1994, the Company entered into a series of agreements for the purchase of Series E Convertible Preferred Stock with two existing stockholders, one of whom is a former director. The transaction included a
debt to equity   conversion  of  $2,232,856   and   an additional  aggregate
investment of $1,215,004 in exchange for the issuance of 287,322 shares of
Series E Preferred  Stock.   On December 1, 1995,  the  holders  of  all  the
outstanding shares of the Company's Series E Preferred Stock tendered those shares for conversion into 22,335,933 shares of the Company's Common Stock, pursuant to the terms of the Series E Preferred Stock Purchase Agreement. As of the conversion date, 20,000,000 common shares were authorized; therefore, 5,220,057 shares are recorded as Common Stock to be issued at September 30, 1996, until such time as the number of authorized shares were increased on December 2, 1996 (Note 1).

NOTE 4 - CONTINGENCIES

SUIT FROM FORMER CONSULTANT

   In April 1994, the Company entered into a settlement agreement with a former officer and director (the "Former Officer") and a former consultant, officer and director (the "Former Consultant") in connection with disputes concerning outstanding compensation, expense reimbursement, equity
entitlement issues  and ownership   of   the   Company's   proprietary
software.   In  November   1994,   the  Former Officer  and  Former
Consultant asserted  that the  Company  had   breached  certain  of  its
obligations under the settlement agreement. In February 1995, the Company believes it cured any alleged default under the settlement agreement by fulfilling certain nonmaterial obligations to the Former Officer and the Former Consultant. In addition, the Former Consultant asserted claims against the Company and numerous other parties under a variety of legal theories. On June 12, 1995, the Former Consultant filed a lawsuit in Sacramento County Superior Court against the Company, its then-current directors, James W. Cameron, Jr., the Former Consultant's stockbroker and brokerage firm and one of the Company's largest customers. The lawsuit set forth twenty causes of action based on a variety of legal theories and sought in excess of $15.0 million in damages plus punitive damages. In August 1995, the Superior Court granted petitions to compel arbitration filed by the Company's defendants and Mr. Cameron which petitions were based on the arbitration provision of the April 1994 settlement agreement. The Court also granted a similar motion filed by the Former Consultant's stockbroker and brokerage firm. The litigation of the case in Superior Court was stayed pending the outcome of the arbitration of all claims set forth in the action. In February 1996, the Arbitration Panel entered its order dismissing with prejudice all of the Former Consultant's claims made against the Company's defendants and Mr. Cameron and awarded the Company recovery of a portion of its fees and costs. On July 26, 1996, the Superior Court confirmed the Arbitration Panel's order of dismissal and award. On September 10, 1996, the Company was notified that the Former Consultant had filed a Notice of Appeal with the 3rd District Appellate Court. At September 30, 1996, legal expenses and costs of $201,550 incurred by the Company related to this litigation are included in the balance of accounts payable to stockholder. The Company does not believe that the outcome of this matter will have a material adverse impact on its financial position or results of operations.

DISTRIBUTOR AND CO-DEVELOPMENT AGREEMENT

In November 1993, a dispute arose between the Company and its Canadian distributor (the "Distributor") which was settled in April 1994.
This settlement agreement encompassed a cash   payment   of   $50,000  for
consulting services and the issuance of 20,000 shares of the Company's Common Stock (estimated fair market value of $325,000) as an incentive for entry into a renewal of the Distributor and Co-Development Agreement.
Accordingly,  the Company   recorded   $50,000  in  general  and
administrative   expense   and   $325,000   in marketing  and  sales  expense
during  fiscal 1994.

   The Company entered into discussions to renegotiate its contractual relationship with the Distributor. These discussions led to the execution of a letter agreement on January 27, 1995 that modified certain provisions of the April 1994 agreement. In addition, certain minor changes were agreed to in a letter dated March 22, 1995. These agreements called for, among other things, issuance of an additional 20,000 shares of the Company's
Common Stock to the Distributor, if the Distributor successfully developed a pilot site for the Canadian version of the Company's software the Distributor was developing. Accordingly, the Company recorded $200,000 of settlement expense in fiscal 1995 which was offset by a reduction in reserves of approximately $170,000. On May 15, 1995, the Company received a letter from the Distributor declaring an event of default based on the Company's alleged failure to deliver a specified number of shares of the Company's Common Stock pursuant to the agreement. Within approximately sixty days, the  subject stock certificates issuable to the Distributor were delivered by the transfer agent to the Distributor. On January 5, 1996, the Distributor sent a letter to the Company indicating that the Distributor intended to file a lawsuit against the Company and others, stating a number of claims. The Distributor indicated their belief that
the value of these claims  exceeds  $5.0  million.   The  Company believes
that the Distributor has breached the contract and intends to vigorously defend itself if a lawsuit is filed. The Company has offered to settle the dispute, but the Distributor has not responded to the Company's offer.

The expense of defending any lawsuit in connection with this agreement will place additional strains on the Company's resources and cash position and the Company may be required to seek protection under federal bankruptcy law should the Distributor pursue its claims through litigation. Moreover, due to the Company's current and projected cash position, the Company may not be able to satisfy an adverse verdict in this matter that obligates the Company to pay any significant damages to the Distributor. In the event an adverse verdict is the result of this dispute, the Company may be required to seek protection under federal bankruptcy law.

                                 REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Alternative Technology Resources, Inc.
(formerly known as 3Net Systems, Inc.)

We have audited the accompanying balance sheet of Alternative Technology Resources, Inc. (formerly known as 3Net Systems, Inc.) as of June 30, 1996, and the related statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are
free of material misstatement.   An  audit includes examining, on a test
basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternative Technology Resources, Inc. (formerly known as 3Net Systems, Inc.) at June 30, 1996, and the results of its operations and its cash flows for the years ended June 30, 1996 and 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Alternative Technology Resources, Inc. (formerly known as 3Net Systems,Inc.)
will continue as a going concern.   As more fully described in Note 1, the
Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 1 and 13. The financial statements do not include any adjustments to reflect the uncertainties related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                             ERNST & YOUNG LLP

Sacramento, California
September 13, 1996,
except for Note 12 as
to which the date is
December 2, 1996,
and except for Note 13
as to which the date is
December 31, 1996

                  ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                  (FORMERLY KNOWN AS 3NET SYSTEMS, INC.)

                               BALANCE SHEET

                               JUNE 30, 1996

                         ASSETS

Current assets:
  Cash                                                             $  52,106
  Accounts receivable, net of allowance for doubtful accounts of     110,506
  $7,449                                                              16,565
  Prepaid expenses                                                    36,431
  Deposits                                                        -----------
   Total current assets                                              215,608
Property and equipment:
  Purchased software                                                 233,873
  Equipment                                                          966,734
  Furniture and fixtures                                             148,446
                                                                  -----------
                                                                   1,349,053
  Accumulated depreciation and amortization                       (1,202,451)
   Property and equipment, net                                    (1,202,451)

                                                                     146,602

Other assets                                                           4,137
                                                                  $  366,347
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Line of credit                                                  $ 1,000,000
  Notes payable to stockholders                                       738,752
   Accounts payable to stockholder                                    308,650
  Accounts payable                                                    621,602
  Accrued payroll and related expenses                                143,647
  Deferred revenue                                                    180,254
  Accrued customer obligations                                        242,848
   Accrued preferred stock dividends                                  245,000
  Other current liabilities                                            62,499
  Other notes payable                                                  68,451
  Obligations under capital leases                                     10,159
                                                                   ----------
Total current liabilities                                           3,621,862
Commitments and contingencies
Stockholders' deficit:
  Preferred stock, $6.00 par value -- 1,200,000 shares
   authorized, 204,167 shares designated Series D issued and
   outstanding; liquidation preference value of $1,470,002
  Common stock, $0.01 par value -- 100,000,000 shares                1,225,002
   authorized, 20,000,000 shares issued and outstanding
  Common stock to be issued                                            200,000
  Additional paid-in capital                                           680,101
  Accumulated deficit                                               27,847,081
                                                                   (33,207,699)
                                                                   ------------
   Total stockholders' deficit                                      (3,255,515)
                                                                   ------------
                                                                     $ 366,347
                                                                   ============
SEE ACCOMPANYING NOTES.

                        Alternative Technology Resources, Inc.
                        (formerly known as 3Net Systems, Inc.)

                               Statements of Operations

                                               YEAR ENDED JUNE 30,
                                                 1996              1995
Revenues:
  Contract programming revenue                $ 1,280,303     $    176,443
  Service revenue                                 458,633        1,144,582
  System sales                                     42,290        1,007,141
                                              -----------      -----------
  Total revenues                                1,781,226        2,328,166

Costs and expenses:
Cost of revenues:
  Contract programming revenue                    978,395          119,047
  Service revenue                                 334,512          780,328
       System sales                               114,737        3,110,798
  Research and development                        657,437        2,017,876
  Marketing                                       193,329          853,395
  General and administrative                    1,119,787        2,622,455
  Settlement expenses                              78,125          133,287
                                              ------------      -----------
  Total costs and expenses                      3,476,322        9,637,186
                                              ------------      -----------
  Loss from operations                         (1,695,096)      (7,309,020)

  Other income (expense):
   Interest income                                  7,054            2,652
   Interest expense                              (162,626)        (218,970)
  Other, net                                        2,856              (29)
                                              ------------     ------------
                                                 (152,716)        (216,347)
                                              ------------     ------------
  Net loss                                    $(1,847,812)     $(7,525,367)
                                              ============     ============
  Preferred stock dividends                      (122,500)        (122,500)

  Net loss applicable to common stockholders  $(1,970,312)     $(7,647,867)
                                              ============     ============
  Net loss per share                              $ (0.12)     $     (3.04)
                                              ============     ============
  Shares used in per share calculations        16,124,056        2,519,875
                                              ============     ============

   SEE ACCOMPANYING NOTES.

                                 Alternative Resources, Inc.,
                          (formerly known as 3Net Systems, Inc.)
                            Statements of Stockholders' Deficit

                            Years ended June 30, 1996 and 1995

                                                                                    COMMON    Additional                   Total
                                    PREFERRED STOCK            COMMON STOCK        STOCK TO     PAID-IN    Accumulated STOCKHOLDERS'
                                  SHARES       Amount       SHARES      Amount     BE ISSUED    CAPITAL      Deficit      Deficit
Balance, June 30, 1994          204,167     $1,225,002   2,318,064   $  23,181   $1,875,000  $19,878,356 $(23,834,520) $ (832,981)

Sale of preferred stock and
  conversion of debt to equity  287,322      1,723,930          -            -            -    1,723,930            -    3,447,860
Sale of common stock and
  common stock warrants                                    186,000        1,860           -    1,774,390            -    1,776,250
Options and warrants exercised        -             -        7,615           76           -       99,001            -       99,077
Issuance of common stock for
  services rendered and software
  purchased                           -             -      120,000        1,200  (1,875,000)   1,873,800            -   (1,875,000)
Issuance of common stock and
  common stock warrants for
  software purchased                  -             -       10,000          100           -      499,900            -      500,000
Issuance of warrants and
  cancellation of common stock
  previously issued to service
  provider in settlement of
  disputes                            -             -       (5,714)         (57)          -      520,996            -
Common stock warrants issued
  at below fair market value          -             -            -            -           -      345,000            -      345,000
Sale of common stock warrants         -             -            -            -           -        2,154            -        2,154
Common stock issued/issuable
  to a service provider and a
  customer in settlement of
  disputes                            -             -        20,000         200     225,000      199,800            -      425,000
Preferred stock dividends             -             -            -            -           -     (122,500)           -    (122,500)
Net loss                              -             -            -            -           -            -    (7,525,367) (7,525,367)
                                ---------------------------------------------------------------------------------------------------
Balance, June 30, 1995          491,489     2,948,932     2,655,965      26,560     225,000   26,794,827   (31,359,887) (1,364,568)

Conversion of preferred stock
  into common stock            (287,322)  (1,723,930)    17,117,256     171,172     521,867    1,030,891             -           -
Warrants and options exercised        -            -        162,505       1,625           -         (385)            -       1,240
Issuance of common stock in
  settlement of disputes and
  claims                              -            -         64,274         643    (66,766)      144,248             -      78,125
Preferred stock dividends             -            -              -           -          -      (122,500)     (122,500)       -
Net loss                              -            -              -           -          -             -    (1,847,812)  (1,847,812)
                                ----------------------------------------------------------------------------------------------------
Balance, June 30, 1996          204,167   $1,225,002     20,000,000     200,000     680,101   27,847,081   (33,207,699)  (3,255,515)
                                ====================================================================================================


SEE ACCOMPANYING NOTES.

                    Alternative Technology Resources, Inc.
                    (formerly known as 3Net Systems, Inc.)

                           Statements of Cash Flows
                          Increase (decrease) in Cash

                                                                            YEAR ENDED JUNE 30,
                                                            1996                    1995
Cash flows from operating activities:
  Net loss                                               $ (1,847,812)           $ (7,525,367)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                            300,986               1,031,297
      Write-off of assets                                      79,680               2,070,837
      Common stock issued/issuable in settlement
    of disputes                                                78,125                 425,000
      Common stock options and warrants issued at
    below fair market value                                       -                   345,000
     Changes in operating assets and liabilities:
      Accounts receivable                                     231,448                 112,552
      Inventory                                                28,518                 167,761
      Other current assets                                    114,545                 (55,294)
      Accounts payable to stockholder                         308,650                        -
      Accounts payable                                        201,349                 113,433
      Accrued payroll and related expenses                    (26,807)               (188,529)
      Accrued customer obligations                                -                  (184,999)
      Deferred revenue                                          5,379                 (90,110)
      Other current liabilities                              (112,024)               (251,955)
                                                             ---------------------------------
Net cash used in operating activities                        (637,963)             (4,030,374)
                                                             ---------------------------------
Cash flows from investing activities:
  Purchases of property and equipment                         (22,367)                (33,233)
  Decrease in other assets                                     27,216                  18,001
                                                              --------------------------------
Net cash provided (used) in investing activities              4,849                   (15,232)
                                                              --------------------------------

                    Alternative Technology Resources, Inc.
                    (formerly known as 3Net Systems, Inc.)

                           Statements of Cash Flows
                          Increase (decrease) in Cash
                                  (continued)

                                                                          YEAR ENDED JUNE 30,
                                                                 1996                1995

Cash flows from financing activities:
  Proceeds from sale of stock                           $            -           $ 2,993,406
  Proceeds from exercise of common stock warrants and
   options                                                        1,240               99,077
  Proceeds from lines of credit                                       -              950,000
  Payments on lines of credit                                                     (1,650,000)
  Proceeds from notes payable to stockholders                   738,752            1,450,000
  Proceeds from other notes payable                              33,806
  Payments on other notes payable                               (81,022)             (81,643)
  Payments on capital lease obligations                         (46,469)             (45,762)
                                                         ------------------------------------
Net cash provided by financing activities                       646,307            3,715,078
                                                         ------------------------------------
Net increase (decrease) in cash                                  13,193              (330,528)
Cash at beginning of period                                      38,913               369,441
                                                         -------------------------------------
Cash at end of period                                    $       52,106           $    38,913
                                                         =====================================
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                $       106,462           $   184,924


SEE ACCOMPANYING NOTES.

                     Alternative Technology Resources, Inc.
                     (formerly known as 3Net Systems, Inc.)

                         Notes to Financial Statements

                               June 30, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Alternative Technology Resources, Inc. [formerly known as 3Net Systems, Inc.] (the "Company") provides contract computer programming and consulting services and acts as an intermediary in providing such services. During fiscal years 1995 and 1996, the Company developed and implemented a program whereby the Company recruits qualified personnel from the former Soviet Union, obtains necessary visas, and places them for assignment in the United States. The Company has now chosen to emphasize this program because of the perceived opportunity in the high technology temporary placement industry and to de-emphasize the laboratory software and service business upon which it was originally founded in 1989.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has incurred operating losses since inception which have resulted in an accumulated deficit of $33,207,699 at June 30, 1996. In addition, at June 30, 1996 the Company has a working capital deficit of $3,406,254 and a stockholders' deficit of $3,255,515. In fiscal 1993 and fiscal 1994, the Company experienced delays in completion of its products which resulted in an inability to timely install ordered systems and an inability to close new orders. In fiscal 1995, the Company succeeded in receiving acceptance of its products by some of its customers; however, sales momentum had been lost because of the extended delays. During fiscal 1995, the Company wrote off software development costs and purchased software costs totaling $2,070,837 because the cost reduction strategies employed by the Company included reduction of sales and marketing staff and related activities. In fiscal 1996, the Company wrote off $45,000, which was the remaining net book value of purchased software. In fiscal 1996, the closing of new orders continued to be impacted by this lack of momentum and by the Company's financial status. In order to reduce its losses, the Company has taken steps to decrease expenses and generate revenues by providing contract programming and consulting services and by acting as an intermediary in providing such services.

The Company's operating growth strategy includes the expansion of its marketing efforts through strategic alliances and the development of new customers with the expenditure of a minimum of resources. During fiscal 1996, the Company reduced its staff by 50 percent and lowered operating expenses by 64%; however, such cost saving moves will not be sufficient to allow the Company to timely meet all of its obligations while attempting to grow revenue to a level necessary to generate cash from operations; therefore, the Company is pursuing additional funds through private equity financings or additional debt financings. Although there can be no assurances that additional financing can be obtained or that if obtained, it will be sufficient to prevent the Company from having to further materially reduce its level of operations, management of the Company believes that sufficient financing will be available until operations can be funded through providing contract programming and consulting services. Ultimately, the Company will need to achieve a profitable level of operations to fund growth and to meet its obligations when they become due.
The financial statements do not include any adjustments to reflect the uncertainties related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern (Note 13).

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated or amortized on a straight-line basis over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives range from three to five years.

SOFTWARE DEVELOPMENT COSTS

Software development costs incurred subsequent to the determination of the software product's technological feasibility, and prior to the product's general release to customers, were capitalized in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" until fiscal 1995. In fiscal 1995 because of the Company's inability to market products, it expensed to cost of system sales all remaining capitalized software development costs of $914,315 in addition to the amortization expense charged to operations during fiscal 1995 of $496,542.

REVENUE RECOGNITION

Contract programming revenue represents work performed for customers, primarily on a time and materials basis, and is recorded when the related services are rendered. Service revenues are derived from support and maintenance contracts which are deferred when billed and recognized ratably over the contract term which is generally one year. Revenues from system sales without significant Company obligations beyond delivery are recognized upon delivery of the products net of revenues attributable to insignificant customer obligations and net of any deferrals for estimated future returns under contractual product return privileges. System sales revenues pursuant to agreements which include significant Company obligations beyond delivery and normal installation services are deferred, net of related hardware costs, until the Company's remaining obligations are insignificant.

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, the liability method is used to account for income taxes. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

CONCENTRATION OF CREDIT RISK

The Company's accounts receivable are primarily with companies in the health care industry. The Company performs periodic credit evaluations of its customers and generally does not require collateral. The Company believes that adequate provision for uncollectable accounts receivable has been made in the accompanying financial statements. The Company maintains substantially all of its cash at one financial institution.

NET LOSS PER SHARE

The Company's net loss per share has been computed by dividing net loss after deducting Preferred Stock dividends ($122,500 in each of the fiscal years 1996 and 1995) by the weighted average number of shares of Common Stock outstanding during the periods presented, including Common Stock to be issued. Common Stock issuable upon conversion of Preferred Stock (including Preferred Stock options), Common Stock options and Common Stock warrants have been excluded from the net loss per share calculations since their inclusion would be anti-dilutive. As described in Note 8, certain of the Company's Preferred Stock was converted into Common Stock during the year ended June 30, 1996. Net loss per share would not have differed for the year ended June 30, 1996 had these conversions occurred on the date of issuance of the Preferred Stock.

SIGNIFICANT CUSTOMERS AND EXPORT SALES

During the year ended June 30, 1996, two customers individually accounted for more than 10% of total revenues with 41% and 36%, respectively. During the year ended June 30, 1995, three customers individually accounted for more than 10% of total revenues with 27%, 17% and 14%, respectively. In addition, the 17% customer in the year ended June 30, 1995, is a related party and the related project was discontinued during fiscal 1995. Total export sales during the year ended June 30, 1995, all of which were sales to Canadian customers, comprised approximately 5%. There were no export sales during fiscal 1996.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to amounts reported as of and for the year ended June 30, 1995 to conform with the June 30, 1996 presentation.

2. INVESTOR GROUP TRANSACTIONS

In fiscal 1994, the Company entered into a series of agreements with James W. Cameron, Jr. pursuant to which Mr. Cameron and a group of investors (collectively referred to herein as the "Investor Group") purchased 418,332 shares of Series B Preferred Stock for $2,509,992, 50,000 shares of Series C Preferred Stock for $625,000, and 600,000 shares of Common Stock for $60,000. The Series B and Series C Preferred Stock purchased by the investor group was converted into 1,253,997 shares of Common Stock in March and June, 1994.

As a condition of the agreements between the Company and the Investor Group, the Company granted to its former Chief Executive Officer and director, stock options for 400,000 shares of Common Stock exercisable at $0.10 per share. The options are fully vested as of June 30, 1996 and expire on August 10, 2003. Compensation expense of $4,080,000 related to this stock option was recorded in fiscal 1994. Also in conjunction with the agreements, the Company granted options to purchase a total of 140,000 shares of Common Stock at $5.00 per share to two new officers. Compensation expense of $1,400,000 related to these stock options was recorded in fiscal 1994. 70,000 of these options are fully vested as of June 30, 1996 and expire on October 6, 2003; the other 70,000 options were canceled in May 1995 after the departure of one of the officers.

In January and February 1994, Mr. Cameron advanced $720,000 in bridge financing to the Company in exchange for a note. This note, along with accrued interest, was converted into Series E Preferred Stock in November 1994. From September through November 1994, and prior to the consummation of the Series E Preferred Stock financing, the Company received $1,450,000 in advances from Mr. Cameron which were subsequently converted into Series E Preferred Stock in November 1994 (Note 8).

Additionally, Mr. Cameron is the guarantor of the line of credit with a bank (the "Continuing Guaranty") (Note 4). As consideration for the execution of the Continuing Guaranty, the Company entered into a Reimbursement Agreement with Mr. Cameron pursuant to which a designee of Mr. Cameron received a warrant to purchase 10,000 shares of the Company's Common Stock at an exercise price of $15.00 per share (Note 8).

Additionally, pursuant to the Reimbursement Agreement, in the event that Mr. Cameron is required to pay the bank any monies under the Continuing Guaranty, the Company is required to repay Mr. Cameron the amount of each payment by either 1) paying an equal cash amount or 2) issuing to Mr. Cameron a non-convertible note (the "Straight Note") in the principal amount of such payment by Mr. Cameron, bearing interest at an interest rate equal to the interest rate of the line of credit on the date of such payment and subject to adjustment when and to the extent that the interest rate prevailing under the line of credit may change.

Furthermore, under the terms of the Reimbursement Agreement, upon written demand by Mr. Cameron, the Straight Note will be replaced by a convertible note (the "Convertible Note") in a principal amount equal to the Straight Note and bearing interest at the same rate. The conversion price of the Convertible
Note is equal to the Applicable Percentage, as defined in the Reimbursement Agreement, of the average trading price of the Company's common stock over the period of ten trading days ending on the trading day next preceding the date of issuance of such Convertible Note. As a result of the maturity date of the line of credit being extended by the Bank each six months since signing of the Reimbursement Agreement, the Applicable Percentage at June
30, 1996, is 20% and cannot be reduced below this percentage by terms of the agreement.

3. PURCHASED INTANGIBLES

In December 1993, the Company entered into an agreement to purchase an exclusive license to proprietary software development methodology and for the use, development and resale, into the healthcare market, of a proprietary universal scheduling software package from TransMillenial Resources Corporation in exchange for 100,000 shares of the Company's Common Stock with an estimated fair market value of $1,550,000. The shares were issued by the Company in July 1994.

In February 1995, the Company entered into an agreement to purchase rights to use and resell, into any market, the proprietary universal scheduling software acquired in fiscal 1994 for the healthcare market. The Company issued 10,000 shares of its Common Stock and a warrant to purchase 40,000 shares of its Common Stock at $0.01 per share with a total fair market value of $500,000 as the consideration for these rights.

At June 30, 1995, the Company expensed the remaining asset value of $1,156,522 to costs of system sales because the cost reduction strategies employed by the Company include reduction of sales and marketing staff and activities. The Company is no longer actively marketing the software.

4. FINANCING ARRANGEMENTS

The Company has a $1,000,000 revolving line of credit with a bank, due in monthly installments of interest only at the bank's reference rate plus 1.0% (9.25% at June 30, 1996), with a maturity date of January 1, 1997. The outstanding balance on the line of credit as of June 30, 1996 was $1,000,000. The line of credit is secured by substantially all of the assets of the Company and is guaranteed by James W. Cameron, Jr. (Note 2). At June 30, 1996, the Company was in default under the terms of the line of credit because additional debt was incurred during fiscal year 1996 (Note 13).

During fiscal 1996, the Company borrowed $738,752 from two existing stockholders pursuant to three unsecured promissory notes. All three notes mature on December 31, 1996 and bear interest at 10.25%. Beginning in October 1996, the Company is required to make monthly interest payments on the notes totaling $12,724 (Note 13).

5. EQUITY FOR DEBT AGREEMENT

In June 1995, the Company negotiated an equity for debt swap agreement with a service provider whereby the service provider agreed to accept a warrant to purchase, at $1.00 per share, the number of shares of the Common Stock of the Company equal to 1.85% of the number of issued and outstanding shares of Common Stock plus the number of shares of Common Stock issuable pursuant to outstanding options, warrants, conversion provisions and other rights to purchase Common Stock, as of the date of exercise (Note 8). The amount of debt converted into equity as a result of this transaction was $521,510.

6. INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of June 30, 1996 are as follows:

Deferred tax assets:

Net operating loss carryforwards                $ 8,515,000
Research credits                                    115,000
Common Stock options                              2,369,000
Common Stock warrants                               733,000
Deferred revenues                                   104,000
Depreciation                                         15,000
Other - net                                         137,000
Total deferred tax assets                        11,988,000
Valuation allowance for deferred tax assets     (11,988,000)

Net deferred tax assets                       $          -

The Company's valuation allowance as of June 30, 1995 was $11,426,000, resulting in a net change in the valuation allowance of $562,000.

As of June 30, 1996 the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $23 million and $11 million, respectively. The federal net operating loss carryforward expires in 2005 through 2011 and the state net operating loss carryforward expires in 1997 through 2001. The Company also has approximately $98,000 and $25,000 of research and development tax credit carryforwards for federal and state income tax purposes, respectively. The federal research and development tax credit carryforwards expire in 2005.

In connection with the Company's initial public offering in August 1992, a change of ownership (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) occurred. As a result, the Company's net operating loss carryforwards generated through August 20, 1992 (approximately $1,900,000) will be subject to an annual limitation in the amount of approximately $300,000.

In August and September of 1993, a controlling interest of the Company's stock was purchased, resulting in a second annual limitation in the amount of approximately $398,000 on the Company's ability to utilize net operating loss carryforwards generated between August 11, 1992 and September 13, 1993 (approximately $7,700,000).

The Company expects that the aforementioned annual limitations will result in approximately $3,600,000 of net operating loss carryovers which may not be utilized prior to the expiration of the carryover period.

7. COMMITMENTS

OPERATING LEASES

In November 1995, the Company entered into a lease agreement for its current facility under a one year lease with a stockholder. At June 30, 1996, $107,100 of rent owed for fiscal 1996 is included in the balance of accounts payable to stockholder. Rental expense for all operating leases was approximately $70,000 and $343,000 for the years ended June 30, 1996 and 1995, respectively. Annual minimum rental payments for all non-cancelable operating leases for fiscal 1997 are approximately $46,000, net of sublease payments to be received by the Company of approximately $54,000.

CAPITAL LEASES

The Company leases certain equipment under capital lease agreements. The future minimum lease payments in fiscal 1997 under capital leases are $10,817, less $658 representing interest, which results in the present value of the net minimum lease payments of $10,159 at June 30, 1996. There are no commitments beyond fiscal 1997.

The cost of leased assets and related accumulated depreciation included in property and equipment at June 30, 1996 is $173,526 and $169,598, respectively. Depreciation expense charged to operations in fiscal 1996 and 1995 relating to leased assets was $34,705 and $34,705, respectively.

ROYALTY COMMITMENTS

The Company had a commitment to pay royalties to Time Technologies of 10% of hardware and software sales generated through February 12, 1995 related to the TimeNet product, up to a cumulative total of $100,000. The Company had an additional commitment to pay royalties to St. Agnes Hospital on software sales related to the TimeNet product, at 15% of related sales, but in any event not less than $75,000 for a three year period ended December 22, 1995. During fiscal 1996, the Company entered into an agreement with St. Agnes Hospital which provides for the Company's payment of 24 monthly principal and interest payments of $3,277 in satisfaction of all obligations under the agreement.

Interest accrues at 10% per annum, and the outstanding balance of the obligation at June 30, 1996, is $54,567.

8. STOCKHOLDERS' DEFICIT

In November 1994, the Company received $301,250 in a private sale of a combination of Common Stock and warrants to purchase Common Stock. This transaction consisted of the purchase of 33,500 shares of the Company's Common Stock at $7.50 per share and the purchase of 5,000 units at $10.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $15.00 per share. In February 1995, the Company received commitments from several investors to invest $1,475,000 in a private sale of 147,500 units at $10.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $15.00 per share or $7.50 below the last trading price on the date of the notice of exercise, whichever is lower. The warrants expire on February 13, 2000. The Company received $1,475,000 prior to June 30, 1995 and issued 147,500 shares pursuant to these agreements.

The Company was served with a lawsuit filed on September 17, 1993 in Sacramento County Superior Court against it and others by a former employee. The lawsuit alleged sexual harassment and wrongful termination and sought general and special damages of $2.0 million plus undisclosed punitive damages. On May 27, 1995, the Company reached a settlement with the former employee under which the Company caused its insurer to deliver a cash payment to the former employee. The Company issued 25,000 shares of unregistered common stock with a fair value of $78,125 to the former employee subsequent to the settlement being approved by the Superior Court in July 1995.

In June 1996, the Company issued 39,274 shares of its Common Stock to a customer in connection with a settlement agreement entered into in fiscal 1995 (Note 9).

SERIES D PREFERRED STOCK

In June 1994, existing stockholders purchased 204,167 shares of Series D Convertible Preferred Stock for $1,225,002. The Company is required to pay cumulative preferential dividends to holders of Series D Preferred Stock on a quarterly basis beginning July 1, 1994, at a rate of $0.60 per year per share. As of June 30, 1996, cumulative unpaid, undeclared dividends were $245,000. Each share of Series D Preferred Stock is convertible, at the option of the stockholder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the sum of $6.00 and the accrued but unpaid dividends by the Series D Conversion Price, as defined in the agreement, in effect on the conversion date. The Series D Conversion Price is $10.00 per share after giving effect to the one-for-ten consolidation of Common Stock (Note 12). Additionally, the Series D Preferred Stock is redeemable at any time, at the Company's option, at a price of $6.00 per share plus accrued but unpaid dividends. The liquidation preference is $6.00 per share plus accrued but unpaid dividends.

SERIES E PREFERRED STOCK

On November 18, 1994, the Company entered into a series of agreements for the purchase of Series E Convertible Preferred Stock with two existing stockholders. The transaction included a debt to equity conversion of $2,232,856 and an additional aggregate cash investment of $1,215,004 in exchange for the issuance of 287,322 shares of Series E Preferred Stock.

On December 1,1995, the holders of all the outstanding shares of the Company's Series E Preferred Stock tendered those shares for conversion into 22,335,933 shares of the Company's Common Stock pursuant to the terms of the Series E Preferred Stock Purchase Agreement. As of the conversion date, 20,000,000 common shares were authorized; therefore, 5,218,677 shares were recorded as Common Stock to be issued until such time as the number of authorized shares can be increased (Note 12).

WARRANTS

In connection with the private sale of Preferred Stock in March 1992, the Company sold Class A Warrants to purchase 40,000 shares of Common Stock which resulted in net proceeds to the Company of approximately $81,000. In January of 1994, Class A Warrants to purchase 34,400 shares of Common Stock were amended into new warrants (the "Conversion Warrants") exercisable at $15.00 per share (see below). The remaining Class A Warrants are exercisable at $25.00 per share. In the event the Company attains net income after provision for income taxes in excess of $500,000 in a quarterly period (the "Quarterly Goal"), the Company will have 15 days to notify the warrant holders of any intent it may have to redeem all Class A Warrants which are not exercised by the end of a specified period (not less than 30 days from delivery of such notice). The redemption price of the Class A Warrants will be $0.20 per share. If the Company fails to deliver such notice within the required 15-day period, it will lose its right to redeem the outstanding Class A Warrants until the next quarter in which the Company reaches the Quarterly Goal.

In May 1992, the Company issued additional Class A Warrants to purchase 4,000 shares of Common Stock to an individual in consideration for certain financial consulting services. All of these warrants were amended into Conversion Warrants in January of 1994 (see below).

In June 1992, the Company issued additional Class A Warrants to purchase 6,250 shares of Common Stock to stockholders in exchange for loan guarantees in the aggregate amount of $250,000. All of these warrants were amended into Conversion Warrants in January of 1994 (see below).

Prior to the Company's offer to amend the Class A Warrants into Conversion Warrants, the Company offered each of the Class A Warrant holders a non-redeemable Class B Warrant to purchase 50% of the number of shares that they were entitled to purchase through the exercise of their Class A Warrants, equal to an aggregate of 25,125 shares of Common Stock, in exchange for the execution and delivery by each Class A Warrant holder of a release of any claims that he or she may have against the Company for the late registration of the Common Stock underlying the Class A Warrants. Holders of 31 Class A Warrants covering 47,840 shares signed releases and 23,925 Class B Warrants were issued. In January of 1994, Class B Warrants to purchase 22,325 shares of Common Stock were amended into Conversion Warrants exercisable at $15.00 per share (see below). The remaining Class B Warrants are exercisable through April 22, 1998 at a price of $28.80 per share. As of June 30, 1996, the Company has not received claims from any of the warrant holders who did not sign releases, nor does the Company believe that the ultimate outcome of this matter will have a material effect on its results of operations or financial position.

On February 16, 1993, the Company issued an aggregate of five Class C Warrants to purchase an aggregate of 7,500 shares of Common Stock in settlement of a dispute with a group of individuals and an organization who have claimed that they were entitled to receive a finder's fee in connection with the Company's March 1992 private placement. In January of 1994, all of the Class C Warrants were amended into Conversion Warrants exercisable at $15.00 per share (see below).

In connection with the Company's initial public offering, the Company issued Class D Warrants to purchase 10,000 shares of Common Stock to the underwriter. In January of 1994, all of the Class D Warrants were amended into 8,400 Conversion Warrants exercisable at $15.00 per share (see below).
In December of 1993, the Company offered the holders of the Class A, B, C and D Warrants the right to have their warrants amended to reduce the exercise price to $15.00, to provide an early termination (call) feature at the Company's option and to change the number of shares subject to warrant. The amended warrants, (the "Conversion Warrants"), were issued in January of 1994.

The following table summarizes the number of shares subject to outstanding warrants at June 30, 1996:

                                  Original          Amended Terms-
                                   TERMS         CONVERSION WARRANTS

      Class A                      5,600                85,200
      Class B                      1,600                37,062
      Class C                          -                 7,500
      Class D                          -                 8,400

The Conversion Warrants are immediately callable by the Company at its sole discretion; however, in no event may the Conversion Warrants be exercised later than December 31, 1997. During fiscal year 1995, Conversion Warrants to purchase 2,449 shares of common stock were exercised.

On June 16, 1993, the Company issued two Class E Warrants to purchase an aggregate of 1,455 shares of Common Stock in connection with note payable agreements with an officer and an employee of the Company. The notes payable were repaid by the Company during fiscal 1994. The warrants are immediately exercisable at a price of $13.75 per share through June 15, 1998. During fiscal year 1996, a warrant to purchase 1 share of common stock was exercised and the Company received $14.

On July 7, 1993, the Company issued two warrants to purchase an aggregate of 8,000 shares of Common Stock in connection with note payable agreements with an officer and an employee of the Company. The notes payable were repaid by the Company during fiscal 1994. The warrants are immediately exercisable at a price of $5.00 per share through July 7, 1998. During fiscal year 1996, warrants to purchase 2 shares of common stock were exercised and the Company received $10.

On February 28, 1994, the Company issued a warrant to purchase an aggregate of 10,000 shares of Common Stock to the designee of James W. Cameron, Jr. in exchange for a line of credit guarantee in the amount of $2,000,000 (Note 2). The warrant is immediately exercisable at a price of $15.00 per share through February 28, 1999.

On April 6, 1994, the Company issued two warrants to purchase an aggregate of 115,286 shares of Common Stock to a former officer and a former consultant in connection with the settlement of a claim by the former officer and the former consultant. The warrants are exercisable at a price of $15.00 per share and had an estimated fair market value of $645,599 which was charged to operations in fiscal 1994. In addition, the Company issued two warrants to purchase an aggregate of 32,500 shares of Common Stock at an exercise price of $0.01 per share to these individuals in connection with the same settlement agreement. These warrants had an estimated fair market value of $438,750 which was charged to operations in fiscal 1994. All of the warrants are immediately exercisable through April 15, 1999. In August 1995, the former officer exercised one of these warrants for 20,000 shares of Common Stock for an aggregate price of $200, and in December 1995 he exercised another warrant for 2 shares of Common Stock.

In August 1993, the Board of Directors approved the issuance to stockholders of record on September 7, 1993 a Common Stock warrant with an exercise price of $25.00 per share for the same number of shares of Common Stock which each stockholder of record held on September 7, 1993, which totaled 321,308 shares (the "Special Warrants"). The Special Warrants are immediately exercisable and are subject to an early termination (call) feature by the Company. The Special Warrants are callable by the Company if the Market
Price of the Company's Common Stock, as defined in the warrant, is $32.50 per share for any ten consecutive trading days. In no event may the Special Warrants be exercised later than December 31, 1997.

In July 1994, the Company agreed to issue two warrants to a strategic partner each exercisable for 132,618 shares at $30.00 per share and $50.00 per share, respectively. The warrant agreements have not been finalized; however, the Company recorded $345,000 in expense during the first quarter of fiscal 1995 for these warrants.

In November 1994, the Company issued a warrant to purchase 5,000 shares of Common Stock at an exercise price of $15.00 per share as part of the sale of units sold to an investor in a private placement. The warrant is immediately exercisable through December 31, 1997.

The Company sold a warrant to purchase 4,200 shares of Common Stock at an exercise price of $25.00 per share in February 1995 to a brokerage firm. The warrant is immediately exercisable through December 31, 1997. The Company received $2,100 and a release of all claims by the brokerage firm.

The Company sold a warrant to purchase 107 shares of Common Stock at an exercise price of $25.00 per share in June 1995 to a brokerage firm. The warrant is immediately exercisable through December 31, 1997. The Company received $54 and a release of all claims by the brokerage firm.

In February 1995, the Company issued warrants to purchase 147,500 shares of
common   Stock  as  part  of  the  sale  of  units  sold  to  several investors in a private placement at the exercise price of $15.00 per share or $7.50 below the last trading price on the date of the notice of exercise, whichever is lower. These warrants expire on February 13, 2000. During fiscal 1996, several investors exercised warrants for 132,500 shares of unregistered Common Stock. The Company received no proceeds upon the exercise of these warrants since the trading price at the time of exercise was less than $7.50 per share.

In June 1995, the Company negotiated an equity for debt swap agreement with a service provider whereby the service provider agreed to accept a warrant to purchase, at $1.00 per share, the number of shares of the Common Stock of the Company equal to 1.85% of the number of issued and outstanding shares of Common Stock plus the number of shares of Common Stock issuable pursuant to outstanding options, warrants, conversion provisions and other rights to purchase Common Stock as of the date of exercise (Note 5). This warrant expires on December 31, 2004. The amount of debt converted into equity as a result of this transaction was $521,510.

STOCK OPTIONS

In fiscal 1994 as a condition of the agreements between the Company and the Investor Group (Note 2), the Company granted to its then-new Chief Executive Officer and director, stock options for 400,000 shares of Common Stock exercisable at $0.10 per share. The options are fully vested as of June 30, 1996 and expire on August 10, 2003. In April 1996, 10,000 options were exercised.

SPECIAL STOCK OPTION PLAN

   In June 1993 the Board of Directors adopted the Alternative Technology Resources, Inc. (formerly known as 3Net Systems, Inc.) Special Stock Option Plan which authorizes 18,800 shares of Common Stock for the grant of options. In June 1993 the Board of Directors granted options with respect to 18,715 shares of Common Stock to approximately 43 employees. Options to purchase 13,801 shares of Common Stock under the Special Stock Option Plan were canceled through April 10, 1996, at which time the remaining 4,913 options were canceled and reissued under the 1993 Stock Option/Stock Issuance Plan. The reissued options have an exercise price of $0.78125, the closing market price on that day.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

The 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), pursuant to which key employees (including officers) and consultants of the Company and the non-employee members of the Board of Directors may acquire an equity interest in the Company, was adopted by the Board of Directors on August 31, 1993 and became effective at that time.

An aggregate of 400,000 shares of Common Stock are reserved for issuance over the ten year term of the 1993 Plan. However, no officer of the Company may be issued more than 200,000 shares of Common Stock under the 1993 Plan. The shares issuable under the 1993 Plan will either be shares of the Company's authorized but previously unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased on the open market and held as treasury shares.

During fiscal 1994, the Company granted options to purchase 182,000 shares of the Company's Common Stock, at exercise prices ranging from $5.00 to $13.75 per share, to six employees under the 1993 Plan, including two new officers in conjunction with the agreements with the Investor Group (Note 2). During fiscal 1995, the Company granted additional options to purchase 57,890 shares of the Company's Common Stock, at exercise prices ranging from $6.25 to $10.00, to employees and officers. Options to purchase 26,068 and 87,900 shares were canceled in fiscal 1996 and 1995, respectively. On April 10, 1996, the Board of Directors agreed to adjust the exercise price for 115,922 options to $0.78125 per share, the closing market price on that day.

In November 1993, the Company granted two options to purchase an aggregate of 10,000 shares of the Company's Common Stock, at an exercise price of $1.62 per share to two non-employees elected as directors at the 1993 Annual Stockholders Meeting. In June 1994, the Company granted an option to purchase 5,000 shares of Common Stock, at an exercise price of $13.10 per share to an individual elected as a director who is not an employee. In April 1995, 1,667 options were exercised at $1.62 per share and 3,333 options were canceled. On
November 20, 1995 the Company granted options to purchase 5,000 shares of Common Stock, at an exercise price of $1.00 per share to an individual elected as a director who is not an employee.

On April 10, 1996, the Board of Directors agreed to adjust the exercise price of $13.10 per share for an option to purchase 5,000 shares of Common Stock, originally issued to a director in June 1994, to $0.78125 per share, the closing market price on April 10, 1996.

On April 10, 1996, the Company granted options to purchase 166,787 shares of the Company's Common Stock at an exercise price of $0.78125 per share to eleven employees, including two officers.

Of the 312,622 options outstanding at June 30, 1996, options to purchase 145,835 shares were immediately exercisable at prices ranging from $0.78125 to $13.10 per share. Approximately 85,711 shares are still available for grant under the 1993 Plan at June 30, 1996.

STOCK RESERVED FOR ISSUANCE

As of June 30, 1996, the Company has reserved a total of 2,378,582 shares of Common Stock pursuant to outstanding warrants, options, conversion of Series D Preferred Stock, and future issuance of options to employees and non-employee directors. In addition, at June 30, 1996, the Company has an additional 5,218,677 shares recorded as Common Stock to be issued until such time as the number of authorized shares can be increased (Note 12).

9. SETTLEMENT OF CUSTOMER CLAIMS

In April 1995, the Company reached a letter agreement with a customer that mutually acknowledges that contributions beyond the scope of the original customer agreement, as amended, had been made by both parties and that any obligations for such contributions were mutually satisfied by the fulfillment of the terms of the letter agreement. The letter agreement required the Company to issue shares of its Common Stock, within 90 days of the agreement, to the customer with a market value at the time of issuance of
$225,000.   The  Company  recorded $225,000  of  settlement  expense during the year ended June 30, 1995, pursuant to this agreement, but, had previously reserved approximately $130,000 specifically for this customer. During fiscal 1996, the Company issued 39,274 shares of its Common Stock to this customer in satisfaction of its obligations under the letter agreement.

10. CONTINGENCIES

SUIT FROM FORMER CONSULTANT

   In April 1994, the Company entered into a settlement agreement with a former officer and director (the "Former Officer") and a former consultant, officer and director (the "Former Consultant") in connection with disputes concerning outstanding compensation, expense reimbursement, equity entitlement issues and ownership of the Company's proprietary software. In November 1994, the Former Officer and Former Consultant asserted that the Company had breached certain of its obligations under the settlement agreement. In February 1995, the Company believes it cured any alleged default under the settlement agreement by fulfilling certain nonmaterial obligations to the Former Officer and the Former Consultant. In addition, the Former Consultant asserted claims against the Company and numerous other parties under a variety of legal theories. On June 12, 1995, the Former Consultant filed a lawsuit in Sacramento County Superior Court against the Company, its then-current directors, James W. Cameron, Jr., the Former Consultant's stockbroker and brokerage firm and one of the Company's largest customers. The lawsuit set forth twenty causes of action based on a variety of legal theories and sought in excess of $15.0 million in damages plus punitive damages. In August 1995, the Superior Court granted petitions to compel arbitration filed by the Company's defendants and Mr. Cameron which petitions were based on the arbitration provision of the April 1994 settlement agreement. The Court also granted a similar motion filed by the Former
Consultant's stockbroker and brokerage firm.   The litigation of the case in
Superior Court was stayed pending the outcome of the arbitration of all claims set forth in the action. In February 1996 the Arbitration
   Panel entered its order dismissing with prejudice all of the Former Consultant's claims made against the Company's defendants and Mr. Cameron and awarded the Company recovery of a portion of its fees and costs. On July 26, 1996, the Superior Court confirmed the Arbitration Panel's order of dismissal
and award.   At  June 30, 1996  legal expenses and costs of $201,550 incurred by the Company related to this litigation are included in the balance of accounts payable to shareholder. On September 10, 1996, the Company was notified that the Former Consultant had filed a Notice of Appeal with the 3rd District Appellate Court. The Company does not believe that the outcome of this matter will have a material adverse impact on its financial position or results of operations.

DEMAND LETTER

The Company purchased and licensed various assets from Barrett Laboratories, Inc. ("Barrett"). In fiscal 1993, a major creditor of Barrett asserted that the Company was liable for $2,460,000 owed by Barrett. No basis for this assertion has been provided to the Company nor has the Company had any communications with Barrett's creditor in fiscal 1995 or fiscal 1996. The documentation on which the Barrett liability is based was signed in 1986, three years before the Company was formed. The Company does not believe that it has any obligation with respect to the debts of Barrett and the Company and its counsel believe that the statute of limitations has run on any claim that the creditor may have had against the Company.

DEMANDS FOR INDEMNIFICATION

In July 1994, the Company received a formal request for indemnification from one of the individual defendants as it pertains to a the wrongful termination lawsuit filed on September 17, 1993 in Sacramento County Superior Court (Note
8). The Company denied that it had any obligation and the matter was submitted for determination by an arbitrator in accordance with certain indemnification agreements between the Company and the individual. The arbitrator determined that the Company had an obligation to pay for the cost of defense of the individual. Based on this ruling, the Company reimbursed the individual approximately $93,000 for the expenses he had incurred in defending the action and will pay his continuing defense costs. However, the Company has reserved its right to seek reimbursement of these amounts from the individual under appropriate circumstances. On June 19, 1995, the Company received a demand by the individual seeking reimbursement of fees and settlement costs incurred by the individual and his insurer. On August 18, 1995, the Company formally rejected that demand. The Company does not believe that the outcome of this matter will have a material adverse impact on its financial position or results of operations.

The Company also received a demand for indemnification of legal expenses for separate counsel from the other individual defendant in the lawsuit filed on September 17, 1993 in Sacramento County Superior Court, discussed above. The Company had been providing a defense to this individual through its counsel and disputes that it had an obligation to provide for separate counsel. This matter was resolved by the Company's agreement to provide for separate counsel. The Company has reimbursed the former officer approximately $41,000 for expenses he incurred in defending the action. In August 1995, the Company received notification from the individual's law firm that the Company was in arrears of approximately $12,000 in its obligation to reimburse the firm for fees and expenses in defending the individual, and has arranged for terms under which such amount will be paid. The Company does not believe that the outcome of this matter will have a material adverse impact on its financial position or results of operations.

11. DISTRIBUTOR AND CO-DEVELOPMENT AGREEMENT

In November 1993, a dispute arose between the Company and its Canadian distributor (the "Distributor") which was settled in April 1994. This settlement agreement encompassed a cash payment of $50,000 for consulting services and the issuance of 20,000 shares of the Company's Common Stock (estimated fair market value of $325,000) as an incentive for entry into a renewal of the Distributor and Co-Development Agreement. Accordingly, the Company recorded $50,000 in general and administrative expense and $325,000 in marketing and sales expense during fiscal 1994.

   The Company entered into discussions to renegotiate its contractual relationship with the Distributor. These discussions led to the execution of a letter agreement on January 27, 1995 that modified certain provisions of the April 1994 agreement. In addition, certain minor changes were agreed to in a letter dated March 22, 1995. These agreements called for, among other things, issuance of an additional 20,000 shares of the Company's Common Stock to the Distributor, if the Distributor successfully developed a pilot site for the Canadian version of the Company's software the Distributor was developing. Accordingly, the Company recorded $200,000 of settlement expense in fiscal 1995 which was offset by a reduction in reserves of approximately $170,000. On May 15, 1995, the Company received a letter from the Distributor declaring an event of default based on the Company's alleged failure to deliver a specified number of shares of the Company's Common Stock pursuant to the agreement. Within approximately sixty days, the subject stock certificates issuable to the Distributor were delivered by the transfer agent to the Distributor. On January 5, 1996, the Distributor sent a letter to the Company indicating that the Distributor intended to file a lawsuit against the Company and others, stating a number of claims. The Distributor indicated their belief that the value of these claims exceeds $5.0 million. The Company believes that the Distributor has breached the contract and intends to vigorously defend itself if a lawsuit is filed. The Company has offered to settle the dispute, but the Distributor has not responded to the Company's offer.

The expense of defending any lawsuit in connection with this agreement will place additional strains on the Company's resources and cash position and the Company may be required to seek protection under federal bankruptcy law should the Distributor pursue its claims through litigation. Moreover, due to the Company's current and projected cash position, the Company may not be able to satisfy an adverse verdict in this matter that obligates the Company to pay any significant damages to the Distributor. In the event an adverse verdict is the result of this dispute, the Company may be required to seek protection under federal bankruptcy law.

12.  SUBSEQUENT EVENTS

On December 2, 1996, the Company effected a one-for-ten consolidation of the Company's outstanding Common Stock, par value $0.01 per share, and reduced the number of authorized shares of Common Stock from 200,000,000 to 100,000,000. Reference to shares throughout the financial statements and footnotes gives effect to the one-for-ten share consolidation. In addition, effective on December 2, 1996, the Company changed its name from 3Net Systems, Inc., to Alternative Technology Resources, Inc.

   13.  RESTRUCTURING OF FINANCING ARRANGEMENTS (NOTE 4)

   On December 31, 1996, the Company had $1,205,652 in notes payable to stockholders outstanding with a maturity date of December 31, 1996. In addition, the $1,000,000 line of credit with a bank was to mature on January 1, 1997. In December 1996, the stockholder lenders extended the maturity date on the notes payable totaling approximately $1.2 million from December 31, 1996 to the earlier of December 31, 1997, or such time as the Company obtains equity financing. In addition, the maturity date of the $1,000,000 line of credit with a bank was verbally extended by the bank until such time as stockholder James W. Cameron, Jr., can conclude negotiations with the bank to become the borrower under the line of credit. When Mr. Cameron becomes the borrower under the line of credit, the Company will enter into a note payable to Mr. Cameron for the $1,000,000. Terms of that note are expected to provide for the same monthly interest payments as with the bank and have a maturity date of the earlier of December 31, 1997, or such time as the Company obtains equity financing.

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation and Section 7.7 of the Registrant's Bylaws provide for indemnification to the extent and under the circumstances permitted by Section 145 of the Delaware General Corporation Law.

Article Sixth of the Registration's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the
General  Corporation  Law   of  Delaware,  as  the  same  may  be  amended  and
supplemented. Section 102(b)(7) of the General Corporation Law of Delaware provides for the elimination of personal liability of directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) liability under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases); or (iv) any transaction from which the director derived an improper personal benefit.


Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the Selling Stockholders. All of the amounts shown are estimates, except for the SEC Registration Fee.

   SEC registration fee                            $ 8,896.62

Accounting fees and expenses                     * $15,000.00
Legal fees and expenses                          * $20,000.00
Transfer agent and registrar fees                * $ 5,000.00
Fees and expenses for qualification
  under state securities laws                      $ 5,000.00
Miscellaneous                                    * $ 5,000.00
   TOTAL                                           $58,896.62

*estimated

Item 26.  Recent Sales of Unregistered Securities.

   The following information includes the effect of the Company's one-for-ten consolidation of Common Stock approved by the stockholders effective December 2, 1996:

   (a) In December 1993 and March 1994, the Company sold 5,000 shares of Preferred Stock, Series C, to James W. Cameron, Jr., J. Edwards IRA, J. Edwards, R. and L. Gilbert, E. Sloan, David Lamm, the Company's Chief Financial Officer, L. Hollwegg, V. Tuchin, and V. Kobelev for $625,000. Each preferred share was convertible into 5 shares of Common Stock. The Company relied on the exemption provided by Section 4(2) of the Act. The

      Common Stock underlying the Preferred Stock, Series C, was subsequently registered on Form SB-2, File #33-72566 declared effective as of March 17, 1994. In June 1994 the Preferred Stock, Series C, was converted into 250,000 shares of Common Stock.

   (b) In February 1994, the Company issued a warrant to purchase an aggregate of 10,000 shares of Common Stock to the designate of James W. Cameron, Jr., a shareholder and a director, in exchange for a line of credit guarantee in the amount of $2,000,000. The warrant is immediately exercisable at a price of $15.00 per share through February 28, 1999. The Company recorded $53,000 in additional interest expense in fiscal 1994 in connection with the issuance of this warrant. The Company relied on the exemption provided by Section 4(2) of the Act. The Common Stock underlying the warrant was subsequently registered on Form S-3, File #33-86962 declared effective July 14, 1995.

   (c) In April 1994, the Company issued two warrants to purchase an aggregate of 115,286 shares of Common Stock to a William Manak and Dennis Montgomery, a former officer and a former consultant in connection with the settlement of a claim by the former officer and the former consultant. The warrants are exercisable at a price of $15.00 per share and had an estimated fair market value of $645,599 which was charged to operations in fiscal 1994. In addition, the Company issued two warrants to purchase an aggregate of 32,500 shares of Common Stock at an exercise price of $0.01 per share to these individuals in connection with the same settlement agreement. These warrants had an estimated fair market value of $438,750 which was charged to operations in fiscal 1994. All of the warrants are immediately exercisable through April 15, 1999. The Company relied on the exemption provided by Section 4(2) of the Act. In August 1995, the former officer exercised one of these warrants for 20,000 shares of Common Stock for an aggregate price of $200, and in December 1995 he exercised another warrant for 2 shares of Common Stock. The Common Stock underlying these warrants was subsequently registered on Form S-3, File #33-86962 declared effective July 14, 1995.

   (d) In June 1994, existing stockholders (James W. Cameron, Jr., Dr. Max Negri, and Mr. Robert Ramsdell) purchased 204,167 shares of Convertible Preferred Stock, Series D, for $1,225,002. Each share of Preferred Stock, Series D, is convertible, at the option of the stockholder, into such number of fully paid and nonassessable shares of Common Stock as defined in the agreement. Additionally, the Preferred Stock, Series D, is redeemable at any time, at the Company's option, at a price of $6.00 per share plus accrued but unpaid dividends. The liquidation preference is $6.00 per share plus accrued but unpaid dividends. The Company relied on the exemption provided by Section 4(2) of the Act.

   (e) In July 1994, the Company agreed to issue two warrants to a strategic partner, Electronic Data Systems, each exercisable for 132,618 shares at $30.00 per share and $50.00 per share, respectively. The warrant agreements have not been finalized; however, the Company recorded $345,000 in expense during the first quarter of fiscal 1995 for these warrants. The Company relied on the exemption provided by Section 4(2) of the Act.

   (f) On November 18, 1994, the Company entered into a series of agreements for the purchase of Series E Convertible Preferred Stock with James W. Cameron, Jr. and Dr. Max Negri, two existing stockholders. The transaction included a debt to equity conversion of $2,232,856 and an additional aggregate cash investment of $1,215,004 in exchange for the issuance of 287,322 shares of Series E Preferred Stock. On December 1,1995, the holders of all the outstanding shares of the Company's Series E Preferred Stock tendered those shares for conversion into 22,335,933 shares of the Company's Common Stock pursuant to the terms of the Series E Preferred Stock Purchase Agreement. The Company relied on the exemption provided by Section 4(2) of the Act.

   (g) In November 1994, the Company received $301,250 in a private sale of a combination of Common Stock and warrants to purchase Common Stock. This transaction consisted of the purchase of 33,500 shares of the Company's Common Stock at $7.50 per share by Porter Partners, LP, and the purchase of 5,000 units to R. G. Wiggins at $1.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $15.00 per share. The Company relied on the exemption provided by Section 4(2) of the Act.

   (h) In February 1995, the Company entered into an agreement to purchase rights to use and resell, into any market, proprietary software (RUMS) acquired in fiscal 1994 from John Forge for the health care market. The agreement required the Company to issue 10,000 shares of its Common Stock and a warrant to purchase 40,000 shares of its Common Stock at $0.01 per share with a fair market value of $500,000 as consideration for these rights. The Company relied on the exemption provided by Section 4(2) of the Act.

   (i) In February 1995, the Company received $1,475,000 in a private sale of 147,500 units at $1.00 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $15.00 per share or $7.50 below the last trading price on the date of the notice of exercise, whichever is lower. The warrants expire on February 13, 2000. During fiscal 1996, several investors exercised warrants for 132,500 shares of unregistered Common Stock. During fiscal 1997, the remaining investors exercised warrants for 15,000 shares of unregistered Common Stock. Since the market price of the Company's Common Stock was less than $7.50 per share at the time of exercise of the warrants, the Company received no proceeds at exercise. The investors include The Cameron Foundation, Porpoise Investors I, LP,
      R. H. Gurevitch, J. F. and B. H. Hawley, the Ramsdell Family Trust, G. T. Runnels, R. G. Wiggins, and K. and C. Williams. The Company relied on the exemption provided by Section 4(2) of the Act.

   (j) On May 27, 1995, the Company reached a settlement in connection with a lawsuit filed in September 1993 by a former employee under which the Company caused its insurer to deliver a cash payment to the former employee. The Company issued 25,000 shares of unregistered Common Stock to the former employee subsequent to the settlement being approved by the Superior Court in July 1995. The Company relied on the exemption provided by Section 4(2) of the Act.

   (k) In June 1995 the Company sold a warrant to purchase 4,200 shares of Common Stock at an exercise price of $25.00 per share in February 1995 to a brokerage firm, Fahnestock & Co., Inc. The warrant is immediately exercisable through December 31, 1997. The Company received $2,100. The Company relied on the exemption provided by Section 4(2) of the Act.

   (l) In June 1995 the Company sold a warrant to purchase 107 shares of Common Stock at an exercise price of $25.00 per share in June 1995 to a brokerage firm, Troster & Singer. The warrant is immediately exercisable through December 31, 1997. The Company received $54. The Company relied on the exemption provided by Section 4(2) of the Act.

   (m) In June 1995, the Company negotiated an equity for debt swap agreement with a service provider, Pillsbury, Madison & Sutro, whereby the service provider agreed to accept a warrant to purchase, at $1.00 per share, the number of shares of the Common Stock of the Company equal to 1.85% of the number of issued and outstanding shares of Common Stock plus the number of shares of Common Stock issuable pursuant to outstanding options, warrants, conversion provisions and other rights to purchase Common Stock as of the date of exercise. This warrant expires on December 31, 2004. The amount of debt converted into equity as a result of this transaction was $521,510. The Company relied on the exemption provided by Section 4(2) of the Act.

   (n) In June 1996, the Company issued 39,274 shares of its Common Stock to Osborn Laboratories, Inc., in connection with a fiscal 1995 settlement of $225,000 owed to the customer. The Company relied on the exemption provided by Section 4(2) of the Act.

   (o) In September 1996, the Company granted a non-statutory option to purchase 20,000 shares of the Company's Common Stock at $2.00 per share (market at the date of grant) to its Chairman, Edward L. Lammerding. The Company relied on the exemption provided by Section 4(2) of the Act.

      (p) On December 31, 1996, the Company granted 225,000 shares of common stock to W. Robert Keen for services as Chief Executive Officer. The Company relied on the exemption provided by Section 4(2) of the Act.

Item 27.  Exhibits.

      Exhibit
      NUMBER      DESCRIPTION OF DOCUMENT

      3.1         Second   Amended   and  Restated  Bylaws  of  the  Registrant
                  (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to Registration Statement on Form S-18, Reg. No. 33-48666).

      3.2 Amendment to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1994).

      3.3 Amendment to Amended and Restated Certificate of Incorporation of Registrant, dated November 27, 1995 (incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996).

      3.4 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996).

      4.1 Amended and Restated Certificate of Incorporation of Registrant, including Certificates of Designation with respect to Series A, Series B, Series C, Series D, and Series E Preferred Stock, including any amendments thereto (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3, Reg. No. 33-86962).

      5.1         Opinion of Bartel Eng Linn & Schroder re Legality

      10.1        Form   of  Director  and  Executive  Officer  Indemnification
                  Agreement (incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-18, Reg. No. 33-48666).

      10.2 Sublease, dated July 29, 1992, between the Registrant and Progressive Casualty Insurance Company (redacted portions of
                  Exhibit 10.30 are unavailable to the Company) (incorporated by reference to Exhibit 10.30 to Registration Statement on Form SB-2, Reg. No. 33-56074).

     10.3 Amended and Restated Purchase Agreement, dated July 16, 1993, between the Registrant and James W. Cameron, Jr. (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 19, 1993).

     10.4         Form   of  Registration  Rights  Agreement  (incorporated  by
                  reference  to  Exhibit  10.2  to Form 8-K filed on August 19,
                  1993).

     10.5 First Amendment to Amended and Restated Purchase Agreement, dated September 15, 1993, between the Registrant and James W. Cameron, Jr. (incorporated by reference to Exhibit 10.3 to Form 8-K filed on October 8, 1993).

     10.6 Form of Reimbursement Agreement, dated February 28, 1994, between the Registrant and James W. Cameron, Jr. (incorporated by reference to Exhibit 10.29 to Form 10-KSB for the fiscal year ended June 30, 1994).

     10.7 Form of First Amendment entered into as of February 28, 1994, to Registration Rights Agreement dated as of September 15, 1993 (incorporated by reference to Exhibit 10.30 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.8 Form of Stock Purchase Warrant issued in connection with the Confidential Private Placement Memorandum of the Registrant, dated February 13, 1992 (Class A Warrant) (incorporated by reference to Exhibit 10.31 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.9 Form of Stock Purchase Warrant issued April 22, 1993 (Class B Warrant) (incorporated by reference to Exhibit 10.32 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.10+ Stock Purchase Warrant issued to William T. Manak on April 6, 1994, for the purchase of 200,000 shares of the Registrant's Common Stock (incorporated by reference to Exhibit 10.33 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.11+ Stock Purchase Warrant issued to William T. Manak on April 6, 1994, for the purchase of 572,856 shares of the Registrant's Common Stock (incorporated by reference to Exhibit 10.34 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.12 Stock Purchase Warrant issued to Dennis L. Montgomery on April 6, 1994, for the purchase of 125,000 shares of the Registrant's Common Stock (incorporated by reference to
                  Exhibit 10.35 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.13 Stock Purchase Warrant issued to Dennis L. Montgomery on April 6, 1994, for the purchase of 580,000 shares of the Registrant's Common Stock (incorporated by reference to
                  Exhibit 10.36 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.14 Form of Amended Stock Purchase Warrant issued to certain Class A, Class B, Class C and Class D Warrant Holders (incorporated by reference to Exhibit 10.37 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.15 Form of Stock Purchase Warrant, dated June 30, 1994, issued to stockholders of record on September 7, 1993 (incorporated by reference to Exhibit 10.38 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.16 Form of Stock Purchase Warrant to Max Negri as designee for James W. Cameron, Jr. (incorporated by reference to Exhibit
                  10.40 to Form 10-KSB  for  the  fiscal  year  ended  June 30,
                  1994).

      10.17+ Settlement Agreement, dated April 6, 1994, between the Registrant and William T. Manak and Dennis L. Montgomery (incorporated by reference to Exhibit 28 to Form 8-K filed on April 6, 1994).

      10.18 Amended and Restated Employee Savings Plan, dated July 1, 1993 (incorporated by reference to Exhibit 10.45 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.19+      Special  Stock  Option  Plan  (incorporated  by  reference to
                  Exhibit 10.46 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.20+      1993  Stock   Option/Stock  Issuance  Plan  (incorporated  by
                  reference to Exhibit 10.47 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.21+ Form of Non-Employee Director Automatic Stock Option Agreement under the 1993 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.48 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.22 Form of Stock Purchase Agreement under the 1993 Stock Option/Stock Issuance Plan (incorporated by reference to
                  Exhibit 10.49 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.23+ Stock Option Agreement, dated August 11, 1993, between the Registrant and Russell J. Harrison (incorporated by reference to Exhibit 10.51 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.24 Business Loan Agreement, dated as of February 28, 1994, between the Registrant and Bank of America National Trust and Savings Association (incorporated by reference to Exhibit
                  10.45 to Amendment No. 4 to Registration Statement on Form SB-2, Reg. No. 33-72566).

      10.25 Amendment No. 1, dated July 26, 1994, to Business Loan Agreement, dated as of February 28, 1994, between the Registrant and Bank of America National Trust and Savings Association. (incorporated by reference to Exhibit 10.55 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.26 Distributor and Co-Development Agreement, dated April 1, 1994, between the Registrant and Centre de Traitement I.T.I. Omnitech, Inc. (incorporated by reference to Exhibit 10.56 to Form 10-KSB for the fiscal year ended June 30, 1994).

      10.27+ Debt/Equity Agreement, entered into as of October 19, 1994, between the Company and Mr. James W. Cameron, Jr. (incorporated by reference to Exhibit 10.57 to Form 8-K filed on October 20, 1994).

      10.28+ Debt/Equity Agreement, entered into as of November 18, 1994, between the Company and Mr. James W. Cameron, Jr. (incorporated by reference to Exhibit 10.58 to Form 8-K filed on December 20, 1994).

     10.29 Equity Agreement, entered into as of November 16, 1994, between the Company and Dr. Max Negri (incorporated by reference to Exhibit 10.59 to Form 8-K filed on December 20,
                  1994).

      10.30 Subscription Agreement, entered into as of November 11, 1994, between the Company and R. L. Wiggins, Trustee (incorporated by reference to Exhibit 10.60 to Form 8-K filed on December 20, 1994).

      10.31 Subscription Agreement, entered into as of November 11, 1994, between the Company and Porter Partners, L. P. (incorporated by reference to Exhibit 10.61 to Form 8-K filed on December 20, 1994).

      10.32 Consent by Holders of Alternative Technology Resources, Inc. (formerly known as 3Net Systems, Inc.) Preferred Stock, Series D (incorporated by reference to Exhibit 10.62 to Form 8-K filed on December 20, 1994).

      10.33 Software License Agreement dated February 13, 1995, between the Registrant and John E. Forge (incorporated by reference to Exhibit 10.64 to Form 8-K filed on February 21, 1995).

      10.34 Subscription Agreement, entered into as of February 13, 1995, between the Company and certain investors (incorporated by reference to Exhibit 10.63 to Form 8-K filed on February 21,
                  1995).

      10.35 Amendments to the Distributor and Co-Development agreement dated January 27, 1995, and March 22, 1995, between the Registrant and Centre de Traitement I.T.I. Omnitech, Inc. (incorporated by reference to Exhibit 10.66 to Form 10QSB for the quarter ended March 31, 1995).

      10.36 Amendment No. 2 to Business Loan Agreement dated January 31, 1995, between the Registrant and Bank of America National Trust and Savings Association (incorporated by reference to Exhibit 10.67 to Form 10QSB for the quarter ended March 31,
                  1995).

      10.37 Amendment No. 3 to Business Loan Agreement dated March 30, 1995, between the Registrant and Bank of America National Trust and Savings Association. (incorporated by reference to Exhibit 10.68 to Form 10QSB for the quarter ended March 31,
                  1995).

      10.38 Personal Service Agreement dated May 1, 1995, between the Registrant and Electronic Data Systems Corporation (incorporated by reference to Exhibit 10.69 to Form 10-KSB for the fiscal year ended June 30, 1995).

      10.39 Settlement Agreement dated July 26, 1995, between the Registrant and Penne M. Page (incorporated by reference to
                  Exhibit 10.70 to Form 10QSB for the quarter ended September 30, 1995).

      10.40 Amendment No. 4 to Business Loan Agreement dated October 18, 1995, between the Registrant and Bank of America National Trust and Savings Association (incorporated by reference to Exhibit 10.71 to Form 10QSB for the quarter ended December 31, 1995).

      10.41 Amendment No. 5 to Business Loan Agreement dated December 13, 1995, between the Registrant and Bank of America National Trust and Savings Association (incorporated by reference to Exhibit 10.72 to Form 10QSB for the quarter ended December 31, 1995).

      10.42       Contractor  Agreement,   dated  June  3,  1996,  between  the
                  Registrant and The Systems Group, Inc. (incorporated by reference to Exhibit 10.42 to Form 10-KSB for the year ended June 30, 1996).

      10.43 Amendment No. 6 to Business Loan Agreement dated June 12, 1996, between the Registrant and Bank of America National Trust and Savings Association (incorporated by reference to Exhibit 10.43 to Form 10-KSB for the year ended June 30,
                  1996).

      10.44 Note Payable between the Registrant and the Cameron Foundation dated June 30, 1996 (incorporated by reference to
                  Exhibit  10.44  to  Form  10-KSB  for the year ended June 30,
                  1996).

      10.45 Note Payable between the Registrant and the Negri Foundation dated June 30, 1996 (incorporated by reference to Exhibit
                  10.45 to Form 10-KSB for the year ended June 30, 1996).

      10.46 Lease, dated November 6, 1995, between the Registrant and James W. Cameron, Jr. (incorporated by reference to Exhibit
                  10.46 to Form 10-KSB for the year ended June 30, 1996).

      10.47 Agreement with Technical Directions, Inc. (incorporated by reference to Exhibit 10.47 to Form 10-KSB for the year ended June 30, 1996).

      10.48 Note Payable between the Registrant and the Cameron Foundation dated July 31, 1996 (incorporated by reference to
                  Exhibit 10.48 to Form 10-QSB for the quarter ended September 30, 1996).

      10.49 Note Payable between the Registrant and the Cameron Foundation dated August 9, 1996 (incorporated by reference to
                  Exhibit 10.49 to Form 10-QSB for the quarter ended September 30, 1996).

      10.50 Note Payable between the Registrant and James W. Cameron, Jr., as an individual, dated August 16, 1996 (incorporated by reference to Exhibit 10.50 to Form 10-QSB for the quarter ended September 30, 1996).

      10.51 Note Payable between the Registrant and James W. Cameron, Jr., as an individual, dated August 30, 1996 (incorporated by reference to Exhibit 10.51 to Form 10-QSB for the quarter ended September 30, 1996).

      10.52 First Addendum to Lease between James W. Cameron, Jr., and the Registrant, dated October 1, 1996 (incorporated by reference to Exhibit 10.52 to Form SB-2 filed December 18,
                  1996).

      10.53 Agreement between Liberty Mutual Insurance Company and the Registrant, dated October 9, 1996 (incorporated by reference to Exhibit 10.53 to Form SB-2 filed December 18, 1996).

      10.54 Note Payable between the Registrant and James W. Cameron, Jr., as an individual, dated November 1, 1996 (incorporated by reference to Exhibit 10.54 to Form SB-2 filed December 18,
                  1996).

      10.55 Note Payable between the Registrant and James W. Cameron, Jr., as an individual, dated November 15, 1996 (incorporated by reference to Exhibit 10.55 to Form SB-2 filed December 18,
                  1996).

      10.56 Note Payable between the Registrant and The Negri Foundation dated November 25, 1996 (incorporated by reference to Exhibit
                  10.56 to Form SB-2 filed December 18, 1996).

      10.57 Note Payable between the Registrant and James W. Cameron, Jr., as an individual, dated December 2, 1996 (incorporated by reference to Exhibit 10.57 to Form SB-2 filed December 18,
                  1996).

      23.1        Consent of Ernst & Young LLP is contained on page II-10

      23.2        Consent of Bartel Eng Linn & Schroder is contained in Exhibit
                  5.1

      + Indicates a management contract or compensatory plan or arrangement as required by Item 13(a).


Item 28.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The Company hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The Company undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i)   Include  any  prospectus   required  by  section  10(a)(3)  of  the
Securities Act;

      (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                                                Exhibit 23.1

                     CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated September 13, 1996, except for Note 12 as to which the date is December 2, 1996, and except for Note 13 as to which the date is December 31, 1996, in Pre-Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-18145) and related Prospectus of Alternative Technology Resources, Inc. (formerly known as 3Net Systems, Inc.) for the registration of 24,901,669 shares of its common stock.


                                        ERNST & YOUNG LLP

Sacramento, California
   January 27, 1997

                               SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 1 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, California on January 28, 1997.

                                          ALTERNATIVE TECHNOLOGY RESOURCES,
                                          INC.
                                          (FORMERLY KNOWN AS 3NET SYSTEMS,
                                          INC.)
                                          A DELAWARE CORPORATION



                                         /S/ BY EDWARD L. LAMMERDING PURSUANT
                                         TO A POWER OF ATTORNEY
                                         W. Robert Keen, Chief
                                         Executive Officer



      In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                                               DATE



  /S/ BY EDWARD L. LAMMERDING PURSUANT TO A POWER OF ATTORNEY  JANUARY 28, 1997
W. Robert Keen, Chief Executive Officer and
Director (Principal Executive Officer)


EDWARD L. LAMMERDING
                                                         JANUARY 28, 1997
Edward L. Lammerding,
Chairman of the Board
(Principal Financial and Accounting Officer)



THOMAS W. O'NEIL, JR.
                                                         JANUARY 28, 1997
Thomas W. O'Neil, Jr., Director




  /S/ BY EDWARD L. LAMMERDING PURSUANT TO A POWER OF ATTORNEY JANUARY 28, 1997 Dr. Gerald W. Faust, Director